UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THE DUCKHORN PORTFOLIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Duckhorn Portfolio, Inc.

1201 Dowdell Lane

St. Helena, CA 94574

Dear Stockholders:

You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of The Duckhorn Portfolio, Inc. (“Duckhorn” or the “Company”) to be held virtually on December 23, 2024, at 10:00 a.m. Pacific Time. Duckhorn stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.proxydocs.com/NAPA. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated October 6, 2024 (the “Merger Agreement”), by and among Duckhorn, Marlee Buyer, Inc. (“Parent”), and Marlee Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Duckhorn’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Duckhorn, and the separate corporate existence of Merger Sub will thereupon cease, with Duckhorn continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). Parent and Merger Sub are affiliates of investment funds managed by Butterfly Equity LP (collectively referred to herein as “Butterfly”).

If the Merger is completed, you will be entitled to receive an amount in cash equal to $11.10, without interest and subject to any applicable withholding taxes, for each share of Duckhorn’s common stock, par value $0.01 per share (the “Company Common Stock”) that you own as of immediately prior to the effective time of the Merger (unless you have properly and validly exercised and not withdrawn your appraisal rights).

Duckhorn’s Board of Directors (the “Company Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein and (iv) recommended, subject to the terms of the Merger Agreement, the adoption of the Merger Agreement by the stockholders of the Company. The Company Board recommends, on behalf of Duckhorn, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting, your vote will revoke any proxy that you have previously submitted.

If you hold your shares of Company Common Stock in “street name,” you should instruct your commercial bank, dealer, broker, trust company or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your commercial bank, dealer, broker, trust company or other nominee. Your commercial bank, dealer, broker, trust company or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares of Company Common Stock that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the stockholders holding a majority of the outstanding shares of Company Common Stock as of the close of business on November 18, 2024, which is the record date for the Special Meeting.

If you have any questions or need assistance voting your shares of Company Common Stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

On behalf of the Company Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Deirdre Mahlan
Chairperson of the Company Board, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated December 2, 2024 and, together with the enclosed form of proxy card, is first being mailed on or about December 2, 2024.

The Duckhorn Portfolio, Inc.

1201 Dowdell Lane

St. Helena, CA 94574

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 23, 2024

Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of The Duckhorn Portfolio, Inc., a Delaware corporation (“Duckhorn”) to be held virtually on December 23, 2024, at 10:00 a.m. Pacific Time at www.proxydocs.com/NAPA, Duckhorn stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.proxydocs.com/NAPA. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated October 6, 2024 (the “Merger Agreement”), by and among Duckhorn, Marlee Buyer, Inc. (“Parent”), and Marlee Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Duckhorn, with Duckhorn continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”);

2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Duckhorn’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the accompanying proxy statement. The accompanying proxy statement, as well as the Merger Agreement attached thereto and all other exhibits and appendices attached thereto, are hereby incorporated by reference in this Notice.

Only stockholders of record as of the close of business on November 18, 2024, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

Duckhorn’s Board of Directors (the “Company Board”) recommends, on behalf of Duckhorn, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

All Duckhorn stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares of Duckhorn common stock in “street name,” you should instruct your commercial bank, dealer, broker, trust company or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your commercial bank, dealer, broker, trust company or other nominee. Your commercial bank, dealer, broker, trust company or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Deirdre Mahlan
Chairperson of the Company Board, President and Chief Executive Officer
Dated: December 2, 2024

The Duckhorn Portfolio, Inc.

1201 Dowdell Lane,

St. Helena, CA 94574

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 23, 2024

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY

MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 23, 2024

This proxy statement is available through the “Financials” section of our website at https://ir.duckhorn.com/financials/sec-filings. We intend to mail these proxy materials on or about December 2, 2024 to all holders of record of shares of common stock, par value $0.01 per share (the “Company Common Stock”), of The Duckhorn Portfolio, Inc., a Delaware corporation (“Duckhorn” or the “Company”), entitled to vote at the Special Meeting.

A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting at our principal executive offices, located at 1201 Dowdell Lane, St. Helena, CA 94574. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. If you would like to examine the list, please contact our Corporate Secretary to schedule an appointment by calling (707) 302-2658 or writing to the Corporate Secretary at the address above. The list of holders of shares of Company Common Stock entitled to notice of the Special Meeting will also be available for inspection by Duckhorn stockholders during the Special Meeting via the virtual meeting website at www.proxydocs.com/NAPA.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares of Company Common Stock in “street name,” you should instruct your commercial bank, dealer, broker, trust company or other nominee how to vote your shares of Company Common Stock in accordance with the voting instruction form that you will receive from your commercial bank, dealer, broker, trust company or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Company Common Stock through a commercial bank, dealer, broker, trust company or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote virtually at the Special Meeting, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal (each term as defined in this proxy statement).

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Marlee Merger Sub, Inc., a wholly owned subsidiary of Marlee Buyer, Inc., with and into The Duckhorn Portfolio, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined in this proxy statement), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Company,” “Duckhorn,” “we,” “our,” “us” and similar words refer to The Duckhorn Portfolio, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Butterfly Equity LP and its investment fund affiliates as “Butterfly,” Marlee Buyer, Inc. as “Parent” and Marlee Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated October 6, 2024, by and among Duckhorn, Parent and Merger Sub as the “Merger Agreement,” our common stock, par value $0.01 per share, as the “Company Common Stock” and the holders of shares of Company Common Stock as “Duckhorn Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

A special meeting of Duckhorn Stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on December 23, 2024, at 10:00 a.m. Pacific Time at www.proxydocs.com/NAPA (the “Special Meeting”).

At the Special Meeting, Duckhorn Stockholders of record as of the close of business on November 18, 2024 (the “Record Date”) will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement;

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Duckhorn’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. Each holder of Company Common Stock will be entitled to one (1) vote for each such share of Company Common Stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting.

A quorum of Duckhorn Stockholders is necessary to hold a valid Special Meeting. The holders of a majority of the outstanding shares of Company Common Stock entitled to vote generally in the election of directors, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. Each share of Company Common Stock is entitled to one (1) vote on each matter to be voted upon. On the Record Date, there were 147,200,572 shares of Company Common Stock outstanding and entitled to vote.

Your shares of Company Common Stock will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, dealer, commercial bank, trust company or other nominee) or if you vote by telephone, online or at the meeting. If there is no quorum, the meeting’s chairperson or holders of a majority in voting interest of the Duckhorn Stockholders represented at the Special Meeting (present virtually or represented by proxy) may adjourn the Special Meeting to another place, if any, date and time.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of Duckhorn Stockholders holding a majority of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to adopt the Merger Agreement (the “Company Requisite Vote”). Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes the Duckhorn Stockholders are entitled to cast rather than on the number of votes actually cast, if you (1) are a record holder and fail to authorize a proxy or (2) are a beneficial holder and fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the proposal to adopt the Merger Agreement. As of November 18, 2024, the Record Date for the Special Meeting, 73,600,287 shares of Company Common Stock constitute a majority of the issued and outstanding shares of Company Common Stock.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal to adjourn the Special Meeting, (a) when a quorum is present, requires the affirmative vote of the Duckhorn Stockholders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, the meeting’s chairperson or holders of a majority in voting interest of the Duckhorn Stockholders represented at the Special Meeting (present virtually or represented by proxy) may adjourn the Special Meeting to another place, if any, date and time.

If a Duckhorn Stockholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the Duckhorn Stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. Assuming a quorum is present, abstentions will have no effect on the outcomes of the Compensation Proposal or the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority of such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated. If a quorum is not present, abstentions will have no effect on the Compensation Proposal or the Adjournment Proposal.

If no instructions as to how to vote is given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to adopt the Merger Agreement; (ii) the non-binding, advisory Compensation Proposal; and (iii) Adjournment Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company Common Stock. Duckhorn does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and will have no effect on the Compensation Proposal or the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority of such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated.

Stock Ownership and Interests of Certain Persons

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,150,286 shares of Company Common Stock, representing approximately 0.78% of the shares of Company Common Stock outstanding on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Each of the Specified Stockholders (as defined herein) has entered into a Voting Agreement that obligates such holder to vote its shares of Company Common Stock subject to the Voting Agreement for the adoption of the Merger Agreement and approval of the Merger on the terms and conditions set forth in the Voting Agreement. The Specified Stockholders have agreed to vote, in the aggregate, at least 55.7% of the outstanding shares of the Company Common Stock as of the Record Date in favor of the adoption of the Merger Agreement. For more information, please see the sections of this proxy statement captioned “The Merger–Voting and Support Agreements” and “Security Ownership of Certain Beneficial Owners and Management.”

The Merger

Parties Involved in the Merger

The Duckhorn Portfolio, Inc.

Duckhorn is a premier luxury wine company, with eleven (11) wineries, ten (10) winemaking facilities, eight (8) tasting rooms and over two thousand and two hundred (2,200) acres of vineyards spanning thirty eight (38) Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, Duckhorn’s portfolio features respected wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from Duckhorn’s own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, Duckhorn offers a portfolio of wines with price points ranging from $20 to $230 across more than fifteen (15) varietals. Duckhorn’s wines are available throughout the United States, on five (5) continents, and in more than fifty (50) countries around the world. Duckhorn’s common stock, par value $0.01 per share, is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NAPA”. On November 19, 2024, the most recent practicable trading date before the filing of this proxy statement, the closing price for shares of Company Common Stock on the NYSE was $11.06 per share. Duckhorn’s principal executive offices are located at 1201 Dowdell Lane Saint Helena, CA 94574 and its telephone number is (707) 302-2658.

Marlee Buyer, Inc.

Parent is a Delaware corporation and was formed on September 24, 2024 by Butterfly, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Duckhorn will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 9595 Wilshire Blvd, Suite 510, Beverly Hills, CA 90212, and its telephone number is (310) 409-4994.

Marlee Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on September 24, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Duckhorn continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). The principal executive offices of Merger Sub are located at 9595 Wilshire Blvd, Suite 510, Beverly Hills, CA 90212, and its telephone number is (310) 409-4994.

Effect of the Merger

On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into Duckhorn, with Duckhorn continuing as the Surviving Corporation. As a result of the Merger, the Company Common Stock will no longer be publicly traded, and will be delisted from the NYSE. In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Duckhorn will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Merger will become effective (the “Effective Time”) upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger and agreed to by the parties to the Merger Agreement).

Effect on Duckhorn if the Merger is Not Completed

If the Merger Agreement is not adopted by the Duckhorn Stockholders, or if the Merger is not completed for any other reason:

(i)	the Duckhorn Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

(ii)

(A) Duckhorn will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Duckhorn will continue to file periodic reports with the SEC;

(iii)

Duckhorn anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Duckhorn Stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Duckhorn’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which Duckhorn operates and economic conditions;

(iv)

the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which it trades as of the date of this proxy statement;

(v)

Duckhorn’s Board of Directors (the “Company Board”) will continue to evaluate and review Duckhorn’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board would be offered or that Duckhorn’s business, prospects and results of operations would be adversely impacted); and

(vi)

under certain specified circumstances, Duckhorn may be required to pay Parent a termination fee in the amount of $53,500,000 (the “Company Termination Fee”) (provided that the termination fee will be $29,000,000 for termination pursuant to a Superior Proposal if such termination occurs during the Go-Shop Period (as defined herein) or during the period which the Company is required to permit Parent to match a Superior Proposal, if such period with respect to an applicable proposal commences during the Go-Shop Period), or Parent may be required to pay Duckhorn a reverse termination fee in the amount of $95,000,000 (the “Parent Termination Fee”) in certain circumstances. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination” and “Proposal 1: Adoption of the Merger Agreement—Termination Fees.”

Merger Consideration

Company Common Stock

As a result of the Merger, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) held or owned by Duckhorn Stockholders who have not voted in favor of the Merger and who have demanded, properly in writing, appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL (such shares, the “Dissenting Shares”)) will be converted into the right to receive an amount in cash equal to $11.10, without interest (the “Merger Consideration”), and as of the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be canceled. For more information, please see the section of this proxy statement captioned “The Merger—Merger Consideration.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a Duckhorn Stockholder (except that Duckhorn Stockholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Equity Awards

Pursuant to the Merger Agreement:

Subject to the consummation of the Merger, in each of the following cases, other than awards under the Company’s 2021 Employee Stock Purchase Plan (“Company ESPP”):

•

Acceleration. Each option to purchase shares of Company Common Stock (“Company Stock Option”) and each service-based restricted stock unit granted under the Company Equity Plan (“Company RSU”) (other than the Company Stock Options and Company RSUs granted in September 2024 and October 2024), or portion thereof, that is unvested and outstanding at the Effective Time will accelerate vesting by six (6) months, such that (A) the portion of any Company Stock Option and/or Company RSU ordinarily scheduled to vest within six (6) months following the Effective Time will vest at the Effective Time and (B) the vesting schedule applicable to the portion of any Company Stock Option and Company RSU ordinarily scheduled to vest more than six (6) months following the Effective Time will be accelerated by six (6) months.

•

Vested Company Options. The portion of each Company Stock Option that is vested, outstanding and unexercised immediately prior to the Effective Time, including Company Stock Options accelerated at the Effective Time pursuant to their terms or pursuant to the terms of the Merger Agreement, will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock underlying the vested portion of the Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying the vested portion of such Company Stock Option.

•

Unvested Company Options. The portion of each Company Stock Option that is unvested, outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company Stock Option to receive (without interest), in consideration of the cancellation of such portion of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock underlying the vested portion of the Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying such Company Stock Option (a “Converted Option Cash Award”). The Converted Option Cash Award shall remain subject to the same vesting schedule applicable to the related Company Stock Option (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award. The vesting of the Converted Option Cash Award will accelerate in full in the event the holder’s employment is terminated by the Company without cause.

•

Vested Company RSUs and Company PSUs. The portion of each of the Company RSUs and each of the performance-based restricted stock units granted under of the Company Equity Plan (“Company PSUs”, and together with the Company Stock Options and Company RSUs, the “Company Equity Awards”), other than a Company Stock Option, that is vested and outstanding immediately prior to the Effective Time but not yet settled immediately prior to the Effective Time, including Company Equity Awards accelerated at the Effective Time pursuant to their terms or pursuant to the terms of the Merger Agreement, will, at the Effective Time, be cancelled and, in exchange therefor, the holder of such cancelled Company Equity Award will be entitled to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) the vested portion of such Company Equity Award immediately prior to the Effective Time, multiplied by (y) the Merger Consideration.

•

Unvested Company RSUs. The portion of each Company RSU that is unvested and outstanding immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company RSU to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration (a “Converted Stock Unit Cash Award”). The Converted Stock Unit Cash Award shall remain subject to the same vesting schedule applicable to the related Company RSU (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Stock Unit Cash Award, and the vesting of the Converted Stock Unit Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

Recommendation of the Company Board

After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of Duckhorn and Duckhorn Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance by Duckhorn of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein and (iv) resolved, subject to the terms of the Merger Agreement, to recommend the adoption of the Merger Agreement by the Duckhorn Stockholders.

Accordingly, the Company Board recommends, on behalf of Duckhorn, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Opinion of J.P. Morgan Securities LLC

At the meeting of the Company Board on October 6, 2024, J.P. Morgan rendered its oral opinion to the Company Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the Duckhorn Stockholders (other than Mallard Holdco, LLC and Brown-Forman Corporation (the “Specified Stockholders”)) in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its October 6, 2024 oral opinion by delivering its written opinion, dated October 6, 2024, to the Company Board that, as of such date, the Merger Consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated October 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Duckhorn Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, and was limited to the fairness, from a financial point of view, of the consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Duckhorn Stockholder as to how such stockholder should vote with respect to the proposed Merger or any other matter.

For a description of the opinion that the Company Board received from J.P. Morgan, see the section entitled “The Merger—Opinion of J.P. Morgan Securities LLC.”

Interests of Duckhorn’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company Board that the Duckhorn Stockholders should adopt the Merger Agreement, the Duckhorn Stockholders should be aware that the executive officers and directors of Duckhorn have certain interests in the Merger that may be different from, or in addition to, the interests of the Duckhorn Stockholders generally, including those interests listed below. The Company Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the Merger Agreement and the transactions contemplated thereby, including the Merger, in adopting the Merger Agreement, and in recommending that the Merger Agreement be approved by the Duckhorn Stockholders, particularly, to the extent applicable to the executive officers or directors of Duckhorn. As described in more detail below, these interests may include, for one or more of the directors and executive officers of Duckhorn:

•

Company Stock Options, Company PSUs and Company RSUs held by Duckhorn’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger—Treatment of Company Equity Awards;”

•

Eligibility of Duckhorn’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Duckhorn’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control;”

•	The potential receipt of payments in respect of Converted Option Cash Awards and/or Converted Stock Unit Cash Awards or other post-Closing cash and/or equity incentive grants;

•

The accelerated vesting and payment of balances under the nonqualified deferred compensation plan maintained by Duckhorn Wine Company, an indirect subsidiary of the Company (the “Company Nonqualified Deferred Compensation Plan”); and

•	Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of Company Common Stock held by Duckhorn directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other Duckhorn Stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Duckhorn’s Directors and Executive Officers in the Merger.”

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, and following approval by the Company Board, Parent entered into voting and support agreements (collectively, the “Voting Agreements”) with the Specified Stockholders. Under the Voting Agreements, the applicable Specified Stockholders committed to vote certain of their respective shares of Company Common Stock, among other things, in favor of the adoption of the Merger Agreement and against any competing transaction or any other action, agreement or proposal which to such Specified Stockholders knowledge would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. The Voting Agreements also include certain restrictions on transferring the shares of Company Common Stock held by such Specified Stockholders. The Voting Agreements terminate in certain circumstances, including in connection with a termination of the Merger Agreement by the Company in order to accept a Superior Proposal.

The Specified Stockholders have agreed to vote, in the aggregate, at least 55.7% of the outstanding shares of the Company Common Stock as of the Record Date in favor of the adoption of the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Voting and Support Agreements.”

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,950,000,000, which will be funded via the Equity Financing and the Debt Financing described below.

In connection with the financing of the Merger, Butterfly II, LP, Butterfly II-A, LP, Butterfly II-B, LP and Butterfly Partners A, L.P. (collectively, the “Equity Investors”) have entered into an equity commitment letter in favor of Parent, dated as of October 6, 2024 (the “Equity Commitment Letter”), to provide an aggregate amount in immediately available funds of $1,015,724,000 to Parent, for the purpose of allowing Parent to fund (i) the aggregate Merger Consideration on the terms and subject to the conditions of the Merger Agreement and (ii) any fees and expenses that Parent is required to pay pursuant to the terms of the Merger Agreement, including repayment of any indebtedness as set forth in the Merger Agreement. The Company is an express third-party beneficiary of certain rights granted to Parent under the Equity Commitment Letter and is entitled to (i) specifically enforce the obligations of the Equity Investors to fund their respective commitments under the Equity Commitment Letter in accordance with the Equity Commitment Letter, (ii) cause each Equity Investor to call its capital commitments or otherwise specifically enforce the commitments provided by its third-party investor(s) and (iii) rely on the representations and warranties made by the Equity Investors under the Equity Commitment Letter and certain oral representations made by the Equity Investor in connection with the Equity Commitment Letter (solely, in each case, to the extent that Parent can enforce the equity commitment pursuant to the terms of the Equity Commitment Letter). For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger—Equity Commitment Letter.”

Pursuant to a limited guarantee, dated October 6, 2024, delivered by Butterfly II, LP, Butterfly II-A, LP and Butterfly II-B, LP (collectively, the “Guarantors”) in favor of the Company (the “Limited Guarantee”), each Guarantor has agreed to guarantee the due and punctual payment of and discharge of its pro rata percentage of Parent’s payment obligation to pay both (i) the Parent Termination Fee to the Company when and only if the Parent Termination Fee becomes payable pursuant to Section 7.5(c) of the Merger Agreement solely to the extent a court of competent jurisdiction shall have entered a final, non-appealable judgment that such obligation is due and payable by Parent and (ii) any amount that becomes payable by Parent to the Company pursuant to Section 7.5(d) or Section 5.15(a)(iii) of the Merger Agreement, in each case, on the terms and subject to the conditions set forth in the Merger Agreement and the Limited Guarantee; provided, that in no event shall the maximum aggregate liability of all of the Guarantors under the Limited Guarantee exceed $97,500,000 (the “Cap”); and provided, further, that in no event shall the aggregate liability of any one Guarantor under the Limited Guarantee exceed such Guarantor’s pro rata percentage of the Cap set forth in the Limited Guarantee (such Guarantor’s “Maximum Amount”). For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger—Limited Guarantee.”

In addition, in connection with the financing of the Merger, Parent entered into a debt commitment letter, dated October 6, 2024 (the “Debt Commitment Letter”), with American AgCredit, PCA, Compeer Financial, PCC, Farm Credit Services of America, PCA and Farm Credit Mid-America, PCA (collectively, the “Initial Lenders”, and together with any other financial institutions that become parties thereto, the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have committed to provide debt financing consisting of a $900,000,000 first lien term loan facility and a $300,000,000 first lien cash flow revolving facility (collectively, the “Debt Financing”). The obligations of the Debt Commitment Parties to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger—Debt Commitment Letter.”

Appraisal Rights

If the Merger is consummated, Duckhorn Stockholders and beneficial owners of shares of Company Common Stock who continuously are the holders of such shares of Company Common Stock through the Effective Time, who do not vote their shares in favor of the adoption of the Merger Agreement, who properly demand appraisal of such shares in accordance with Section 262 of the DGCL (“Section 262”), and who otherwise comply with the statutory requirements of Section 262 will be entitled to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Company Common Stock. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for Duckhorn. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Due to the complexity of the appraisal process, Duckhorn Stockholders and beneficial owners of shares of Company Common Stock who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review the section of this proxy statement captioned “The Merger—Appraisal Rights” and the applicable provisions of Section 262 carefully and are encouraged to seek the advice of legal counsel and financial advisors with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.

Generally, to exercise appraisal rights, Duckhorn Stockholders and beneficial owners of shares of Company Common Stock must: (i) submit a proper written demand for appraisal of such shares to Duckhorn before the vote by the Duckhorn Stockholders is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote such shares (or cause such shares to be voted) in favor of the proposal to adopt the Merger Agreement; (iii) continue to be the holders or owners of such shares of Company Common Stock through the Effective Time; and (iv) strictly comply with all other procedures and requirements for exercising appraisal rights under Section 262. Such Duckhorn Stockholders and owners of shares of

Company Common Stock that adhere to the foregoing procedures will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value) as of the completion of the Merger instead of the Merger Consideration in respect to such shares.

Failure to follow exactly the procedures specified under Section 262 may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Duckhorn unless certain stock ownership conditions are satisfied by the Duckhorn Stockholders and beneficial owners of shares of Company Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Certain Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by Duckhorn Stockholders in exchange for shares of Company Common Stock in the Merger will be a taxable transaction to U.S. Holders and Non-U.S. Holders (each, as defined under the section of this proxy statement captioned, “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger”).

For more information, please see the section of this proxy statement captioned “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger.”

Each Duckhorn Stockholders should consult its own tax advisor in light of its particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.

Regulatory Approvals Required for the Merger

Pursuant to the Merger Agreement, each of the parties has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible and, in any event, by or before the Outside Date (as defined in this proxy statement). The parties have agreed to cause their respective ultimate parent entities (as such term is defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline. Unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) business days after the date of the Merger Agreement. This filing was made on October 21, 2024 and the applicable waiting period expired on November 20, 2024 at 11:59 p.m. (Eastern Time). The parties have also agreed to make an appropriate response as promptly as practicable to any request for additional information and documentary material that may be made pursuant to the HSR Act or any other antitrust laws subject to certain limitations as outlined in the sections of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger” and “Proposal 1: Adoption of the Merger Agreement—Reasonable Best Efforts to Consummate the Merger”.

Alternative Acquisition Proposals

“Go Shop” Period-Solicitation of Other Offers

During the period (the “Go-Shop Period”) beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Pacific Time on November 20, 2024 (the “No-Shop Period Start Date”), the Company and its Representatives have the right, subject to the provisions of the Merger Agreement, to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals. The Company and its Representatives contacted 27 potential acquirers, including 10 strategic acquirers and 17 financial sponsors during the Go-Shop Period, which resulted in 23 responses from potential acquirors, and six completed calls. As of the date hereof, no party entered into a confidentiality agreement with the Company. During the Go-Shop Period, no third party submitted an alternative Acquisition Proposal to acquire the Company. If the Company had terminated the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal prior to the later of (A) the No-Shop Period Start Date and (B) one (1) day following the expiration of any Notice Period (as defined herein) commenced prior to the No-Shop Period Start Date (or any subsequent Notice Period commenced within three (3) business days of the conclusion of a Notice Period with respect to a Superior Proposal made by the party which submitted the Superior Proposal that initiated the notice date prior to the No-Shop Period Start Date (the “Specified Party”) and in each case, to enter into an Alternative Acquisition Agreement (as defined herein) with respect to a Superior Proposal made by the Specified Party), the Company would have been required to pay a termination fee of $29,000,000 to Parent. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—“Go-Shop” Period-Solicitation of Other Offers.”

“No Shop” Period-No Solicitation of Other Offers

From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the consummation of the Closing, the Company has agreed not to, and to cause its subsidiaries and its directors and officers not to, and not to authorize, direct or permit its Representatives to, directly or indirectly: (i) initiate, solicit, or knowingly encourage or knowingly facilitate any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal (as defined herein), (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) provide any non-public information or afford access to the business, personnel, properties, assets, books or records of the Company or the Company’s subsidiaries, in each case, to any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with or for the purpose of knowingly encouraging or knowingly facilitating any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (iv) in connection with any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement, or (v) enter into any letter of intent, contract, commitment, or agreement in principle with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal.

As used in this proxy statement, “Representatives” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of the applicable party.

Notwithstanding the restrictions described above or any other provisions of the Merger Agreement, if at any time following the date of the Merger Agreement and prior to obtaining the Company Requisite Vote, (i) the Company has received a written Acquisition Proposal that did not result from a breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable law, then the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, subject to the terms and conditions of the Merger Agreement, including providing Parent notice that the Company intends to terminate the Merger Agreement to enter into such Alternative Acquisition Agreement and give Parent the opportunity to propose terms of an amendment to the Merger Agreement.

If the Company terminates the Merger Agreement for the purpose of accepting and entering into a definitive agreement with respect of a Superior Proposal, the Company is required to pay the Company Termination Fee to Parent. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination” and “Proposal 1: Adoption of the Merger Agreement—Termination Fees.”

Conditions to the Closing of the Merger

The obligations of the Company, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:

•

the absence of any order, injunction or decree issued by any governmental body of competent jurisdiction preventing the consummation of the Merger and the absence of any law, order, injunction or decree enacted, entered, promulgated, or enforced by any governmental body that prohibits or makes illegal the consummation of the Merger;

•	the adoption of the Merger Agreement by the Company Requisite Vote in accordance with the DGCL and the organizational documents of the Company;

•	the expiration or termination of any applicable waiting period under the HSR Act;

•	no Company Material Adverse Effect having occurred since the date of the Merger Agreement;

•

the accuracy of the representations and warranties of the Company, Parent and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date of the Merger Agreement, the closing date of the Merger (the “Closing”) or the date in respect of which such representation or warranty was specifically made; and

•

the compliance in all material respects by the Company, Parent and Merger Sub of their respective covenants and obligations of the Merger Agreement required to be performed and complied with by the Company, Parent and Merger Sub at or prior to the Closing.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

The Company and Parent have the right to terminate the Merger Agreement under certain circumstances. Either the Company or Parent may terminate the Merger Agreement if (i) they mutually agree in writing, (ii) there is a final court order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, (iii) the Company Requisite Vote is not obtained or (iv) the Merger has not been consummated by the Outside Date (as defined herein). Parent may terminate the Merger Agreement if (i) the Company Board effectuates a Change of Board Recommendation (as defined herein), prior to the Company Requisite Vote being obtained or (ii) upon a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied.

Additionally, the Company may terminate the Merger Agreement if (i) prior to obtaining the Company Requisite Vote, the Company accepts a Superior Proposal, (ii) upon a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied, or (iii) if all of Parent’s conditions to closing have been and continue to be satisfied or waived at the time the Closing is required to have occurred (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), (A) Parent fails to consummate the Closing on the date on which Parent is required to consummate the Closing; (B) the Company has, at least three (3) business days prior to seeking to terminate the Merger Agreement, irrevocably confirmed in a written notice delivered to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) business days prior immediately thereafter; and (C) Parent and Merger Sub have not consummated the Closing by the end of such period.

If the Merger Agreement is terminated under certain circumstances, such as if the Company accepts a Superior Proposal, the Company is obligated to pay to Parent the Company Termination Fee in the amount of $53,500,000 (provided that the termination fee will be $29,000,000 if such termination occurs during the Go-Shop Period or during the period during which the Company is required to permit Parent to match a Superior Proposal, if such period commences during the Go-Shop Period). In certain other circumstances where the Merger Agreement is terminated, such as pursuant to items (ii) and (iii) in the immediately preceding paragraph, Parent will be required to pay to the Company the Parent Termination Fee equal to $95,000,000.

For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement,” “Proposal 1: Adoption of the Merger Agreement—Effect of Termination” and “Proposal 1: Adoption of the Merger Agreement—Termination Fees.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the Special Meeting because you have been identified as a holder of Company Common Stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually on December 23, 2024 at 10:00 a.m. Pacific Time at www.proxydocs.com/NAPA.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on:

•	a proposal to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Duckhorn, and Duckhorn will become a wholly owned subsidiary of Parent;

•	a proposal to approve, on a non-binding, advisory basis, the Compensation Proposal; and

•	a proposal to approve the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

Duckhorn Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company Common Stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each share of Company Common Stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, dealer, commercial bank, trust company or other nominee who is the Duckhorn Stockholder of record with respect to your shares of Company Common Stock to obtain your control number (as described below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?

A:

Duckhorn Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a Duckhorn Stockholder of record, you do not need to do anything in advance to attend and/or vote your shares of Company Common Stock at the Special Meeting. However, to attend the Special Meeting, Duckhorn Stockholders of record will need to use their control number on their Notice of Internet Availability of Proxy Materials or proxy card to log into www.proxydocs.com/NAPA. Beneficial owners of Company Common Stock who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their commercial bank, dealer, broker, trust company or other nominee. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 10:00 a.m. Pacific Time on December 23, 2024.

Each holder of record of Company Common Stock will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at www.proxydocs.com/NAPA and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive an amount in cash equal to $11.10, without interest thereon and subject to any applicable withholding taxes, for each share of Company Common Stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262. For example, if you own one hundred (100) shares of Company Common Stock, you would receive $1,100 in cash in exchange for your shares of Company Common Stock, without interest and subject to deduction for any required withholding taxes. You will not receive any shares of the capital stock in the Surviving Corporation. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration.”

Q:	What will holders of Company awards receive if the Merger is consummated?

A:	Pursuant to the Merger Agreement:

•

Acceleration. Each Company Stock Option and Company RSU (other than the Company Stock Options and Company RSUs granted in September 2024 and October 2024), or portion thereof, that is unvested and outstanding at the Effective Time will accelerate vesting by six (6) months, such that (A) the portion of any Company Stock Option and/or Company RSU ordinarily scheduled to vest within six (6) months following the Effective Time will vest at the Effective Time and (B) the vesting schedule applicable to the portion of any Company Stock Option and Company RSU ordinarily scheduled to vest more than six (6) months following the Effective Time will be accelerated by six (6) months.

•

Vested Company Options. The portion of each Company Stock Option that is vested, outstanding and unexercised immediately prior to the Effective Time, including Company Stock Options accelerated at the Effective Time pursuant to their terms or pursuant to the terms of the Merger Agreement, will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock underlying the vested portion of the Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying the vested portion of such Company Stock Option.

•

Unvested Company Options. The portion of each Company Stock Option that is unvested, outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company Stock Option to receive (without interest), in consideration of the cancellation of such portion of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the Converted Option Cash Award. The Converted Option Cash Award shall remain subject to the same vesting schedule applicable to the related Company Stock Option (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award. The vesting of the Converted Option Cash Award will accelerate in full in the event the holder’s employment is terminated by the Company without cause.

•

Vested Company RSUs and Company PSUs. The portion of each Company Equity Award, other than a Company Stock Option, that is vested and outstanding immediately prior to the Effective Time but not yet settled immediately prior to the Effective Time, including Company Equity Awards accelerated at the Effective Time pursuant to their terms or pursuant to the Merger Agreement, will, at the Effective Time, be cancelled and, in exchange therefor, the holder of such cancelled Company Equity Award will be entitled to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) the vested portion of such Company Equity Award immediately prior to the Effective Time, multiplied by (y) the Merger Consideration.

•

Unvested Company RSUs. The portion of each Company RSU that is unvested and outstanding immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company RSU to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the Converted Stock Unit Cash Award. The Converted Stock Unit Cash Award shall remain subject to the same vesting schedule applicable to the related Company RSU (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Stock Unit Cash Award, and the vesting of the Converted Stock Unit Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Treatment of Company Awards.”

Q:	When do you expect the Merger to be completed?

A:

In order to complete the Merger, Duckhorn is required to obtain the Company Requisite Vote described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Company Requisite Vote, Duckhorn is currently targeting to consummate the Merger in the second quarter of its current fiscal year. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by Duckhorn Stockholders or if the Merger is not completed for any other reason, Duckhorn Stockholders will not receive any payment for their shares of Company Common Stock. Instead, Duckhorn will remain an independent public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Duckhorn will continue to file periodic reports with the SEC. Under specified circumstances, Duckhorn will be required to pay Parent the Company Termination Fee or may receive the Parent Termination Fee upon the termination of the Merger Agreement, as described in the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination” and “Proposal 1: Adoption of the Merger Agreement—Termination Fees.”

Q:	What vote is required to adopt the Merger Agreement?

A:

The affirmative vote of Duckhorn Stockholders holding a majority of the outstanding shares of Company Common Stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any Duckhorn Stockholder of record to (i) submit a signed proxy card, (ii) grant a proxy over the internet or by telephone (using the instructions provided in the enclosed proxy card), or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares of Company Common Stock in “street name” and a quorum is present at the Special Meeting, the failure to instruct your commercial bank, dealer, broker, trust company or other nominee how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Each of the Specified Stockholders has entered into a Voting Agreement that obligates such Voting Agreement Stockholder to vote certain of its shares of Company Common Stock for the adoption of the Merger Agreement and approval of the Merger on the terms and conditions set forth in the applicable Voting Agreement. As of the Record Date, the Specified Stockholders agreed to vote, in the aggregate, approximately at least 55.7% of the outstanding shares of Company Common Stock as of the Record Date in favor of the adoption of the Merger Agreement.

For more information, please see the sections of this proxy statement captioned “The Merger – Voting and Support Agreements” and “Security Ownership of Certain Beneficial Owners and Management.”

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” results when the banks, brokers, or other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Duckhorn does not expect any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.

Q:	Why are Duckhorn Stockholders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules thereunder require Duckhorn to seek a non-binding, advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal?

A:

The affirmative vote of a majority of the shares of Company Common Stock properly cast on the Compensation Proposal at the Special Meeting is required for approval of the Compensation Proposal, on a non-binding, advisory basis.

Q:	What will happen if Duckhorn Stockholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Duckhorn. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Duckhorn’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of Company Common Stock can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262. If you hold your shares of Company Common Stock in “street name,” please refer to the voting instruction forms provided by your commercial bank, broker, dealer, trust company or other nominee to vote your shares of Company Common Stock.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262. Under the DGCL, Duckhorn Stockholders of record who continuously hold shares of Company Common Stock through the Effective Time and do not vote in favor of adopting the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially own shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock as determined by the Delaware Court of Chancery if the Merger is completed. Appraisal rights will only be available to Duckhorn Stockholders and beneficial owners of shares of Company Common Stock, as the case may be, who properly deliver a written demand for an appraisal to Duckhorn prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and do not withdraw their demands, and who otherwise comply with the procedures and requirements set forth in Section 262, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a Duckhorn Stockholder will be entitled to receive under the terms of the Merger Agreement. Holders and beneficial owners of Company Common Stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. A copy of Section 262 is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Failure to comply with the provisions of Section 262 in a timely and proper manner may result in the loss of appraisal rights. For additional information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Should I surrender my book-entry shares now?

A:

No. The Paying Agent (as defined in this proxy statement) will send each holder of shares of Company Common Stock of record a letter of transmittal prior to the Closing and written instructions that explain how to exchange shares of Company Common Stock represented by such holder’s book-entry shares for the Merger Consideration. For additional information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Payment of Merger Consideration; Surrender of Shares.”

Q:	What happens if I sell or otherwise transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Company Common Stock and each of you notifies Duckhorn in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote those shares of Company Common Stock at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares of Company Common Stock. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, absent special arrangements, you will retain the right to vote those shares of Company Common Stock, and, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a Duckhorn Stockholder of record and as a beneficial owner?

A:

If your shares of Company Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Duckhorn.

If your shares of Company Common Stock are held through a commercial bank, broker, dealer, trust company or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your commercial bank, dealer, broker, trust company or other nominee who is considered, with respect to those shares of Company Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your commercial bank, dealer, broker, trust company or other nominee how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares of Company Common Stock virtually at the Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your commercial bank, dealer, broker, trust company or other nominee is permitted to vote your shares of Company Common Stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your commercial bank, dealer, broker, trust company or other nominee how to vote. You should follow the procedures provided by your commercial bank, dealer, broker, trust company or other nominee to vote your shares of Company Common Stock. Without instructions, your shares of Company Common Stock will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, and which will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	How may I vote?

A:

If you are a Duckhorn Stockholder of record (that is, if your shares of Company Common Stock are registered in your name with Equiniti Trust Company, LLC, our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually and voting at the meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares of Company Common Stock, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares of Company Common Stock that you beneficially own, you may still vote your shares of Company Common Stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.

If your shares of Company Common Stock are held in “street name” through a commercial bank, dealer, broker, trust company or other nominee, you may vote through your commercial bank, dealer broker, trust company or other nominee by completing and returning the voting form provided by your commercial bank, dealer, broker, trust company or other nominee, or, if such a service is provided by your commercial bank, dealer, broker, trust company or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your commercial bank, dealer, broker, trust company or other nominee, you should follow the instructions on the voting form provided by your commercial bank, dealer, broker, trust company or other nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke or change your proxy at any time before the Special Meeting. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:

•

Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•

Specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Corporate Secretary at the Company’s Corporate headquarters at 1201 Dowdell Lane, St. Helena, CA 94574;

•	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•	Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares of Company Common Stock are held by your broker, dealer, trust company or commercial bank as a nominee or agent, you should follow the instructions provided by your broker, dealer, trust company, or commercial bank.

Q:	How does Duckhorn’s board recommend that I vote?

A:

Duckhorn’s Board of Directors recommends, on behalf of Duckhorn, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q:	If a Duckhorn Stockholder gives a proxy, how are the shares voted?

A:

The individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a Duckhorn Stockholder of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, Duckhorn may announce preliminary voting results at the conclusion of the Special Meeting. Duckhorn intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Duckhorn files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS

This proxy statement and any documents referred to in this proxy statement contains certain “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding Duckhorn’s pending acquisition by Butterfly, including the value of, timing and prospects of the Merger and Duckhorn’s strategy, goals and future focus areas. These forward-looking statements involve risk and uncertainties that are based on Duckhorn management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “will,” “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing of the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from Duckhorn’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Duckhorn’s customers, distributors, suppliers and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that competing offers or acquisition proposals for Duckhorn will be made; (h) restrictions imposed on our business during the pendency of the Merger; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by Duckhorn, including under the heading “Risk Factors” in Duckhorn’s Annual Report on Form 10-K  filed with the SEC on October 7, 2024, in any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K and other filings that Duckhorn may file from time to time, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. All forward-looking statements are based on information currently available to the Company and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Duckhorn Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Company Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on December 23, 2024 at 10:00 a.m. Pacific Time at www.proxydocs.com/NAPA and, if applicable, at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask Duckhorn Stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on a non-binding advisory basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Duckhorn Stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If the Duckhorn Stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only Duckhorn Stockholders of record as of the Record Date are entitled to notice of the Special Meeting, and to vote at the Special Meeting. A list of Duckhorn Stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 1201 Dowdell Lane, St. Helena, CA 94574, during regular business hours for a period of no less than ten (10) days before the Special Meeting. The list of holders of shares of Company Common Stock entitled to notice of the Special Meeting will also be available for inspection by Duckhorn stockholders during the Special Meeting via the virtual meeting website at www.proxydocs.com/NAPA.

The holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. On the Record Date, there were 147,200,572 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, meaning that 73,600,287 shares of Company Common Stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the Duckhorn Stockholders holding a majority of the outstanding shares of Company Common Stock as of the Record Date is required to adopt the Merger Agreement. As of the Record Date, 73,600,287 shares constitute a majority of the outstanding shares of Company Common Stock. Adoption of the Merger Agreement by Duckhorn Stockholders is a condition to the Closing.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal to adjourn the Special Meeting (a) when a quorum is present, requires the affirmative vote of Duckhorn Stockholders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, the meeting’s chairperson or holders of a majority in voting interest of the Duckhorn Stockholders represented at the Special Meeting (present virtually or represented by proxy) may adjourn the Special Meeting to another place, if any, date and time.

If a Duckhorn Stockholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the Duckhorn Stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. Assuming a quorum is present, abstentions will have no effect on the outcomes of the Compensation Proposal or the Adjournment Proposal, other than reducing the number of affirmative votes required to achieve a majority of such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated. If a quorum is not present, abstentions will have no effect on the Compensation Proposal or the Adjournment Proposal.

If no instructions as to how to vote is given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to adopt the Merger Agreement; (ii) the non-binding, advisory Compensation Proposal; and (iii) Adjournment Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company Common Stock. Duckhorn does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and will have no effect on the Compensation Proposal or the Adjournment Proposal, other than reducing the number of affirmative votes required to achieve a majority of such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated.

Stock Ownership and Interests of Certain Persons

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,150,286 shares of Company Common Stock, representing approximately 0.78% of the shares of Company Common Stock outstanding on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Each of the Specified Stockholders has entered into a Voting Agreement that obligates such holder to vote certain of its shares of Company Common Stock for the adoption of the Merger Agreement and approval of the Merger on the terms and conditions set forth in the Voting Agreement. The Specified Stockholders have agreed to vote, in the aggregate, approximately 55.7% of the outstanding shares of the Company Common Stock as of the Record Date in favor of the adoption of the Merger Agreement. For more information, please see the sections of this proxy statement captioned “The Merger – Voting and Support Agreements” and “Security Ownership of Certain Beneficial Owners and Management.”

Voting of Proxies

If, at the close of business on the Record Date, your shares of Company Common Stock are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you may cause your shares of Company Common Stock to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy card or internet and telephone proxies, the proxy holders will vote your shares of Company Common Stock according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the sixteen (16)-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares of Company Common Stock are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All shares of Company Common Stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Duckhorn Stockholders. Properly signed and dated proxies that do not contain voting instructions will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

If, at the close of business on the Record Date, your shares of Company Common Stock are held in “street name” through a commercial bank, dealer, broker, trust company or other nominee, you may vote through your commercial bank, dealer, broker, trust company or other nominee by completing and returning the voting form provided by your commercial bank, dealer, broker, trust company or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your commercial bank, dealer, broker, trust company or other nominee. If such a service is provided, you may vote over the internet or telephone through your commercial bank, dealer, broker, trust company or other nominee by following the instructions on the voting form provided by your commercial bank, dealer, broker, trust company or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the internet or telephone through your commercial bank, dealer, broker, trust company or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your commercial bank, dealer, broker, trust company or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal and the Adjournment Proposal.

Revocability of Proxies

Stockholder of Record: Shares Registered in Your Name

If you are a Duckhorn Stockholder of record entitled to vote at the Special Meeting, you can revoke or change your proxy at any time before the Special Meeting is held. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:

•

Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•

Specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Corporate Secretary at the Company’s Corporate headquarters at 1201 Dowdell Lane, St. Helena, CA 94574;

•	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•	Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, the most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares of Company Common Stock are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned to any other time and to any other place (whether virtual or not) by the Duckhorn Stockholders present or represented at the Special Meeting, although less than a quorum, or by the chairperson of the Special Meeting, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place (whether virtual or not) of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Duckhorn Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Company Board’s Recommendation

After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and Duckhorn Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein and (iv) resolved, subject to the terms of the Merger Agreement, to recommend the adoption of the Merger Agreement by Duckhorn Stockholders.

Accordingly, the Company Board recommends, on behalf of Duckhorn, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Expenses of Proxy Solicitor

The expense of preparing, printing and mailing materials related to the Special Meeting is being borne by Duckhorn. Duckhorn has retained MacKenzie Partners, Inc. as proxy solicitor at a cost of approximately $12,500 plus expenses.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on December 23, 2024

The proxy statement is available through the “Financials” section of our website at https://ir.duckhorn.com/financials/sec-filings.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

THE MERGER

This description of the proposed Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

The Duckhorn Portfolio, Inc.

Duckhorn is a premier luxury wine company, with eleven (11) wineries, ten (10) winemaking facilities, eight (8) tasting rooms and over two thousand and two hundred (2,200) acres of vineyards spanning thirty-eight (38) Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, Duckhorn’s portfolio features respected wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from Duckhorn’s own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, Duckhorn offers a portfolio of wines with price points ranging from $20 to $230 across more than fifteen (15) varietals. Duckhorn’s wines are available throughout the United States, on five (5) continents, and in more than fifty (50) countries around the world. Duckhorn’s common stock, par value $0.01 per share, is listed on the NYSE under the symbol “NAPA”. Duckhorn’s principal executive offices are located at 1201 Dowdell Lane Saint Helena, CA 94574 and its telephone number is (707) 302-2658.

Marlee Buyer, Inc.

Parent is a Delaware corporation and was formed on September 24, 2024 by Butterfly, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Duckhorn will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 9595 Wilshire Blvd, Suite 510, Beverly Hills, CA 90212, and its telephone number is (310) 409-4994.

Marlee Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on September 24, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Duckhorn continuing as the Surviving Corporation and a wholly owned subsidiary of Parent. The principal executive offices of Merger Sub are located at 9595 Wilshire Blvd, Suite 510, Beverly Hills, CA 90212, and its telephone number is (310) 409-4994.

Effect of the Merger

On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into Duckhorn, with Duckhorn continuing as the Surviving Corporation. As a result of the Merger, the Company Common Stock will no longer be publicly traded, and will be delisted from the NYSE. In addition, the Company Common Stock will be deregistered under the Exchange Act, and Duckhorn will no longer file periodic reports with the SEC with respect to the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger and agreed to by the parties to the Merger Agreement).

Effect on Duckhorn if the Merger is Not Completed

If the Merger Agreement is not adopted by Duckhorn Stockholders, or if the Merger is not completed for any other reason:

(i)	the Duckhorn Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

(ii)

(A) Duckhorn will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Duckhorn will continue to file periodic reports with the SEC;

(iii)

Duckhorn anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Duckhorn Stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Duckhorn’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which Duckhorn operates and economic conditions;

(iv)

the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which it trades as of the date of this proxy statement;

(v)

the Company Board will continue to evaluate and review Duckhorn’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board would be offered or that Duckhorn’s business, prospects and results of operations would be adversely impacted); and

(vi)

under certain specified circumstances, Duckhorn may be required to pay Parent the Company Termination Fee, or Parent may be required to pay Duckhorn the Parent Termination Fee in certain circumstances. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination,” and “Proposal 1: Adoption of the Merger Agreement—Termination Fees.”

Merger Consideration

Company Common Stock

As a result of the Merger, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) shares of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) Dissenting Shares) will be converted into the right to receive the Merger Consideration, and as of the Effective Time, all such shares will no longer be outstanding and will automatically be canceled and will cease to exist. For more information, please see the section of this proxy statement captioned “The Merger—Merger Consideration.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a Duckhorn Stockholder (except that Duckhorn Stockholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Equity Awards

Pursuant to the Merger Agreement:

The Company Board (or, if appropriate, a committee administering the Company’s 2021 Equity Inventive Plan (the “Company Equity Plan”)) has adopted or will adopt resolutions and has taken or will take all other actions as may be required to provide the following treatment, subject to the consummation of the Merger and except as otherwise explicitly agreed in writing by the parties to the Merger Agreement or between Parent and the holder of a Company Stock Option, a Company RSU, or a Company PSU, other than awards under the Company ESPP:

•

Acceleration. Each Company Stock Option and Company RSU (other than the Company Stock Options and Company RSUs granted in September 2024 and October 2024), or portion thereof, that is unvested and outstanding at the Effective Time will accelerate vesting by six (6) months, such that (A) the portion of any Company Stock Option and/or Company RSU ordinarily scheduled to vest within six (6) months following the Effective Time will vest at the Effective Time and (B) the vesting schedule applicable to the portion of any Company Stock Option and Company RSU ordinarily scheduled to vest more than six (6) months following the Effective Time will be accelerated by six (6) months.

•

Vested Company Options. The portion of each Company Stock Option that is vested, outstanding and unexercised immediately prior to the Effective Time, including Company Stock Options accelerated at the Effective Time pursuant to their terms or pursuant to the terms of the Merger Agreement, will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock underlying the vested portion of the Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying the vested portion of such Company Stock Option.

•

Unvested Company Options. The portion of each Company Stock Option that is unvested, outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company Stock Option to receive (without interest), in consideration of the cancellation of such portion of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the Converted Option Cash Award. The Converted Option Cash Award shall remain subject to the same vesting schedule applicable to the related Company Stock Option (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award. The vesting of the Converted Option Cash Award will accelerate in full in the event the holder’s employment is terminated by the Company without cause.

•

Vested Company RSUs and Company PSUs. The portion of each Company Equity Award, other than a Company Stock Option, that is vested and outstanding immediately prior to the Effective Time but not yet settled immediately prior to the Effective Time, including Company Equity Awards accelerated at the Effective Time pursuant to their terms or pursuant to the Merger Agreement, will, at the Effective Time, be cancelled and, in exchange therefor, the holder of such cancelled Company Equity Award will be entitled to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) the vested portion of such Company Equity Award immediately prior to the Effective Time, multiplied by (y) the Merger Consideration.

•

Unvested Company RSUs. The portion of each Company RSU that is unvested and outstanding immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company RSU to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the Converted Stock Unit Cash Award. The Converted Stock Unit Cash Award shall remain subject to the same vesting schedule applicable to the related Company RSU (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Stock Unit Cash Award, and the vesting of the Converted Stock Unit Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Treatment of Company Equity Awards.”

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Company Board, Company’s management, the Company’s financial advisor or legal advisor, Butterfly, Parent, Merger Sub or their respective financial advisors, legal advisors or representatives or any other person.

The Company Board and the Company’s senior management have periodically reviewed and evaluated the Company’s operations, financial performance, long-term strategies and strategic opportunities to increase stockholder value, including acquisitions and dispositions of assets, businesses and product lines, in light of developments in the industries in which the Company operates, the economy generally and financial markets. As part of this review and evaluation, representatives of Company management have, from time to time, conducted introductory meetings with various parties who have expressed interest in meeting with the Company.

On November 21, 2023, a representative of Butterfly had a telephone conversation with Charles Esserman, a member of the Company Board, to inquire if the Company may be interested in pursuing a potential transaction with Butterfly. The representative of Butterfly did not make any specific proposal with respect to an acquisition or other transaction involving the Company or discuss any specific potential acquisition terms. Mr. Esserman referred such representative of Butterfly to Deirdre Mahlan, President, Chief Executive Officer and Chairperson of the Company. The representative of Butterfly then reached out to Ms. Mahlan and they set up a meeting for December 7, 2023.

On December 7, 2023, Ms. Mahlan and Sean Sullivan, Executive Vice President, Chief Strategy and Legal Officer of the Company, held a meeting by videoconference with representatives of Butterfly, during which such representatives of Butterfly discussed in general terms Butterfly’s interest in potentially exploring a strategic transaction in the wine industry, including with the Company. Ms. Mahlan informed the representatives of Butterfly that the Company was focused on completing its recently announced acquisition of the Sonoma-Cutrer Vineyards brand (“Sonoma-Cutrer”) from the Brown-Forman Corporation, and that as such, it would make sense to consider any potential transaction with Butterfly at a later date. No material non-public information was shared with Butterfly in this meeting, and the representatives of Butterfly did not make any specific proposal with respect to an acquisition or other transaction involving the Company or discuss any specific potential acquisition terms.

On January 18, 2024, Mr. Sullivan held an in-person meeting with representatives of Butterfly, during which the representatives of Butterfly reiterated Butterfly’s interest in the wine industry, and the parties discussed the Company’s business generally. Mr. Sullivan reiterated that the Company was focused on completing its acquisition of Sonoma-Cutrer and that the Company would only be interested in discussing a potential transaction after the completion of such acquisition. No material non-public information was shared with Butterfly in this meeting, and the representatives of Butterfly did not make any specific proposal with respect to an acquisition or other transaction involving the Company or discuss any specific potential acquisition terms.

On May 1, 2024, the Company closed its acquisition of Sonoma-Cutrer from Brown-Forman Corporation.

On May 29, 2024, a representative of Butterfly transmitted by email to Ms. Mahlan and Mr. Sullivan a joint, non-binding indication of interest for Butterfly and a private equity firm which we refer to as “Party A” to acquire the Company (the “May 29 IoI”). The May 29 IoI stated that (i) Butterfly and Party A proposed to acquire the Company for an all-cash offer price of $10.50 per share of Company Common Stock, (ii) the proposed transaction would be subject to securing committed debt financing at the signing of the proposed transaction and (iii) Butterfly and Party A had completed their initial due diligence on the Company’s business based on publicly available information and were prepared to begin the next phase of their due diligence immediately. The proposed price per share of Company Common Stock represented a premium of approximately 34% to the trading price of the Company Common Stock on May 29, 2024 and a premium of approximately 30% to the thirty (30)-day volume-weighted average price for the Company Common Stock for the preceding thirty (30) days. Mr. Sullivan acknowledged receipt of the May 29 IoI on behalf of the Company on May 30, 2024.

On May 31, 2024, at the Company Board’s regularly scheduled meeting, Ms. Mahlan and Mr. Sullivan disclosed to the Company Board that they had received the May 29 IoI. The Company Board discussed the May 29 IoI and which financial advisor to approach to advise the Company Board with respect to any consideration of the proposal and any engagement with Butterfly and Party A. Ms. Mahlan recommended that the Company Board retain J.P. Morgan, given its expertise and experience with, and understanding, of the Company’s business, having served as lead managing underwriter on the Company’s initial public offering and on a subsequent public offering of the Company’s shares by TSG, the Company’s largest stockholder, and certain management stockholders. After discussion, the Company Board directed Ms. Mahlan to contact J.P. Morgan to engage them as financial advisor to advise the Company Board with respect to the proposal and any resulting potential transaction, assuming acceptable terms for the engagement could be negotiated.

On June 14, 2024, the Company Board convened a meeting by videoconference, with members of Company’s management and representatives of Ropes & Gray LLP (“Ropes & Gray”), outside legal counsel to the Company, in attendance to discuss the potential engagement of J.P. Morgan as financial advisor and to discuss the May 29 IoI. During the meeting, a representative from Ropes & Gray reviewed with the Company Board the directors’ fiduciary duties in the context of considering a proposal to sell the Company. Members of Company’s management then provided a summary of negotiations with J.P. Morgan regarding the terms of its potential engagement. Following the discussion, representatives of J.P. Morgan joined the meeting and reviewed its preliminary financial analyses of the Company using two sets of preliminary projections provided by the Company’s management referred to as Case A and Case B (See “—Certain Unaudited Prospective Financial Information”) and provided their perspectives on the May 29 IoI and potential process timeline and response options. The Company Board directed J.P. Morgan to convey to Butterfly and Party A that the Company had considered the May 29 IoI and was not prepared to provide due diligence materials or enter into discussions with them based upon the terms proposed.

On June 17, 2024, at the instruction of the Company Board, representatives of J.P. Morgan held a video conference with representatives of Butterfly and representatives of Party A, during which representatives of J.P. Morgan informed them that the Company had considered the May 29 IoI and was not prepared to move forward with them under the terms.

On June 26, 2024, a representative of Butterfly and a representative of Party A sent Ms. Mahlan and Mr. Sullivan a revised non-binding indication of interest by email to acquire the Company for an all-cash offer price of $11.50 per share of Company Common Stock, subject to further due diligence and definitive agreements (the “June 26 Proposal”). The June 26 Proposal stated that the proposed transaction would be subject to securing committed debt financing at the signing of the transaction and that Butterfly and Party A were ready to begin the next phase of their due diligence immediately. The proposed price per share represented a premium of approximately 65% to the trading price of shares of Company Common Stock on June 26, 2024 and a premium of approximately 49% to the 30-day volume-weighted average price for shares of Company Common Stock for the immediately preceding 30 days.

On July 13, 2024, the Company Board convened a meeting by videoconference, with members of Company’s management and representatives of Ropes & Gray in attendance. Mr. Sullivan provided an overview of the proposed engagement letter with J.P. Morgan, including, among other terms, the fees that would be payable to J.P. Morgan in connection with the potential transaction. The Company Board approved the engagement of J.P. Morgan. Representatives of J.P. Morgan then joined the meeting and provided an overview of the Company’s operating outlook and broader industry trends and summarized the June 26 Proposal. Representatives of J.P. Morgan further advised the Company Board that representatives of Butterfly and Party A had orally indicated an interest in having one or both of the Company’s two largest shareholders, TSG and Brown-Forman Corporation, participate in the proposed transaction by “rolling” their equity but further indicated they were prepared to complete the transaction without the involvement from either shareholder. Representatives of J.P. Morgan updated its preliminary financial analyses of the Company using three sets of preliminary projections provided by the Company’s management referred to as Case A, Case C and Case D (See “—Certain Unaudited Prospective Financial Information”). The Company Board then approved granting Butterfly and Party A access to due diligence materials, subject to Butterfly’s and Party A’s execution of a non-disclosure agreement, and directed J.P. Morgan to convey to Butterfly and Party A that although the Company Board believed that the June 26 Proposal undervalued the Company, the Company was willing to provide them with access to due diligence materials for purposes of making a revised proposal.

Representatives of J.P. Morgan further discussed with the Company Board at the July 13, 2024 meeting potential strategies for conducting a market check, including considerations with respect to potential premature disclosure of the potential transaction, the likelihood that one of the potential strategic buyers in the wine industry would be willing to engage on a potential acquisition of the Company at the present time, the likelihood that another private equity buyer would be willing to pay more than Butterfly and the potential benefits of conducting a post-signing market check in a “go shop” period. At this meeting, the Company Board did not make any final decisions regarding a market check.

On July 14, 2024, at the instruction of the Company Board, representatives of J.P. Morgan held a meeting by videoconference with representatives of Butterfly and representatives of Party A, during which representatives of J.P. Morgan informed them that the Company Board believed that the Company was worth more than their offer from the June 26 Proposal, but that the Company Board was willing to provide Butterfly and Party A with four weeks of access to the Company’s confidential information and the Company’s management team to complete its business due diligence and reach the point where they may be able to provide an improved firm offer price.

Between July 15, 2024 and July 22, 2024, representatives of Ropes & Gray, on behalf of the Company, and representatives of Kirkland & Ellis LLP (“Kirkland & Ellis”), outside legal counsel to Butterfly, on behalf of Butterfly, negotiated the terms of the non-disclosure agreement, which included a prohibition on the bidders from speaking with any stockholder without the Company’s consent among other terms. On July 22, 2024, the Company executed the non-disclosure agreement with each of Butterfly and Party A, each containing a twelve (12) month standstill with customary fall-away provisions. Following the execution of the agreements, the Company provided Butterfly and Party A access to a virtual data room containing non-public confidential information regarding the Company.

On July 25, 2024, the Company entered into an engagement letter with J.P. Morgan, retaining J.P. Morgan as financial advisor to the Company in connection with the potential strategic transaction.

Between July 30, 2024 and August 25, 2024, representatives of J.P. Morgan held various process-related calls and videoconferences with representatives of each of Butterfly and Party A. In addition, between August 7, 2024 and September 3, 2024, representatives of the Company participated in various virtual and in-person due diligence sessions with representatives of each of Butterfly and Party A addressing topics including strategy, sales and distribution, operations and finance.

On August 12, 2024, a representative of an investment bank contacted Ms. Mahlan on behalf of a private equity firm, that we refer to as “Party B”, to express Party B’s interest in an introductory meeting with the Company. The Company scheduled a meeting with Party B, but ultimately postponed the meeting until after the Company’s earnings call. In August 2024, representatives of another company operating in the wine industry that we refer to as “Party C” requested a meeting with Mr. Esserman. The representatives of Party C did not provide an agenda. At the meeting, upon learning that the representatives of Party C wished to discuss pursuing a transaction with the Company, Mr. Esserman directed the representatives of Party C to contact Ms. Mahlan or J.P. Morgan regarding their interest. The Company and its representatives did not hear further from Party C prior to entry into the Merger Agreement. At the instruction of the Company Board, J.P. Morgan contacted both Party B and Party C as part of the “go shop” process, but neither signed a confidentiality agreement or submitted a proposal to acquire the Company.

On August 23, 2024, in a videoconference with representatives of J.P. Morgan, representatives of each of Butterfly and Party A verbally reaffirmed their offer to acquire the Company for an all-cash offer price of $11.50 per share of Company Common Stock, subject to several outstanding business due diligence items, including further due diligence of the Company’s recent financial performance and long-term financial projections. Later that day, a representative of Butterfly and a representative of Party A sent Ms. Mahlan and Mr. Sullivan, by email, a letter confirming their continued interest in a potential acquisition of the Company for an all-cash offer price of $11.50 per share of Company Common Stock, subject to the completion of further due diligence (the “August 23 Proposal”). The August 23 Proposal also requested clarity as to whether, TSG and Brown-Forman Corporation, would be interested in remaining shareholders of the Company following the transaction.

On August 27, 2024, the Company Board convened a meeting by videoconference to discuss the August 23 Proposal, which had previously been shared with the Company Board, with members of Company management and representatives of each of J.P. Morgan and Ropes & Gray in attendance. Representatives of J.P. Morgan provided an update on the due diligence process with Butterfly and Party A and broader market backdrop and summarized the August 23 Proposal for the Company Board, which reiterated a price per share of Company Common Stock of $11.50. J.P. Morgan further noted that Butterfly and Party A had asked J.P. Morgan whether TSG and/or Brown-Forman Corporation were interested in “rolling” their equity in the proposed transaction but noted that Butterfly and Party A indicated they were prepared to move forward with the proposed transaction if one or both shareholders declined to do so. The Company Board was also provided an update with regards to the outreach of Party B and Party C, including that a meeting had been tentatively scheduled for late September with Party B. Following discussions during the meeting, the Company Board directed the Company’s management to reschedule the meeting with Party B until after the Company’s upcoming earnings call. Ms. Mahlan informed the Company Board that TSG had confirmed to her that they would not be “rolling” their equity in the Company and further noted that Brown-Forman Corporation had indicated it was considering the request but had not yet made a decision.

On September 2, 2024, representatives of Butterfly conveyed to representatives of J.P. Morgan in a telephone conversation that Party A had informed Butterfly that it intended to withdraw from the process, and that Butterfly was prepared to proceed with the proposed transaction without the involvement of Party A. Also on September 2, 2024, representatives of Party A formally conveyed to representatives of J.P. Morgan in a telephone conversation that they were withdrawing from the process.

On September 3, 2024, a representative of Butterfly sent, by email, a letter to Ms. Mahlan and Mr. Sullivan reaffirming Butterfly’s interest in acquiring the Company for an all-cash offer price of $11.50 per share of Company Common Stock, subject to confirmatory due diligence (the “September 3 Proposal”). The September 3 Proposal stated that the potential transaction would be subject to equity financing and committed debt financing fully committed at the execution of the transaction and that Butterfly and its third-party advisors were prepared to begin confirmatory due diligence immediately.

On September 6, 2024, the Company Board convened a meeting by videoconference with members of Company’s management and representatives of each of J.P. Morgan and Ropes & Gray in attendance to discuss the September 3 Proposal. Representatives of J.P. Morgan provided a process update since the last meeting of the Company Board and then provided a summary of the status of the proposed transaction. A representative of Ropes & Gray summarized key terms of a proposed draft merger agreement that had been provided to the Company Board prior to the meeting to be transmitted to Butterfly in the event that the Company Board decided to pursue a potential transaction with Butterfly. The draft merger agreement contemplated a one-step merger structure and provided for, among other things, a sixty (60)-day “go-shop” period, the Company’s ability to terminate the merger agreement and pay a termination fee in order to enter into a definitive agreement with respect to a superior proposal with no “match right” for Butterfly, a lower break-fee if the Company elected to enter into an alternative acquisition agreement with a person who submitted an acquisition proposal during the “go-shop” period, and an outside date that is nine (9) months following the execution of the merger agreement. The draft merger agreement proposed a termination fee of 1.25% of the Company’s equity value payable by the Company to Parent in the event the Company terminated the merger agreement to enter into an alternative acquisition agreement with a person who submitted an acquisition proposal during the “go-shop” period and a termination fee of 2.50% of the Company’s equity value payable by the Company to Parent if the Company terminated the merger agreement to enter into an acquisition agreement with a person who submitted an acquisition proposal after the “go-shop” period. The draft merger agreement also contemplated a reverse termination fee of 6% of the Company’s enterprise value payable by Parent to the Company if the Company terminated the merger agreement pursuant to Parent’s breach of the merger agreement or failure to close when required to do so, subject to a cure period.

A representative of J.P. Morgan then summarized the status of the transaction and noted that Butterfly had again sought clarity regarding whether either TSG or Brown-Forman was interested in “rolling.” He noted that representatives of the Company had now informed him that both shareholders had formally confirmed that they were not interested in “rolling,” and that J.P. Morgan would communicate this to Butterfly if the Company Board decided to move forward with the proposed transaction. The Company Board discussed various considerations regarding whether to continue to engage with Butterfly on its proposal and whether to conduct a pre-signing market check or whether to rely on a post-signing go-shop period for a market check. Following the discussion, the Company Board decided to forego a pre-signing market check for the reasons previously discussed, including the low likelihood of strategic interest in the absence of an announced transaction and the low likelihood that another private equity buyer would be willing to pay materially more than the amount offered by the September 3 Proposal. Instead, the Company Board resolved to conduct a post-signing market check and directed the Company’s management team to continue to pursue the proposed transaction and approved the terms of the initial draft of the merger agreement to be provided to Butterfly as presented to the Company Board.

Also on September 6, 2024, representatives of J.P. Morgan confirmed to representatives of Butterfly that both TSG and Brown-Forman Corporation had informed the Company that they would not continue to be shareholders after the transaction. Such representatives of Butterfly conveyed to the representatives of J.P. Morgan that Butterfly was still interested in meeting with Brown-Forman Corporation to introduce themselves and share with Brown-Forman their vision for the Company’s business after the Closing. Between September 10, 2024 and October 4, 2024, representatives of the Company and its third-party advisors conducted several due diligence meetings with representatives of Butterfly and its third-party advisors regarding a variety of topics, including financial, legal, environmental, information technology, human resources, tax and accounting. The Company also continued to provide additional information in the virtual data room for Butterfly and its third party advisors to access.

On September 10, 2024, a representative of Ropes & Gray sent the initial draft of the merger agreement to representatives of Kirkland & Ellis.

On September 12, 2024, representatives of Butterfly held a meeting by videoconference with representatives of Brown-Forman Corporation, with representatives of J.P. Morgan in attendance, during which representatives of Butterfly introduced themselves and shared Butterfly’s strategic vision for the Company. The representatives of Butterfly and representatives of Brown-Forman Corporation did not discuss any potential “roll” by Brown-Forman Corporation in connection with the proposed transaction at such meeting.

On September 18, 2024, Kirkland & Ellis sent Ropes & Gray a revised draft of the merger agreement. Among other changes, the revised merger agreement draft accepted the one-step structure, proposed an inside date or alternatively a marketing period and an outside date that was six (6) months following the execution of the merger agreement, proposed a termination fee payable by the Company of 3.75% of the equity value of the transaction (or 1.75% of the equity value of the transaction if the merger agreement was terminated by the Company to enter into an alternative acquisition agreement during the “go-shop” period), and proposed a reverse termination fee payable by Parent of 5.25% of the equity value of the transaction. The revised draft of the merger agreement also reduced the length of the “go-shop” period from sixty (60)-days to twenty five (25)-days and proposed that Parent enter into a voting and support agreement with each of TSG and Brown-Forman Corporation in connection with the potential transaction, pursuant to which each of TSG and Brown-Forman Corporation would vote its shares of Company Common Stock for the adoption of the merger agreement and the approval of the merger on the terms and conditions set forth in such voting and support agreement.

On September 19, 2024, the Company Board convened a regularly-scheduled meeting by videoconference with members of Company’s management to discuss ordinary-course matters related to the Company’s plans for fiscal year 2025. Representatives of each of J.P. Morgan and Ropes & Gray joined a portion of the meeting to provide an update on the transaction. Mr. Sullivan also provided the Company Board with an overview of the terms of the draft merger agreement received from Kirkland & Ellis.

On September 21, 2024, Kirkland & Ellis furnished an initial draft of the form of voting and support agreement to Ropes & Gray. Over the subsequent weeks and prior to the execution of the merger agreement, members of Company’s management and representatives of Butterfly, Brown-Forman Corporation and TSG exchanged drafts and negotiated the terms of the form of the voting and support agreement. Key terms of the form of the voting and support agreement negotiated between the parties included the circumstances in which the transfer restrictions and voting commitments applicable to the Specified Stockholders would terminate.

On September 24, 2024, Ms. Mahlan, Ms. Fall-Jung and Mr. Sullivan, representatives of Butterfly and representatives of J.P. Morgan held a meeting by videoconference to discuss the Company’s recent operating performance and the Company’s fiscal year 2025 budget, which projected financial results below those included within the forecasts for fiscal year 2025 previously provided to Butterfly. At the meeting, members of Company’s management explained impacts on wholesale demand were a result of the Company’s changes in distributorship arrangements, as former distributors sold down existing inventory and new distributors purchased inventory from former distributors.

Also on September 24, 2024, Ropes & Gray sent Kirkland & Ellis a revised draft of the merger agreement and Kirkland & Ellis sent Ropes & Gray initial drafts of the equity commitment letter and limited guarantee.

On September 26, 2024, at the instruction of the Company Board, representatives of J.P. Morgan shared the Company’s revised fiscal year 2025 budget and financial forecasts with representatives of Butterfly.

On September 27, 2024, Ropes & Gray sent Kirkland & Ellis an initial draft of the Company disclosure letter to the merger agreement and revised drafts of the equity commitment letter and limited guarantee.

Between September 27 and October 6, 2024, representatives of Ropes & Gray and Kirkland & Ellis exchanged various drafts of the merger agreement, limited guarantee, equity commitment letter, debt commitment letter and the Company disclosure letter to the merger agreement and held various discussions regarding terms and conditions for the proposed transaction.

On September 29, 2024, representatives of J.P. Morgan and representatives of Butterfly held a meeting by videoconference, during which representatives of Butterfly conveyed a revised offer of an all-cash offer price of $10.75 per share of Company Common Stock, which Butterfly noted reflected their review of recent due diligence and the Company’s recent performance and the revised fiscal year 2025 budget and financial forecasts.

On September 30, 2024, the Company Board held a regularly scheduled meeting. At the meeting, members of Company’s management presented a proposed operating budget for fiscal year 2025 which reflected the impact of recent business performance that the Company was observing in the first quarter of fiscal year 2025, including lower demand from distributors as a result of inventory shifts due to the Company’s distributor realignment. Following the Company Board’s approval of the fiscal year 2025 budget, representatives of each of J.P. Morgan and Ropes & Gray joined the meeting. Company’s management presented the Company Board with two revised sets of financial projections that reflected the recent performance of the business and the Company’s budget for fiscal year 2025, referred to as Case E and Case F (See “—Certain Unaudited Prospective Financial Information”). After discussion, the Company Board approved the use of Case F by J.P. Morgan to complete its financial analyses in connection with the provision of a fairness opinion. Representatives of J.P. Morgan then provided the Company Board with an update regarding the revised bid from Butterfly of $10.75 per share of Company Common Stock, noting that Butterfly had indicated the revised proposal was the result of their review of recent diligence and the Company’s recent performance and revised projections. After a discussion led by representatives of J.P. Morgan, the Company Board directed J.P. Morgan to inform Butterfly that the Board was not interested in pursuing a transaction at $10.75 per share of Company Common Stock. The Company Board further directed Ms. Mahlan to, along with J.P. Morgan, negotiate with Butterfly to obtain more favorable terms and to present such terms to the Company Board for consideration, assuming Butterfly was willing to continue to engage notwithstanding the Company Board’s rejection of it’s $10.75 proposal.

On September 30, 2024, at the instruction of the Company Board, representatives of J.P. Morgan conveyed to representatives of Butterfly in a telephone conversation that the Company Board was unwilling to proceed with a potential transaction at a per share price of $10.75 per share, and that the Company would not provide any further confidential diligence materials or progress the negotiation of the transaction documents on the terms Butterfly had offered.

Between October 1, 2024 and October 3, 2024, representatives of Butterfly and J.P. Morgan held multiple teleconferences under which the price-per-share and the duration of the “go-shop” period were discussed.

On October 3, 2024, representatives of Butterfly conveyed to a representative of J.P. Morgan Butterfly’s revised offer to acquire the Company for an all-cash offer price of $11.10 per share of Company Common Stock (the “October 3 Proposal”) and to include a “go-shop” period of forty-five (45) days. Following the receipt of the October 3 Proposal, the Company resumed providing additional confidential due diligence materials to Butterfly.

Between October 4, 2024 and October 6, 2024, representatives of Ropes & Gray and Kirkland & Ellis exchanged updated versions of the merger agreement, limited guarantee, equity commitment letter, and the Company’s confidential disclosure letter to the merger agreement, and other related transaction documents, and confirmed that the forms of the merger agreement, the voting and support agreement and the related transaction documents were in final form. A representative of Kirkland & Ellis furnished the executed debt commitment letter, base fee letter and agency fee letter to Ropes & Gray, in each case, redacted in customary fashion.

On the evening of October 6, 2024, the Company Board convened a meeting by videoconference, with members of the Company’s management and representatives of J.P. Morgan and Ropes & Gray in attendance. A representative of Ropes & Gray then reviewed the directors’ fiduciary duties in the context of considering the October 3 Proposal and summarized the terms of the proposed merger agreement that had been negotiated with Butterfly. Representatives of J.P. Morgan then reviewed its financial analyses of the Merger Consideration provided for in the merger agreement. Following its presentation, representatives of J.P. Morgan delivered to the Company Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated

October 6, 2024, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described below in the section “The Merger—Opinion of J.P. Morgan”. Following additional discussion and consideration of the Merger Agreement and the Merger, with respect to the transaction proposed by the October 3 Proposal, the Company Board unanimously: (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein and (iv) recommended, subject to the terms of the Merger Agreement, the adoption of the Merger Agreement by the stockholders of the Company. The Company Board further directed J.P. Morgan to solicit alternative acquisition proposals during the 45-day “go-shop” period commencing upon the execution of the Merger Agreement.

On the evening of October 6, 2024, the Company, Parent and Merger Sub executed the Merger Agreement. Parent and the Specified Stockholders entered into the Voting Agreements.

On the morning of October 7, 2024, the Company and Parent issued a joint press release announcing the transaction.

From October 6, 2024 through November 20, 2024, the Company was permitted, subject to the provisions of the Merger Agreement, to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. As previously authorized during the October 6, 2024 meeting of the Company Board, as of the date hereof, representatives of J.P. Morgan contacted 27 potential acquirers, including 10 strategic acquirers and 17 financial sponsors during such go-shop period, which resulted in 23 responses from potential acquirors, and six completed calls. Among the parties contacted were Party B and Party C, both of which confirmed they no longer had interest in pursuing a transaction with the Company. As of the date hereof, no party entered into a confidentiality agreement with the Company. No third party submitted an alternative acquisition proposal to acquire the Company during the go-shop period. At 11:59 p.m. (Pacific time) on November 20, 2024, the go-shop period expired.

Recommendation of the Company Board and Reasons for the Merger

Recommendation of the Company Board

After careful consideration, the Company Board has unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Duckhorn and the Duckhorn Stockholders, (ii) approved and declared it advisable that Duckhorn enter into the Merger Agreement, (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the Duckhorn Stockholders at a meeting of the Duckhorn Stockholders, and (iv) recommendation, subject to the terms and conditions of the Merger Agreement, that the Duckhorn Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

Accordingly, the Company Board recommends, on behalf of Duckhorn, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger

The Company Board considered the following reasons (which are not listed in any relative order of importance), all of which the Company Board viewed as generally supporting its (i) determination that the

Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the Duckhorn Stockholders, (ii) approval and declaration that it is advisable to enter into the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorization and approval of the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, and (iv) resolution, subject to the terms of the Merger Agreement to recommend the adoption of the Merger Agreement by the Duckhorn Stockholders:

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Attractive Price. The all-cash consideration of $11.10 per share of Company Common Stock, taking into account the Company Board’s familiarity with the business, operations, prospects, strategic and short- and long-term operating plans, assets, liabilities and financial condition of the Company on a historical and prospective basis and the relative certainty and liquidity of the all-cash Merger Consideration, is more favorable to the Duckhorn Stockholders than the potential value that could reasonably be expected to be generated from the Company continuing to operate independently and pursuing its current business and financial plans on a standalone basis;

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Substantial Premium. The current and historical market prices of the Company Common Stock, and the fact that the Merger Consideration represents a compelling premium to recent market prices of the Company Common Stock, including the closing price of the Company Common Stock on October 4, 2024 and the volume weighted average price for the Company Common Stock over the thirty (30) trading day period ending on October 4, 2024;

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Certainty of Value. The Merger Consideration is all cash, and the transactions contemplated by the Merger Agreement, therefore, provide certain and immediate value and liquidity to the Duckhorn Stockholders for their shares of Company Common Stock, especially when viewed against the internal and external risks and uncertainties associated with macroeconomic conditions, including the current state of the U.S. and global economies, the prospects for the recovery of the Company’s stock price in the public markets, and the potential impact of such risks and uncertainties on a standalone strategy of the Company and the trading price of the shares of Company Common Stock;

•	Best Offer. The belief of the Company Board that as a result of an active negotiating process, the Company had obtained Parent’s best offer;

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Likelihood of Closing. The belief of the Company Board that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk, (iii) the likelihood of obtaining required regulatory approvals, including the commitment of Parent to use its reasonable best efforts to obtain the expiration or termination of any applicable waiting period under the HSR Act and (iv) the firm Equity Commitment Letter and Debt Commitment Letter which offer little conditionality aside from the conditions set forth in the Merger Agreement;

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Financing. The fact that Parent has obtained committed Debt Financing and Equity Financing, as well as the fact that Parent and its subsidiaries must use their reasonable best efforts to consummate the Debt Financing and that such funding provides an amount sufficient to cover the aggregate Merger Consideration, all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the financing and all other payment obligations of Parent, Merger Sub and the Surviving Corporation in connection therewith;

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Form of Consideration. The fact that the Merger Consideration is all cash, and therefore would provide the Duckhorn Stockholders significant, immediate and certain value and liquidity for their shares of the Company Common Stock, taking into account the effect on the Duckhorn Stockholders of long-term business and execution risk, as well as risks related to the financial markets generally;

•	Opinion of J.P. Morgan. The financial analyses presented by J.P. Morgan to the Company Board and the October 6, 2024 oral opinion delivered by J.P. Morgan to the Company Board, which was subsequently confirmed by delivery of its written opinion dated October 6, 2024, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger—Opinion of J.P. Morgan Securities LLC.” The full text of the written opinion of J.P. Morgan, dated October 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion;

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Financial Projections. The fact that achieving management’s financial projections entails execution risk, including risks and uncertainties relating to the Company’s ability to achieve its strategies of driving organic growth and realizing margin expansion, market acceptance of the Company’s products, the Company’s ability to successfully compete against current or future competitors, the magnitude of potential liabilities related to existing or future product liability or warranty claims and the Company’s ability to service its debt and secure additional financing;

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Go-Shop; Opportunity to Accept a Superior Proposal. The fact that the terms of the Merger Agreement permit the Company to affirmatively solicit Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any Acquisition Proposals until the No-Shop Period Start Date and, under certain circumstances after the No-Shop Period Start Date, to furnish information to and conduct negotiations with third parties regarding Acquisition Proposals, and that the provisions of the Merger Agreement permit the Company Board in certain circumstances to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited Superior Proposal prior to the later of (A) the No-Shop Period Start Date and (B) one (1) day following the expiration of any Notice Period commenced prior to the No-Shop Period Start Date (or any subsequent Notice Period commenced within three (3) business days of the conclusion of a Notice Period with respect to a Superior Proposal made by a Specified Party, and in each case, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal made by the Specified Party), subject to the payment of a termination fee of $29,000,000 for a Superior Proposal, and of $53,500,000 for a Superior Proposal after such period, which amounts the directors believe to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to other Acquisition Proposals;

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Reverse Termination Fee. The fact that, in the event the transactions contemplated by the Merger Agreement are not consummated in certain circumstances relating to the failure of Parent to close the Merger, Parent will be required to pay the Company a reverse termination fee of $95,000,000, which the Company Board believes creates a substantial incentive for Parent to consummate the transactions contemplated by the Merger Agreement; and

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Appraisal Rights. That stockholders who do not believe that the Merger Consideration represents fair consideration for their shares of Company Common Stock will have an opportunity to pursue appraisal rights under Section 262.

The Company Board also considered a number of reasons concerning Duckhorn’s business and the Merger that it generally viewed as weighing against approving the Merger, including the following (which are not listed in any relative order of importance):

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Opportunity Costs. The fact that the Company will no longer exist as an independent public company and the Duckhorn Stockholders will forego any increase in its value in excess of the price per share offered in the Merger as an independent public company that might result from its possible growth;

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No-Shop Restrictions. The restrictions in the Merger Agreement that the Company is unable to solicit other Acquisition Proposals after the No-Shop Period Start Date until the consummation of the Merger;

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Potential Negative Impact on the Company’s Business. The possible negative effect of the Merger and public announcement of the Merger on the Company’s financial performance, operating results and stock price and the Company’s relationships with customers, suppliers, other business partners, management and employees;

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Business Operation Restrictions. The fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business in the Pre-Closing Period, which may adversely affect the Company’s business, including by delaying or preventing the Company from raising financing or pursuing non-ordinary course opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company;

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Transaction Expenses. The transaction expenses to be incurred in connection with the transactions contemplated by the Merger Agreement and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be completed; and

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Interests of Insiders. The interests that certain directors and executive officers of the Company may have with respect to the transactions contemplated by the Merger Agreement that may be different from, or in addition to, their interests as the Duckhorn Stockholders or the interests of other Duckhorn Stockholders generally.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby addresses the principal reasons considered by the Company Board in consideration of its recommendation but is not intended to be exhaustive and may not include all of the factors considered by the Company Board. In view of the wide variety of reasons considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger. The Company selected J.P. Morgan to act as its financial advisor based on, among other things, J.P. Morgan’s independence, its prior experience advising the Company and its qualifications, experience and expertise, including with respect to serving as a financial advisor to companies within the consumer goods sector, advising companies on M&A transactions and serving as an independent financial advisor to boards of directors.

At the meeting of the Company Board on October 6, 2024, J.P. Morgan rendered its oral opinion to the Company Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its October 6, 2024 oral opinion by delivering its written opinion, dated October 6, 2024, to the Company Board that, as of such date, the Merger Consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated October 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Duckhorn Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, and was limited to the fairness, from a financial point of view, of the consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Duckhorn Stockholder as to how such stockholder should vote with respect to the Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

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compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Company Common Stock and certain publicly traded securities of such other companies;

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reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, as discussed more fully below in the section entitled “—Certain Unaudited Prospective Financial Information”; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness, and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Company’s management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

The projections furnished to J.P. Morgan were prepared by the Company’s management as discussed more fully below in the section entitled “—Certain Unaudited Prospective Financial Information”. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions, prevailing interest rates, and other factors as set forth in the section entitled “Forward-Looking Statements” of this proxy statement. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “—Certain Unaudited Prospective Financial Information”.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Duckhorn Stockholders (other than the Specified Stockholders) in the Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Merger, or any class of such persons relative to the Merger Consideration to be paid to the Duckhorn Stockholders in the Merger or with respect to the fairness of any such compensation.

The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Company Board.

J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Company Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Company Board or the Company’s management with respect to the Merger or the Merger Consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Company Board on October 6, 2024 and in the financial analyses presented to the Company Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Company Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that

J.P. Morgan judged to be sufficiently analogous to the Company (or aspects thereof). The companies selected by J.P. Morgan were as follows:

•	Treasury Wine Estates Ltd

•	Becle, S.A.B. de C.V.

•	Remy Cointreau S.A.

These companies were selected, among other reasons, by J.P. Morgan because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, J.P. Morgan considered to be similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus total debt and non-controlling interests, and less cash and cash equivalents and unconsolidated assets) to the analyst consensus estimates of fiscal year 2025 Adjusted EBITDA for the applicable company (the “FV/2025E Adj. EBITDA Multiple”).

Based on the results of this analysis, J.P. Morgan selected a FV/2025E Adj. EBITDA Multiple reference range for the Company of 6.0x to 12.0x. J.P. Morgan then applied such reference range to the Company’s projected Adjusted EBITDA for fiscal year 2025 provided in the Management Forecasts. The analysis indicated a range of implied per share equity value for Company Common Stock (rounded to the nearest $0.10) of approximately $5.40 to $12.80, which J.P. Morgan compared to (i) the closing price of Company Common Stock of $5.51 per share on October 2, 2024 and (ii) the Merger Consideration of $11.10 per share of Company Common Stock.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share range for the Company Common Stock. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2025 through 2029 based on the Management Forecasts, as discussed more fully below in the section entitled “—Certain Unaudited Prospective Financial Information”, which were discussed with, and approved by, the Company Board for use by J.P. Morgan in connection with its financial analyses. J.P. Morgan also calculated a range of terminal values for the Company at the end of this period by applying perpetual growth rates ranging from 2.0% to 3.0%, based on guidance provided by the Company’s management, to estimates of terminal revenue for the Company at the end of fiscal year 2029, as provided in the Management Forecasts.

J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of August 31, 2024 using a range of discount rates from 7.25% to 8.25%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for the Company’s estimated net debt and other items as of August 31, 2024, as provided by the Company’s management. This analysis indicated a range of implied per share equity value for Company Common Stock (rounded to the nearest $0.10) of $10.70 to $15.50, which J.P. Morgan compared to (i) the closing price of Company Common Stock of $5.51 per share on October 2, 2024 and (ii) the Merger Consideration of $11.10 per share of Company Common Stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company. However, the companies selected were chosen by J.P. Morgan because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Company Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For financial advisory services rendered in connection with the Merger, the Company has agreed to pay J.P. Morgan an estimated fee of approximately $30 million, $5 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

Other than financial advisory services rendered in connection with the Merger, during the two (2) years preceding the date of J.P. Morgan’s written opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Company or Butterfly, an affiliate of Parent, or its portfolio companies. During the two (2) years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with portfolio companies of TSG, an approximately 42% stockholder of the Company, for which J.P. Morgan and such affiliates have received or will receive customary compensation. Such services during such period have included providing debt syndication and financial advisory services to portfolio companies of TSG. During the two (2) years preceding the date of J.P. Morgan’s written opinion, the aggregate fees recognized by J.P. Morgan from TSG and its controlled portfolio companies were approximately $11 million. During the two (2) years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with Brown-Forman Corporation, an approximately 21% stockholder of the Company, for which J.P. Morgan and such affiliates have received or will receive customary compensation. Such services during such period have included acting as joint book manager on a bond offering in March 2023 and joint lead arranger and joint lead bookrunner on a credit facility in May 2023. During the two (2) years preceding the date of J.P. Morgan’s written opinion, the aggregate fees recognized by J.P. Morgan from Brown-Forman Corporation were approximately $2 million. In addition,

J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Brown-Forman Corporation. As of the date of its opinion, J.P. Morgan and/or its affiliates are currently providing investment banking services to TSG and/or certain of its affiliates, which services are unrelated to the Merger. J.P. Morgan expects to receive customary compensation in connection with the foregoing which, considered in the aggregate and assuming such transactions are actually completed, are expected by J.P. Morgan to be less than the estimated fee J.P. Morgan would receive from the Company in connection with the Merger. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies of TSG. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Brown-Forman Corporation for their own account or for the accounts of customers and, accordingly, likely hold long or short positions in such securities or other financial instruments.

Certain Unaudited Prospective Financial Information

Important Information Concerning the Company Management Forecasts

The Company does not, as a general matter, publicly disclose long-term forecasts as to future revenues, earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods.

In the ordinary course of business, the Company’s senior management prepares unaudited prospective financial forecasts for strategic planning purposes. These forecasts generally rely upon various assumptions and are prepared with less rigor than forecasts upon which one would rely when making a decision about whether or not to sell a company. Following receipt of the May 29 IoI from Butterfly and Party A, the Company’s management team shared its existing long-range forecasts with J.P. Morgan so that J.P. Morgan could provide the Company Board at its meeting on June 14, 2024 with a preliminary valuation analysis based on, among other things, these forecasts. We refer to the Company’s pre-existing long range forecasts as “Case A.” Case A reflected, in the view of the Company’s management, growth and operating assumptions that the Company’s management team viewed as generally conservative. Case A further assumes that the Company outsources California distribution to a third-party distributor beginning August 1, 2025. Following receipt of the May 29 IoI from Butterfly and Party A, the Company’s senior management prepared a second set of forecasts to assist the Company Board’s in its evaluation of Butterfly’s offer (“Case B”). Case B reflected the Company’s management team’s view of potential upside in its growth plan, including (as compared to Case A) a stronger industry rebound, higher market share expansion, a more robust direct-to-consumer channel and the launch of a new label. The Company’s senior management presented Case A and Case B to the Company Board in June 2024. Case A and Case B are summarized below:

Case A

(dollars in millions)

	2025E	2026E	2027E	2028E	2029E
Net sales	$511	$549	$577	$601	$628
Cost of goods sold	($244)	($252)	($263)	($274)	($287)
Gross profit	$268	$298	$314	$326	$342
Operating expense	($111)	($115)	($120)	($124)	($128)
EBIT(1)	$157	$182	$194	$202	$214
Depreciation and Amortization	$37	$40	$42	$44	$37
Other adjustments(2)	$(11)	$(28)	$(30)	$(27)	$(14)
Adjusted EBITDA(3)	$183	$194	$206	$219	$237
Capital expenditures	$60	$60	$51	$48	$52
Change in net working capital	$55	$46	$39	$43	$43
Unlevered free cash flow	$31	$48	$75	$85	$92

(1)	Earnings before interest and taxes (“EBIT”) refers to the Company’s net income plus interest expense and tax expense.
(2)

Other adjustments reflect adjustments for stock-based compensation, purchase accounting adjustments, transaction expenses, acquisition integration costs, change in fair value of derivatives, impairment loss and loss on property and equipment.

(3)

Adjusted earnings before interest, taxes depreciation and amortization (“Adjusted EBITDA”) refers to the Company’s net income plus interest expense, tax expense, depreciation and amortization and stock-based compensation expense, adjusted for purchase accounting adjustments, transaction expenses, acquisition integration costs, change in fair value of derivatives, impairment loss and loss on property and equipment.

Case B

(dollars in millions)

	2025E	2026E	2027E	2028E	2029E
Net sales	$501	$551	$595	$639	$676
Cost of goods sold	($242)	($255)	($274)	($293)	($310)
Gross profit	$259	$296	$321	$346	$366
Operating expense	($105)	($109)	($114)	($124)	($130)
EBIT	$154	$158	$177	$196	$229
Depreciation and Amortization	$38	$40	$41	$42	$30
Other adjustments	$(12)	$0	$0	$0	$0
Adjusted EBITDA	$180	$198	$218	$238	$259
Capital expenditures	$59	$39	$36	$30	$52
Change in net working capital	$54	$48	$42	$47	$48
Unlevered free cash flow	$31	$71	$96	$112	$102

Following the June 14, 2024 meeting of the Company Board, the Company’s senior management further refined the Company’s prepared preliminary unaudited prospective financial forecasts and presented the Company’s Board with two further cases at its meeting on July 13, 2024 because the Company’s management believed that Case A and Case B did not reflect certain assumptions that the Company’s management believed likely to impact future value. Case C was consistent with the previously-presented Case B, but adjusted to reflect an assumption that the Company would continue to self-distribute in California for the forecast period, eliminate a wholesale-only label and reflect a scaling-back of certain planned capital projects resulting in lower capital expenditures relative to Case B. Case D further adjusted Case C to reflect additional marketing investments in certain labels to increase their revenue growth. The Company’s senior management noted for the Company Board at its meeting on July 13, 2024 that while they believed Case D was achievable, it represented more of a “stretch” case than the others. At the same meeting, the Company’s management team shared their perspective that Case C was, in their view, a conservative case. Case D was provided to Butterfly in connection with the provision of diligence materials.

Case C

(dollars in millions)

	2025E	2026E	2027E	2028E	2029E
Net sales	$513	$550	$593	$626	$658
Cost of goods sold	($249)	($263)	($276)	($285)	($300)
Gross profit	$264	$287	$317	$340	$358
Operating expense	($122)	($131)	($141)	($149)	($156)
EBIT	$145	$158	$176	$191	$201
Depreciation and Amortization	$42	$44	$44	$44	$47
Other adjustments	$0	$0	$0	$0	$0
Adjusted EBITDA	$187	$202	$220	$235	$248
Capital expenditures	$43	$42	$46	$48	$53
Change in net working capital	$41	$37	$32	$36	$41
Unlevered free cash flow	$67	$84	$98	$103	$103

Case D

(dollars in millions)

	2025E	2026E	2027E	2028E	2029E
Net sales	$528	$575	$640	$686	$737
Cost of goods sold	($256)	($274)	($297)	($312)	($336)
Gross profit	$271	$301	$342	$373	$402
Operating expense	($124)	($135)	($149)	($159)	($169)
EBIT	$147	$166	$194	$215	$233
Depreciation and Amortization	$42	$44	$44	$44	$47
Other adjustments	$0	$(1)	$0	$0	$0
Adjusted EBITDA	$193	$211	$238	$259	$280
Capital expenditures	$43	$42	$46	$48	$53
Change in net working capital	$44	$40	$36	$41	$47
Unlevered free cash flow	$69	$88	$108	$117	$121

On September 30, 2024, the Company’s senior management presented a fiscal 2025 budget to the Company Board as part of its ordinary course practices following the completion of the Company’s 2024 fiscal year. The budget took into account early indications for the Company’s first quarter performance for fiscal year 2025. Following the 2025 budget process, the Company’s senior management prepared further unaudited prospective financial forecasts. The Company’s management presented two cases to the Company Board at its meeting on September 30, 2024: Case E and Case F (together with Case A, Case B, Case C, Case D and Case E, the “Forecast Cases”). Case E incorporated the recent business performance and outlook. Case F further adjusts Case E to reflect additional marketing expenditures that the Company’s management team viewed as potentially important to achieving forecasted revenue in light of competitive dynamics in the luxury wine market. Both Case E and Case F reflect continued direct distribution by the Company in California. The Company’s management noted for the Company Board at its meeting on September 30, 2024 that Case E and Case F are each more optimistic than Case C but more conservative than Case D. The Company’s management further shared with the Company Board at its meeting on September 30, 2024 that they viewed the additional marketing spend reflected in Case F as necessary to achieving the Company’s long-term plan in light of recent operational performance.

Case E

(dollars in millions)

	2025E	2026E	2027E	2028E	2029E
Net sales	$502	$552	$604	$642	$682
Cost of goods sold	($253)	($269)	($287)	($297)	($315)
Gross profit	$250	$283	$317	$345	$366
Operating expense	($117)	($127)	($140)	($150)	($157)
EBIT	$133	$156	$178	$196	$210
Depreciation and Amortization	$45	$47	$47	$47	$49
Other adjustments	$6	$2	$0	$(1)	$0
Adjusted EBITDA	$184	$205	$225	$242	$259
Capital expenditures	$40	$43	$48	$48	$53
Change in net working capital	$21	$35	$33	$37	$38
Unlevered free cash flow	$88	$87	$100	$109	$114

Case F

(dollars in millions)

	2025E	2026E	2027E	2028E	2029E
Net sales	$502	$552	$604	$642	$682
Cost of goods sold	($253)	($269)	($287)	($297)	($315)
Gross profit	$250	$283	$317	$345	$366
Operating expense	($117)	($129)	($143)	($155)	($164)
EBIT	$133	$154	$174	$190	$203
Depreciation and Amortization	$45	$47	$47	$47	$49
Other adjustments	$6	$2	$0	$0	$0
Adjusted EBITDA	$184	$203	$221	$237	$252
Capital expenditures	$40	$43	$48	$48	$53
Change in net working capital	$21	$45	$44	$46	$56
Unlevered free cash flow	$88	$76	$86	$95	$92

Following a review of the revised unaudited forecasts, the Company Board determined that Case F represented a reasonable and fair projection of the Company’s operating performance over the following five years and accepted Case F as the financial forecast to be used in assisting the Company Board in its decision-making process in determining to approve and adopt the Merger Agreement (the “Management Forecasts”). The Management Forecasts were also provided to J.P. Morgan, and the Company Board approved and instructed the use of, and reliance upon, the Management Forecasts by J.P. Morgan in connection with J.P. Morgan’s opinion to the Company Board and related financial analyses described under the heading “The Merger—Opinion of J.P. Morgan Securities LLC.” None of the Forecast Cases nor the Management Forecasts were prepared with a view toward public disclosure. The inclusion of this information should not be regarded as an indication that the Company Board or its advisors, or any other person, considered, or now considers, such Management Forecasts to be material or to be necessarily predictive of actual future results, and these Management Forecasts should not be relied upon as such.

The Management Forecasts were prepared by the Company’s senior management based on assumptions they believed to be reasonably achievable at the time made. The Management Forecasts reflect numerous assumptions including with respect to (i) the probability and timing of end-market growth; (ii) the anticipated introduction of new products and initiatives; (iii) expectations regarding gross margin expansion; (iv) marketing expenditures; (v) corporate overhead costs; and (vi) other relevant factors relating to the Company’s strategic plan. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the forecasts prepared by Company management.

Additional Information Concerning the Forecast Cases and Management Forecasts

The summary of the Forecast Cases and the Management Forecasts is included in this proxy statement to provide the Duckhorn Stockholders with access to certain financial Management Forecasts that were made available to the Company Board and its financial advisors as described above. The Management Forecasts were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Management Forecasts are forward-looking statements. All of the Management Forecasts summarized in this section were prepared by the Company’s senior management.

The Management Forecasts contain non-GAAP financial measures, including Adjusted EBITDA, adjusted EBIT, NOPAT and unlevered free cash flow. The Company’s senior management included such measures in the Management Forecasts because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of the Company. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Due to the forward-looking nature of these Management Forecasts, specific quantification of the amounts that would be required to reconcile such Management Forecasts to GAAP measures are not available. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. Accordingly, Duckhorn has not provided a reconciliation of the non-GAAP financial measures included in Management Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Adjusted EBITDA, adjusted EBIT, NOPAT and unlevered free cash flow should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the Management Forecasts or expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the information contained in the Management Forecasts. The PricewaterhouseCoopers LLP reports included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024 relate solely to the historical financial information of the Company and to an assessment of the Company’s internal controls over financial reporting. Such reports do not extend to the Management Forecasts and should not be read to do so.

The Company is summarizing the Management Forecasts in this proxy statement to provide Duckhorn Stockholders with access to certain non-public, unaudited prospective financial information that was provided to the Company Board and the financial advisors, as described above. By including the Management Forecasts in this proxy statement, neither the Company nor any of its affiliates, advisors, officers, directors or Representatives has made or makes any representation to any security holder regarding the information included in the Management Forecasts or the ultimate performance of the Company, Parent, Merger Sub, the Surviving Corporation or any of their affiliates compared to the information contained in the Management Forecasts. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Forecasts.

The assumptions and estimates underlying the Management Forecasts, all of which are difficult to predict and many of which are beyond the control of the Company, may not be realized as forecasted. Actual results may differ materially from those reflected in the Management Forecasts. In addition, the Management Forecasts will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period.

The Company’s actual future financial results may differ materially from those expressed or implied in the Management Forecasts due to numerous factors, including many that are beyond the Company’s ability to control or predict. While presented with numerical specificity, the Management Forecasts necessarily are based on numerous assumptions, many of which are beyond the control of the Company and difficult to predict. Important factors that may affect actual results and result in the Management Forecasts not being achieved include, but are not limited to, the Company’s ability to achieve expected results in pricing and cost management and the related impact on margins and cash flow, the effect of global economic conditions, the cost and effect of changes in tax and other legislation and other risk factors described in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended July 31, 2024, and described in this proxy statement in the section entitled “Forward-Looking Statements”. The Management Forecasts also reflect assumptions as to certain business decisions that are subject to change. The information set forth in the Management Forecasts is not fact and should not be relied upon as being necessarily indicative of actual future results. The Management Forecasts cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year.

The Management Forecasts were developed based on the Company’s continued operation as a standalone, publicly traded company without giving effect to the Merger, and therefore the Management Forecasts do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger or to any costs incurred in connection with the Merger. Furthermore, the Management Forecasts do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.

The Management Forecasts summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Company will not update or otherwise revise the Management Forecasts hereafter to reflect circumstances arising after their preparation.

In light of the foregoing factors and the uncertainties inherent in the Management Forecasts, we caution you to not place undue, if any, reliance on the Management Forecasts.

Interests of Duckhorn’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company Board that the Duckhorn Stockholders should adopt the Merger Agreement, the Duckhorn Stockholders should be aware that the executive officers and directors of Duckhorn have certain interests in the Merger that may be different from, or in addition to, the interests of the Duckhorn Stockholders generally, including those interests listed below. The Company Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the Merger Agreement, in adopting the Merger Agreement, and in recommending that the Merger Agreement be approved by the Duckhorn Stockholders. As described in more detail below, these interests may include, for one or more of our directors and executive officers:

•

Company Stock Options, Company PSUs and Company RSUs held by Duckhorn’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger—Treatment of Company Equity Awards;”

•

Eligibility of Duckhorn’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of

Duckhorn’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control;”

•	The potential receipt of payments in respect of Converted Option Cash Awards and/or Converted Stock Unit Cash Awards or other post-Closing cash and/or equity incentive grants;

•	The accelerated vesting and payment of balances under the Company Nonqualified Deferred Compensation Plan; and

•	Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

Arrangements with Parent

As of the date of this proxy statement, no executive officer of Duckhorn has entered into any agreement with Parent or any of its affiliates regarding individual employment arrangements with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates following the consummation of the Merger.

Prior to and following the Closing, however, certain executive officers of Duckhorn may have discussions or may enter into agreements with Parent, Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Treatment of Company Equity Awards

Acceleration of Vesting of Certain Company Equity Awards

Each Company Stock Option and/or Company RSU (other than the Company Stock Options and Company RSUs granted in September 2024 and October 2024), or portion thereof, that is unvested and outstanding at the Effective Time will accelerate vesting by six (6) months, such that (A) any Company Stock Option and/or Company RSU (or portion thereof) ordinarily scheduled to vest within six (6) months following the Effective Time shall vest at the Effective Time and (B) the vesting schedule applicable to any Company Stock Option and/or Company RSU (or portion thereof) ordinarily scheduled to vest more than six (6) months following the Effective Time shall be accelerated by six (6) months.

Treatment of Company Common Stock

If the Merger is consummated, any shares of Company Common Stock held of record or beneficially owned by a director or executive officer will be converted into the right to receive the Merger Consideration at the Effective Time.

The approximate value of the cash payments that each director and executive officer of the Company would receive in exchange for his or her shares of Company Common Stock is set forth in the table below. The information is based on the number of shares of Company Common Stock as of November 18, 2024 held by each person who served as a director or executive officer of the Company since the beginning of the fiscal year ended July 31, 2024.

Name of Executive Officer or Director	Number of Shares of Company Common Stock (#)	Cash Consideration for Company Common Stock ($)
Deirdre Mahlan	92,544	$1,027,238.40
Alex Ryan(1)	1,731,628	$19,221,070.80
Gayle Bartscherer(2)	80,383	$892,251.30
Jennifer Fall Jung	48,899	$542,778.90
Sean Sullivan	119,774	$1,329,491.40
Pete Przybylinski	381,036	$4,229,449.60
Zach Rasmuson	453,105	$5,029,465.50
Charles Esserman	—	—
Michelle Gloeckler	29,374	$326,051.40
Daniel Costello	—	—
Adriel Lares	25,554	$283,649.40
James O’Hara	—	—
Marshall Farrer	—	—
Tim Nall	—	—
Dave Burwick	—	—
Melanie Cox(3)	31,957	$354,722.70

(1)	Mr. Ryan retired effective September 27, 2023 and is no longer an executive officer of the Company.
(2)	Ms. Bartscherer’s employment ceased as of March 29, 2024 and she is no longer an executive officer of the Company.
(3)	Ms. Cox resigned from the Company Board effective as of April 30, 2024.

Treatment of Company Stock Options

Each Company Stock Option (or portion thereof) that is vested, outstanding and unexercised immediately prior to the Effective Time, including Company Stock Options accelerated at the Effective Time pursuant to their terms or pursuant to the terms of the Merger Agreement, will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Stock Option (or vested portion) immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying such Company Stock Option.

Each Company Stock Option (or portion thereof) that is unvested, outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company Stock Option to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the Converted Option Cash Award. The Converted Option Cash Award shall remain subject to the same vesting schedule applicable to the related Company Stock Option (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award, and the vesting of the Converted Option Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

The Company’s executive officers and directors may exercise their Company Stock Options prior to the Effective Time to the extent such Company Stock Options are vested and exercisable in accordance with their terms.

The approximate value of the cash payments that each director and executive officer of the Company will receive in connection with the consummation of the Merger as a result of the cancellation of his or her Company Stock Options is set forth in the table below. This information is based on the Merger Consideration, the number of vested and unvested Company Stock Options held by the Company’s directors and executive officers as of November 18, 2024, assumes the Effective Time occurs on November 18, 2024 and does not take into account any vesting, forfeiture, or exercise of equity awards between November 18, 2024 and the Effective Time, but does take into account accelerated vesting at the Effective Time pursuant to the terms of the applicable Company Equity Awards or the Merger Agreement, as described above, in each case, assuming the applicable executive officer or director continues to provide services to the Company through such time.

The actual amount payable in respect of Company Stock Options held by the Company’s directors and executive officers will depend on the number of shares of Company Common Stock subject to Company Stock Options held by such persons as of the Effective Time and the extent to which the Company Stock Options are or become vested as of the Effective Time, which may differ from the amounts in the table below. None of the Company’s directors hold Company Stock Options as of November 18, 2024.

Name of Executive Officer or Director	Vested Company Stock Options (#)(1)	Cash Consideration for Vested Company Stock Options ($)	Company Stock Options Expected to Accelerate (#)(2)	Cash Consideration for Accelerated Company Stock Options ($)	Unvested Company Stock Options (#)(3)	Cash Consideration for Unvested Company Stock Options ($)(4)	Total Cash Consideration for Company Stock Options in the Merger ($)
Deirdre Mahlan	—	—	—	—	—	—	—
Jennifer Fall Jung	40,266	40,908	—	—	244,200	142,470	183,378
Sean Sullivan	173,162	37,499	34,315	—	245,845	130,597	168,096
Pete Przybylinski	173,162	37,499	34,315	—	245,845	130,597	168,096
Zach Rasmuson	173,162	37,499	34,315	—	245,845	130,597	168,096
Alex Ryan(5)	—	—	—	—	—	—	—
Gayle Bartscherer(6)	—	—	—	—	—	—	—
Charles Esserman	—	—	—	—	—	—	—
Michelle Gloeckler	—	—	—	—	—	—	—
Daniel Costello	—	—	—	—	—	—	—
Adriel Lares	—	—	—	—	—	—	—
James O’Hara	—	—	—	—	—	—	—
Marshall Farrer	—	—	—	—	—	—	—
Tim Nall	—	—	—	—	—	—	—
Dave Burwick	—	—	—	—	—	—	—
Melanie Cox(7)	—	—	—	—	—	—	—

(1)	Number of shares of Company Common Stock subject to Company Stock Options that are vested as of November 18, 2024.
(2)

Number of shares of Company Common Stock subject to Company Stock Options that are unvested as of November 18, 2024 that are expected to accelerate vesting as of the Effective Time, assuming continued service through such date. This includes the number of shares subject to Company Stock Options that will accelerate pursuant to the terms of the Merger Agreement, as described above.

(3)	Number of shares of Company Common Stock subject to Company Stock Options that are unvested as of November 18, 2024 that are not expected to accelerate vesting as of the Effective Time.
(4)

As of the Effective Time, each unvested Company Stock Option (after taking into account any accelerated vesting in connection with the transaction) will be cancelled and converted into the contingent right to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Stock Option (or unvested portion) immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying such Company Stock Option, which amount, instead of being paid immediately following the Effective Time, will instead be paid on the applicable vesting date of such Company Stock Option, subject to earlier payment on the holder’s termination of employment without cause and/or certain other terminations of the holder’s employment pursuant to the executive’s severance entitlements described below.
(5)	Mr. Ryan retired effective September 27, 2023 and is no longer an executive officer of the Company.
(6)	Ms. Bartscherer’s employment ceased as of March 29, 2024 and she is no longer an executive officer of the Company.
(7)	Ms. Cox resigned from the Company Board effective as of April 30, 2024.

Treatment of Company RSUs and Company PSUs

Each Company Equity Award (or portion thereof), other than a Company Stock Option, that is vested and outstanding immediately prior to the Effective Time but not yet settled immediately prior to the Effective Time, including Company Equity Awards accelerated at the Effective Time pursuant to their terms or pursuant to the Merger Agreement, will, at the Effective Time, be cancelled and, in exchange therefor, the holder of such cancelled Company Equity Award will be entitled to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) such Company Equity Award (or vested portion) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

Each Company RSU that is unvested and outstanding immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company RSU to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the Converted Stock Unit Cash Award. The Converted Stock Unit Cash Award shall remain subject to the same vesting schedule applicable to the related Company RSU (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Stock Unit Cash Award, and the vesting of the Converted Stock Unit Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

The approximate value of the cash payments that each director and executive officer of the Company will receive in connection with the consummation of the Merger as a result of the cancellation of his or her Company PSUs and/or Company RSUs is set forth in the table below. This information is based on the Merger Consideration and the number of unvested Company PSUs and/or Company RSUs held by the Company’s directors and executive officers as of November 18, 2024, assumes that the Effective Time occurs on December 24, 2024 and does not take into account any vesting or forfeiture of equity awards between November 18, 2024 and the Effective Time, but does take into account accelerated vesting at the Effective Time pursuant to the terms of the applicable Company Equity Awards or the Merger Agreement, as described above, in each case, assuming the applicable executive officer or director continues to provide services to the Company through such time. The actual amount payable in respect of Company PSUs and/or

Company RSUs held by the Company’s directors and executive officers will depend on the number of shares of Company Common Stock subject to Company PSUs and/or Company RSUs held by such persons as of the Effective

Time, the extent to which the Company PSUs and/or Company RSUs are or become vested as of the Effective Time, which may differ from the amounts in the table below and the degree to which the Company Equity Awards are earned after the closing of the Merger.

Name of Executive Officer or Director	Number of Unvested Company RSUs and Company PSUs Expected to Accelerate (#)(1)	Cash Consideration for Accelerated Company RSUs and Company PSUs ($)	Number of Unvested Company RSUs (#)(2)	Cash Consideration for Unvested Company RSUs ($)(3)	Total Cash Consideration for Unvested Company PSUs and Company RSUs in the Merger ($)
Deirdre Mahlan	531,286	5,897,275	—	—	5,897,275
Jennifer Fall Jung	—	—	81,401	903,551	903,551
Sean Sullivan	11,441	126,995	81,950	909,645	1,036,640
Pete Przybylinski	11,441	126,995	81,950	909,645	1,036,640
Zach Rasmuson	11,441	126,995	81,950	909,645	1,036,640
Alex Ryan(4)	—	—	—	—	—
Gayle Bartscherer(5)	—	—	—	—	—
Charles Esserman	—	—	—	—	—
Michelle Gloeckler	12,775	141,803	—	—	141,803
Daniel Costello	—	—	—	—	—
Adriel Lares	12,775	141,803	—	—	141,803
James O’Hara	—	—	—	—	—
Marshall Farrer	—	—	—	—	—
Tim Nall	—	—	—	—	—
Dave Burwick	9,011	100,022	—	—	100,022
Melanie Cox(6)	—	—	—	—	—

(1)

Number of shares of Company Common Stock subject to Company RSUs and Company PSUs that are unvested as of November 18, 2024 that are expected to accelerate vesting as of the Effective Time, assuming continued service through such date. This includes all Company RSUs held by Ms. Mahlan, all Company PSUs (which are only held by Ms. Mahlan), and the number of shares subject to Company RSUs that will accelerate pursuant to the terms of the Merger Agreement, as described above.

(2)	Number of shares of Company RSUs that are unvested as of November 18, 2024 that are not expected to accelerate vesting as of the Effective Time.
(3)

As of the Effective Time, each unvested Company RSU (after taking into account any accelerated vesting in connection with the transaction) will be cancelled and converted into the contingent right to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, which amount, instead of being paid immediately following the Effective Time, will instead be paid on the applicable vesting date of such Company RSU, subject to earlier payment on the holder’s termination of employment without cause and/or certain other terminations of the holder’s employment pursuant to the executive’s severance entitlements described below. The Company RSUs held by our directors and the Company RSUs and Company PSUs held by Ms. Mahlan will accelerate as of the Effective Time, subject to continued service through such time. The Company RSUs held by our other executive officers will accelerate by six months at the Effective Time, as described above.

(4)	Mr. Ryan retired effective September 27, 2023 and is no longer an executive officer of the Company.
(5)	Ms. Bartscherer’s employment ceased as of March 29, 2024 and she is no longer an executive officer of the Company.
(6)	Ms. Cox resigned from the Company Board effective as of April 30, 2024.

Treatment of Company ESPP

The Company sponsors the Company ESPP in which executive officers and other employees are eligible to participate. Pursuant to the terms of the Merger Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPP) has or will adopt resolutions and take all other actions as may be required to provide that (i) no new participants will commence participation in the Company ESPP after October 6, 2024; (ii) no current Company ESPP participant will be allowed to increase their payroll contribution rate or purchase elections from those in effect as of October 6, 2024 or make separate non-payroll contributions on or following October 6, 2024; (iii) no new offering period will commence or be extended pursuant to the Company ESPP after October 6, 2024; (iv) if the Effective Time is expected to occur prior to the end of the current offering period, the Company will take action to shorten the offering period and the applicable purchase date with respect to the offering period will occur as close to the Effective Time as is administratively practicable; and (v) the Company ESPP shall terminate as of or immediately prior to the Effective Time.

Potential Payments upon Termination or Change in Control

Each of Duckhorn’s executive officers is party to an employment agreement with Duckhorn that provides for certain payments and benefits in the event of certain terminations of employment. The material terms of these agreements are summarized below. As used in the summary below, the terms “cause” and “good reason” have the meanings set forth in the applicable employment agreement. The Merger will constitute a change in control of Duckhorn for purposes of the employment agreements and award agreements.

If Ms. Mahlan’s employment is terminated by Duckhorn other than for cause or by Ms. Mahlan for good reason, she will be entitled to receive base salary continuation for twelve months (six months in the event that a termination for good reason by Ms. Mahlan occurs on account of a diminution in her duties and responsibilities for no longer being a CEO of a publicly traded company following a change in control), reimbursement of COBRA premiums for up to twelve months (six months in the event that a termination for good reason by Ms. Mahlan occurs on account of a diminution in her duties and responsibilities for no longer being a CEO of a publicly traded company following a change in control), based on the portion of monthly health premiums paid by the Company immediately prior to her termination, and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to her execution of a separation agreement containing a general release of claims.

If the employment of any of Duckhorn’s executive officers other than Ms. Mahlan is terminated by Duckhorn other than for cause or by the executive officer for good reason, he or she will be entitled to receive base salary continuation for twelve months, reimbursement of COBRA premiums for up to twelve months (based on the portion of monthly health premiums paid by the Company immediately prior to his or her termination), and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to his or her execution of a separation agreement containing a general release of claims.

Each of Duckhorn’s currently employed executive officers’ employment agreements includes a Section 280G better-off cutback provision, which provides that, in the event that the payments and benefits provided to the executive would be subject to the excise tax imposed by Section 4999 of the Code, the severance payments and benefits will either be delivered in full or reduced to the extent necessary to avoid the excise tax, whichever would result in the executive receiving the largest amount of payments and benefits on an after-tax basis.

With respect to the options and RSUs held by Duckhorn’s currently employed executive officers, in the event of a change in control of the Company (as defined in the award agreements) in which an acquiring or surviving entity assumes, continues or substitutes the options and/or RSUs, as applicable, if the executive officer’s employment is terminated without cause or for good reason, in either case, within 18 months following such change in control, the options and/or RSUs, as applicable, will become fully vested upon such termination.

In the event of a change in control, any then outstanding and unvested RSUs granted to Ms. Mahlan in connection with her commencement of employment as President and Chief Executive Officer will vest immediately prior to such change in control.

Other than Ms. Mahlan’s RSUs, including her performance-based RSUs, no benefits would be payable upon a change in control without an associated termination of employment (unless options and/or RSUs are not assumed, continued or substituted as described above).

For an estimate of the value of the severance payments and benefits described above that would be payable to the Company’s named executive officers upon a qualifying termination in connection with the Merger, see the section entitled “Golden Parachute Compensation” below.

Nonqualified Deferred Compensation Plan

The Duckhorn Wine Company, an indirect subsidiary of the Company, maintains the Company Nonqualified Deferred Compensation Plan in which participants, including our executive officers, receive employer contributions equal to the excess of the employer contribution they would have received under our 401(k) plan, but for Internal Revenue Service limits, over the employer contributions made on their behalf to the 401(k) plan. Pursuant to the Company Nonqualified Deferred Compensation Plan, unvested employer contributions in each executive officer’s account will vest in connection with a change in control, which includes the Merger, and the full account balances will be paid out in connection with the Merger. The approximate value of the cash payments that each director and executive officer of the Company will receive in connection with the consummation of the Merger as a result of the payment of his or her deferred compensation account balances is set forth in the table below. This information is based on the deferred compensation plan account balances of the Company’s directors and executive officers as of November 18, 2024 and does not take into account any contributions or distributions between November 18, 2024 and the Effective Time. The actual amount payable in respect of the deferred compensation plan to the Company’s directors and executive officers will depend on the account balances of such persons as of the Effective Time, which may differ from the amounts in the table below. None of our directors participates in the Company Nonqualified Deferred Compensation Plan.

Name of Executive Officer or Director	Non-qualified Deferred Compensation Plan Vested Account Balance ($)	Non-qualified Deferred Compensation Plan Unvested Account Balance ($)	Non-qualified Deferred Compensation Plan Total Account Balance ($)
Deirdre Mahlan	—	20,283	20,283
Alex Ryan(1)	—	—	—
Gayle Bartscherer(2)	—	—	—
Jennifer Fall Jung	85,781	20,173	105,954
Sean Sullivan	42,926	95,101	138,027
Pete Przybylinski	182,060	93,218	275,278
Zach Rasmuson	2,762,167	98,027	2,860,194
Charles Esserman	—	—	—
Michelle Gloeckler	—	—	—
Daniel Costello	—	—	—
Adriel Lares	—	—	—
James O’Hara	—	—	—
Marshall Farrer	—	—	—
Tim Nall	—	—	—
Dave Burwick	—	—	—
Melanie Cox(3)	—	—	—

(1)	Mr. Ryan retired effective September 27, 2023 and is no longer an executive officer of the Company.
(2)	Ms. Bartscherer’s employment ceased as of March 29, 2024 and she is no longer an executive officer of the Company.
(3)	Ms. Cox resigned from the Company Board effective as of April 30, 2024.

Employee Benefits

Parent has agreed to cause the Surviving Corporation and each of the Company’s subsidiaries to, for one year following the Effective Time (or until employment terminates, if sooner), maintain for the individuals employed by the Company or any of the Company’s subsidiaries at the Effective Time and who remain employed by the Surviving Corporation (or its other subsidiaries) immediately following the Effective Time, including the Company’s executive officers (each, a “Current Employee”) (i) each of base salary and wage rate (as applicable) and a target annual cash incentive compensation opportunity (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) at least as favorable as those provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (excluding any defined benefit pension, equity or equity-based, severance, change in control, retention, employee stock purchase plan and nonqualified deferred compensation, or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits provided to the Current Employees as of immediately prior to the Effective Time under the Company’s employee benefit plans (subject to the same exclusions) and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or a Company subsidiary to the Current Employee as of immediately prior to the Effective Time.

Other Arrangements

As of the date of this proxy statement, Parent has informed the Company that none of the Company’s executive officers has entered into any new agreement, arrangement or understanding with Parent or its affiliates regarding employment with the Surviving Corporation. Although it is possible that Parent or the Surviving Corporation may enter into employment agreements or other employment or consultancy arrangements with the Company’s executive officers, as of the date of this proxy statement, there can be no assurance that any parties will reach an agreement.

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides that Parent and Merger Sub will cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers and employees of the Company than such provisions set forth in the organizational documents of the Company as of the date of the Merger Agreement. Such provisions may not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such individual, and will be observed by the Surviving Corporation and its subsidiaries to the fullest extent available under Delaware (or other applicable) law until six (6) years from the Effective Time, and in the event that any action is pending or asserted or any claim made during such period, until the disposition of any such action or claim, unless such amendment, modification, or repeal is required by applicable law, in which case Parent will, and will cause the Surviving Corporation to, make such changes to the certificate of incorporation and the bylaws as to have the least adverse effect on the rights of the individuals referenced in this provision.

In addition, the Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company (together with such person’s heirs, executors, administrators or affiliates), who we refer to collectively as the “indemnitees.” Specifically, from and after the Effective Time, Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless each current or former director and officer of the Company against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the indemnitee is or was an officer, director, employee, affiliate, fiduciary, or agent of the Company or its subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the extent provided for under the Company’s organizational documents or contractual arrangements providing for indemnification in effect as of the date of the Merger Agreement. The Merger Agreement also provides that Parent and the Surviving Corporation will advance reasonable fees and expenses (including reasonable attorneys’ fees) as incurred by any such indemnitee in the defense of such legal action (provided that any person to whom expenses are advanced shall have provided, to the extent provided for under the Company’s organizational documents or contractual arrangement providing for indemnification, an undertaking to repay such advances if it is finally determined that such person is not entitled to indemnification).

The Merger Agreement further provides that prior to the Effective Time, the Company may purchase a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies, subject to certain limits on the aggregate premium for such tail policy. In addition, without limiting the foregoing, unless the Company has purchased a tail policy, the Merger Agreement requires the Surviving Corporation to purchase such tail policy at or after the Effective Time. Parent will cause the Surviving Corporation to maintain such policy in full force and effect for the full six (6)-year term.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Duckhorn that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the merger-related compensation payable to Duckhorn’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of Duckhorn Shareholders, as described below in this section. The approval of the “golden parachute” compensation is not a condition to the completion of the Merger.

The estimated value of the payments and benefits that Duckhorn’s named executive officers will or may be entitled to receive in connection with the Merger is quantified in the below table. The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the table. The table below assumes that (i) the Merger is consummated on November 18, 2024, (ii) the named executive officer’s employment is terminated by the Company without cause on the same day; (iii) the Merger Consideration is $11.10 per share of Company Common Stock; (iv) the named executive officer’s base salary rate remains unchanged from those in effect as of the date of this proxy statement; (v) annual bonuses for the fiscal year prior to the fiscal year in which such termination occurs have been paid to the named executive officer; (vi) each named executive officer has properly executed any required releases and complied with all requirements necessary in order to receive the payments and benefits; (vii) none of the named executive officers’ Company Equity Awards that are outstanding as of November 18, 2024, vest (except as described above), are exercised or are forfeited, and none of the named executive officers are granted additional equity awards, in each case prior to the date of the named executive officer’s termination; and (viii) no named executive officer enters into any new agreement with the Company or is otherwise legally entitled to, prior to the Effective Time, additional compensation or benefits. In addition, these amounts do not include any reduction on account of Section 280G or 4999 of the Code. The calculation in the table below does not include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of the named executive officers and that are available generally to all of the Company’s salaried employees. Additional detail regarding the named executive officers’ interests in the Merger is provided above under the heading “Interests of Duckhorn’s Directors and Executive Officers in the Merger”.

For purposes of this discussion, “single-trigger” refers to benefits that arise as a result of the completion of the Merger and “double-trigger” refers to benefits that require two conditions, which are the completion of the Merger and a qualifying termination.

Name(1)	Cash ($)(2)	Equity ($)(3)	Pension / NQDC ($)(4)	Perquisites/ Benefits ($)(5)	Total ($)
Deirdre Mahlan	721,000	5,897,275	20,283	3,600	6,642,158
Jennifer Fall Jung	525,000	1,046,021	20,173	17,532	1,608,726
Sean Sullivan	422,000	1,167,237	95,101	5,784	1,690,122
Pete Przybylinski	410,000	1,167,237	93,218	15,804	1,686,259
Zach Rasmuson	410,000	1,167,237	98,027	15,804	1,691,068

(1)

Alex Ryan is not included in the table as following his retirement on September 27, 2023 and he is not eligible to receive any compensation that is based on or otherwise relates to the Merger. In addition, Gayle Bartscherer is not included in the table as following the end of Ms. Bartscherer’s employment on March 29, 2024, and she is not eligible to receive any compensation that is based on or otherwise relates to the Merger.

(2)

The amounts reported in this column represent double-trigger base salary continuation for twelve (12) months that each named executive officer is entitled to pursuant to the named executive officer’s applicable employment agreement.

(3)

The amounts reported in this column represent the acceleration of Company Equity Awards as described above under “Interests of Duckhorn’s Directors and Executive Officers in the Merger,” which includes (1) single-trigger payments for (i) the Company PSUs and the Company RSUs held by Ms. Mahlan and (ii) the acceleration of Company Stock Options and Company RSUs held by each other named executive officer by six (6) months pursuant to the Merger Agreement, and (2) double-trigger payments for all other unvested Company Equity Awards (which will be Converted Option Cash Awards and Converted Stock Unit Cash Awards, as applicable, following the Merger) held by each named executive officer in the event that a named executive officer is terminated without cause following the Merger pursuant to the Merger Agreement and/or terminated without cause or for good reason within eighteen (18) months following the Merger pursuant to the applicable award agreements. The value of Company Stock Options set forth in the table is equal to the product of (x) the total number of shares of Company Common Stock underlying the applicable unvested Company Stock Options held by the applicable named executive officer immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying such Company Stock Options. The value of Company RSUs and Company PSUs set forth in the table is equal to the product of (x) the total number of shares of Company Common Stock subject to the applicable unvested Company RSU or Company PSU, as applicable, immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

Name	Company Stock Options (Single- Trigger) ($)(a)	Company Stock Options (Double- Trigger) ($)	Company RSUs (Single- Trigger) ($)(a)	Company RSUs (Double- Trigger) ($)	Company PSUs (Single- Trigger) ($)
Deirdre Mahlan	—	—	3,931,520	—	1,965,755
Jennifer Fall Jung	—	142,470	—	903,551	—
Sean Sullivan	—	130,597	126,995	909,645	—
Pete Przybylinski	—	130,597	126,995	909,645	—
Zach Rasmuson	—	130,597	126,995	909,645	—

(a)	Includes the Company Equity Awards that vest at Closing due to the acceleration by six (6) months or the single-trigger acceleration of Ms. Mahlan’s awards.

(4)

The single-trigger amounts reported in this column represent unvested employer contributions under the Company Nonqualified Deferred Compensation Plan, which amounts will vest in connection with the Merger.

(5)

The double-trigger amounts reported in this column represent reimbursement of COBRA premiums for twelve (12) months (based on the portion of monthly health premiums paid by the Company immediately prior to the applicable named executive officer’s termination), which each named executive officer is entitled to in the event of a qualifying termination pursuant to such named executive officer’s employment agreement. The benefit continuation amount reported for Ms. Mahlan includes a $300 monthly payment in lieu of Company-provided health and welfare benefits.

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,950,000,000, which will be funded via the Equity Financing and Debt Financing described below.

Equity Commitment Letter

Pursuant to the Equity Commitment Letter, the Equity Investors have committed to contribute or cause to be contributed to Parent at the closing of the Merger equity financing (the “Equity Financing”) for the purpose of allowing Parent to fund (i) the aggregate Merger Consideration on the terms and subject to the conditions of the Merger Agreement and (ii) any fees and expenses that Parent is required to pay pursuant to the terms of the Merger Agreement, including repayment of any indebtedness as set forth in the Merger Agreement.

The obligations of the Equity Investors to provide the Equity Financing under the Equity Commitment Letter are subject to (i) the satisfaction, or written waiver by Parent, of all conditions set forth in Section 6.1 and Section 6.2 of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent of such conditions), (ii) the terms of the Equity Commitment Letter, (iii) the substantially simultaneous funding of the Debt Financing (and any Alternative Financing) at the Closing and (iv) the substantially simultaneous consummation of the Merger in accordance with the terms of the Merger Agreement.

The obligation of the Equity Investors to fund the equity commitment will terminate automatically and immediately upon the earliest to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) commencement by the Company or any of its affiliates of a lawsuit or other proceeding asserting any claim (whether in tort, contract or otherwise) for payment under or in respect of, the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee, or the transactions contemplated thereby (including in respect of any oral representations made or alleged to be made in connection therewith) against certain affiliates of the Equity Investors or Parent, subject to certain exceptions.

The Company is an express third-party beneficiary of certain rights granted to Parent under the Equity Commitment Letter and is entitled to (i) specifically enforce the obligations of the Equity Investors to fund their respective commitments under the Equity Commitment Letter in accordance with the Equity Commitment Letter, (ii) cause each Equity Investor to call its capital commitments or otherwise specifically enforce the commitments provided by its third-party investor(s) and (iii) rely on the representations and warranties made by the Equity Investors in the Equity Commitment Letter and certain oral representations made by the Equity Investor in connection with the Equity Commitment Letter (solely, in each case, to the extent that Parent can enforce the equity commitment pursuant to the terms of the Equity Commitment Letter).

Limited Guarantee

Concurrently with the execution of the Merger Agreement, each Guarantor has executed and delivered the Limited Guarantee in favor of the Company. Pursuant to the Limited Guarantee, the Guarantors have agreed to guarantee the due and punctual payment of and discharge of a pro rata percentage of Parent’s payment obligation to pay both (i) the Parent Termination Fee to the Company when and only if the Parent Termination Fee becomes payable pursuant to Section 7.5(c) of the Merger Agreement solely to the extent a court of competent jurisdiction shall have entered a final, non-appealable judgment that such obligation is due and payable by Parent and (ii) any amount that becomes payable by Parent to the Company pursuant to Section 7.5(d) or Section 5.15(a)(iii) of the Merger Agreement, in each case, on the terms and subject to the conditions set forth in the Merger Agreement and the Limited Guarantee, in each case, on the terms and subject to the conditions set forth in the Merger Agreement and the Limited Guarantee; provided, that in no event shall the maximum aggregate liability of all of the Guarantors under the Limited Guarantee exceed the Cap; and provided, further, that in no event shall the aggregate liability of any one Guarantor under the Limited Guarantee exceed such Guarantor’s “Maximum Amount.”

The Limited Guarantee will terminate and be of no further force and effect, and the Company will have no rights under the Limited Guarantee from and after, the earliest of (i) immediately following the later of the Effective Time and the deposit of cash with the Paying Agent in an amount sufficient to pay the aggregate Merger Consideration pursuant to Section 2.4(a) of the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms by mutual consent of the parties or in any other circumstance which would not give rise to the right of the Company to receive the Parent Termination Fee, (iii) the two-month anniversary of any valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Parent Termination Fee if, by such two-month anniversary, the Company has not presented a claim in writing for payment of the obligations to either Parent or the Guarantors under the Limited Guarantee, as applicable, or, in the case of this clause (iii), the date such claim is finally satisfied or otherwise resolved, and (iv) the indefeasible payment by the Guarantors, Parent or Merger Sub of an amount of the obligations under the Limited Guarantee equal to the Cap (or, with respect to any Guarantor, the indefeasible payment by such Guarantor of an amount of the obligations equal to such Guarantor’s Maximum Amount).

Debt Commitment Letter

Pursuant to the Debt Commitment Letter, the Debt Commitment Parties have committed to provide debt financing consisting of a $900,000,000 first lien term loan facility and a $300,000,000 first lien cash flow revolving facility, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter.

Voting and Support Agreements

The following summary describes the material provisions of the Voting Agreements. The descriptions of the Voting Agreements in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Voting Agreements, the form of which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. We encourage you to read the form of Voting Agreement carefully and in its entirety because this summary may not contain all the information about the Voting Agreements that is important to you. The rights and obligations of the parties to the Voting Agreements are governed by the express terms of the Voting Agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the Merger Agreement, and following approval by the Company Board, Parent and Merger Sub have entered into the Voting Agreements with the Specified Stockholders.

Under the Voting Agreements, the applicable stockholders commit to vote certain of their respective shares of Company Common Stock, among other things, in favor of the adoption of the Merger Agreement and against any competing transaction or any other action, agreement or proposal which to its knowledge would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. The Specified Stockholders have agreed to vote, in the aggregate, approximately 55.7% of the outstanding shares of the Company Common Stock in favor of the adoption of the Merger Agreement.

The Voting Agreements also include certain restrictions on transfer of the shares of Company Common Stock held by such stockholders. The Voting Agreements terminate in certain circumstances, including in connection with a termination of the Merger Agreement by the Company in order to accept a Superior Proposal.

Appraisal Rights

If the Merger is consummated, holders and beneficial owners of shares of Company Common Stock who do not vote in favor of the adoption of the Merger Agreement (whether by voting against the adoption of the Merger Agreement, abstaining or otherwise not voting with respect to the adoption of the Merger Agreement), who properly and validly demand an appraisal of their shares of Company Common Stock in writing, who continuously hold (in the case of holders) or continuously own (in the case of beneficial owners) their shares of Company Common Stock through the Effective Time, who otherwise comply with the statutory requirements of Section 262 and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of Company Common Stock. Unless the context requires otherwise, all references in Section 262 and in this summary to a “beneficial owner” are to a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Unless the context requires otherwise, all references in Section 262 and in this summary to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Company Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of Company Common Stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of Company Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.

Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of Company Common Stock who (1) submit a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock to the Company prior to the vote on the adoption of the Merger Agreement, (2) do not vote in favor of the adoption of the Merger Agreement (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the adoption of the Merger Agreement), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares of Company Common Stock through the Effective Time, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the Effective Time through the date of payment of the judgment. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Company Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Common Stock eligible for appraisal, or (2) the aggregate Merger Consideration in respect of the shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1,000,000. The Company refers to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date of payment of the judgment at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of Company Common Stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of the Company’s stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders of record as of the Record Date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the Company’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:

•

the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock before the vote on the adoption of the Merger Agreement at the Special Meeting;

•	the stockholder or beneficial owner must not vote in favor, or abstain from voting, of the adoption of the Merger Agreement; and

•

the stockholder must continuously hold or the beneficial owner must continuously own the shares of Company Common Stock from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares of Company Common Stock before the Effective Time).

Any holder or beneficial owner of shares of the Company Common Stock who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Surviving Corporation may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within one hundred and twenty (120) days after the date of the Merger (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

For stockholders, because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, each stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares of Company Common Stock.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of Company Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will result in loss of appraisal rights in respect of the shares of Company Common Stock so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares of Company Common Stock. A stockholder exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Company Common Stock of record through the Effective Time. A beneficial owner exercising appraisal rights must own the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to own such shares of Company Common Stock through the Effective Time. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the adoption of the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares of Company Common Stock is entitled to demand appraisal for the shares of Company Common Stock registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock. A demand for appraisal in respect of shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares of Company Common Stock. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s continuous ownership of the stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262. If the shares of Company Common Stock are owned of record or beneficially owned in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner or beneficial owner, and if the shares of Company Common Stock are owned of record or beneficially owned by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint record holders or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint record holders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record owner or owners or beneficial owner or owners, respectively, and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners or beneficial owner or owners, as applicable. All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

The Duckhorn Portfolio, Inc.

1201 Dowdell Lane

Saint Helena, CA 94574

Attention: Sean Sullivan, Corporate Secretary

At any time within sixty (60) days after the date of the Merger (or thereafter, with written approval from the Company), any holder or beneficial owner of shares of the Company Common Stock who has submitted a demand for appraisal who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Merger Consideration offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to the Company, as the Surviving Corporation, a written withdrawal of the demand for appraisal. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any holder or beneficial owner of shares of the Company Common Stock without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any such person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the date of the Merge. Except with respect to any holder or beneficial owner of shares of the Company Common Stock who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to such person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each record holder of shares of Company Common Stock who has properly and validly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has demanded appraisal in accordance with Section 262 that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred and twenty (120) days after the date of the Merger, but not thereafter, the Surviving Corporation or any holder or beneficial owner of shares of the Company Common Stock who has complied with Section 262 and who is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Company Common Stock held by all such persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and the Duckhorn Stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any such persons who desire to have their shares of Company Common Stock appraised should take all actions necessary to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 will nullify a previous written demand for appraisal.

Within one hundred and twenty (120) days after the date of the Merger, any holder or beneficial owner of shares of the Company Common Stock who has complied with the requirements for an appraisal of such person’s shares of Company Common Stock pursuant to Section 262 and who is entitled to appraisal rights under Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of Company Common Stock (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares of Company Common Stock will not be considered a separate stockholder holding such shares of Company Common Stock for purposes of such aggregate number). The Surviving Corporation must send this statement to the requesting person within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder or beneficial owner of shares of the Company Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all such persons who have demanded appraisal for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of such persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the Surviving Corporation.

After providing the foregoing notice, at the hearing on such petition, the Delaware Court of Chancery will determine the holder or beneficial owner of shares of the Company Common Stock who have complied with Section 262 and who are entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holder or beneficial owner of shares of the Company Common Stock who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all holders or beneficial owners of shares of the Company Common Stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Common Stock eligible for appraisal or (2) the aggregate Merger Consideration in respect of the shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1,000,000.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders or beneficial owners of shares of the Company Common Stock entitled to appraisal, and that at least one (1) of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 that have the effect of limiting the sum on which interest accrues as described below). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares of Company Common Stock as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares of Company Common Stock entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as provided in the Merger Agreement, without interest and less any applicable withholding taxes. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within one hundred and twenty (120) days after the Effective Time, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the Merger Consideration as provided in the Merger Agreement in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Company Common Stock in compliance with Section 262 will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the persons seeking appraisal rights or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the Merger within sixty (60) days after the Effective Time, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s appraisal rights under Section 262. In that event, you will be entitled to receive the Merger Consideration for your shares of Company Common Stock in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any holder or beneficial owner of shares of the Company Common Stock wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “business combination” for financial accounting purposes.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined in this proxy statement) of shares of Company Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to Duckhorn Stockholders who hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes). This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is not binding on the IRS or the courts and, accordingly, the IRS may assert, or a court may sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to Duckhorn Stockholders subject to special rules under U.S. federal income tax laws, including, for example, but not limited to:

•	banks and other financial institutions;

•	insurance companies;

•	brokers or dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Company Common Stock;

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement and other tax-deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•	holders that are holding shares of Company Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	U.S. Holders (as defined in this proxy statement) whose functional currency is not the U.S. dollar;

•

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;

•	holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

holders that own or at any time during the five (5)-year period ending on the date of the Merger have owned (directly, indirectly or constructively) five percent (5%) or more of Company Common Stock (by vote or value);

•	grantor trusts;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders that received their shares of Company Common Stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	holders that own a direct or indirect equity interest in Parent following the Merger;

•	holders that hold their shares of Company Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and

•	holders that do not vote in favor of the Merger and that properly demand appraisal of their shares of Company Common Stock under Section 262.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the Medicare contribution tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the U.S. federal income tax consequences of the Merger to a partner in such partnership will generally depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Partnerships holding shares of Company Common Stock and partners therein are urged to consult their tax advisors regarding the consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR DUCKHORN STOCKHOLDER WILL DEPEND ON SUCH STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE EACH DUCKHORN STOCKHOLDER TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO IT IN CONNECTION WITH THE MERGER IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a “United States” person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to, and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company Common Stock. A U.S. Holder’s gain or loss on the disposition of shares of Company Common Stock generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the time of the completion of the Merger. Under current law, a preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Company Common Stock (shares of Company Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Company Common Stock that is not a U.S. Holder.

Subject to the discussion of backup withholding, the Foreign Investment in Real Property Tax Act of 1980 and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the Merger, unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the additional branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty three (183) days or more in the taxable year of disposition of shares of Company Common Stock pursuant to the Merger, and certain other specified conditions are met, in which case such gain (net of certain U.S.-source losses provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty)

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. Holders or Non-U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of twenty four percent (24%)) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the proceeds received by a Non-U.S. Holder pursuant to the Merger, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder generally may be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued.

Duckhorn Stockholders are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.

THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approvals Required for the Merger

General

Pursuant to the Merger Agreement, each of the parties has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible and, in any event, by or before the Outside Date. The parties have agreed to cause their respective ultimate parent entities (as such term is defined in the HSR Act) to, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline and (ii) make an appropriate response as promptly as practicable to any request for additional information and documentary material that may be made pursuant to the HSR Act or any other antitrust law. Unless otherwise agreed by the Company and Parent in writing, the Merger Agreement requires that filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) business days after the date of the Merger Agreement, subject to certain limitations as Filing of a Notification and Report Form pursuant to the HSR Act was made on October 21, 2024, pursuant to the requirement under the Merger Agreement that such filing must be made within ten (10) business days after the date of the Merger Agreement, subject to certain limitations as outlined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — Reasonable Best Efforts to Consummate the Merger; Regulatory Filings.”

HSR Act and Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until Duckhorn and Parent each files a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a thirty (30)-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms. If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second thirty (30)-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier, the parties agree to extend any applicable waiting period, or the parties otherwise agree to delay Closing.

Duckhorn and Parent each filed a Notification and Report Form with respect to the Merger with the FTC and DOJ on October 21, 2024 and the applicable waiting period expired on November 20, 2024 at 11:59 p.m. (Eastern Time).

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties.

Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Legal Proceedings

The Company has received a demand letter (the “Demand Letter”) from a purported shareholder of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company on November 21, 2024. The Demand Letter demands that the Company and the Company Board promptly issue corrective or supplemental disclosures. Additional demand letters may be received in the future and lawsuits arising out of the Demand Letter or otherwise related to the Merger may be filed in the future.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure letter delivered to Parent and Merger Sub pursuant to the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. The Duckhorn Stockholders and any prospective Duckhorn Stockholders are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent and Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter delivered to Parent and Merger Sub pursuant to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and its business.

Merger Agreement

On October 6, 2024, the Company entered into the Merger Agreement, by and among the Company, Parent, and Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger.

Principal Terms of the Merger

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent and the Company Common Stock will no longer be publicly traded. In addition, the Company Common Stock will be delisted from NYSE and de-registered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Duckhorn will no longer file periodic reports with the SEC on account of the Company Common Stock. The Merger will be governed by the DGCL. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.

Closing and Effective Time

Subject to the provisions of the Merger Agreement and pursuant to the DGCL, the Closing will take place as soon as practicable, but in no event later than the second (2nd) business day, after the satisfaction or, to the extent permitted by law, waiver of the conditions to the Closing (or on such other date as Parent and the Company may mutually agree), provided that, notwithstanding the satisfaction or valid waiver of the conditions to the Closing, if the Marketing Period (as defined herein) has not ended at the time of the satisfaction or valid waiver of such conditions to the Closing, the Closing will occur instead on the date following the satisfaction or valid waiver of such conditions that is the earliest to occur of (i) any business day during the Marketing Period specified by Parent to the Company on no less than two (2) business days’ written notice to the Company and (ii) the third (3rd) business day after the final day of the Marketing Period, but subject, in each case, to the satisfaction or, to the extent permitted by law, waiver of the conditions to the Closing. On the date of Closing (the “Closing Date”), the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later time as the parties may mutually agree and specify in the certificate of merger.

Certificate of Incorporation; Bylaws; Directors and Officers

At the Effective Time, the certificate of incorporation and the bylaws of the Company will be amended and restated in their entirety to read in the forms as set forth in annexes to the Merger Agreement and, as so amended, will be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable law.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation or removal, or until his or her successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Conditions to the Closing of the Merger

The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

•

the absence of any order, injunction or decree issued by any governmental body of competent jurisdiction preventing the consummation of the Merger and the absence of any law, order, injunction or decree enacted, entered, promulgated, or enforced by any governmental body that prohibits or makes illegal the consummation of the Merger;

•	the adoption of the Merger Agreement by the Company Requisite Vote in accordance with the DGCL and the organizational documents of the Company; and

•	the expiration or termination of any applicable waiting period under the HSR Act (the “Regulatory Approvals Condition”).

In addition, the respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

•	the representation and warranty of the Company relating to the Company having not experienced a Company Material Adverse Effect from July 31, 2024 to October 6, 2024 being true and correct in all respects on the date of the Merger Agreement and as of the Closing Date as though made on and as of such date;

•

the Company’s representations with respect to outstanding equity interests being true and correct in all respects except for any inaccuracies or combination of inaccuracies relative to the total fully-diluted equity capitalization of the Company that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $7,500,000, as of the Closing Date as though made on and as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date);

•

each of the representations and warranties of the Company relating to organization and corporate power, authorization, broker fees, and opinion from financial advisor, being true and correct in all material respects on the date of the Merger Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date);

•

each of the other representations and warranties of the Company contained in the Merger Agreement being true and correct, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect, on the date of the Merger Agreement and as of the Closing Date, as if made of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date);

•

the Company having performed or complied with in all material respects (or if any time prior to the Closing, if the Company has not performed or complied with covenants or obligations that are capable of being cured, such non-performance and non-compliance having been cured) all covenants and obligations that the Company is required to comply with or to perform under the Merger Agreement at or prior to the Closing Date;

•	no Company Material Adverse Effect having occurred since the date of the Merger Agreement; and

•

the Company having delivered to Parent a certificate signed by an authorized officer of the Company, dated as of the Closing Date, certifying as to the satisfaction by the Company of the conditions described in the preceding five (5) bullets.

In addition, the obligations of the Company to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

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each of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true and correct, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect, on the date of the Merger Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date);

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Parent and Merger Sub having performed or complied in all material respects (or if any time prior to the Closing, if Parent and Merger Sub have not performed or complied with covenants or obligations that are capable of being cured, such non-performance and non-compliance having been cured) with all covenants and obligations that they are required to comply with or to perform under the Merger Agreement at or prior to the Closing Date; and

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Parent having delivered to the Company a certificate signed by an authorized officer of Parent, dated the Closing Date, certifying as to the satisfaction by Parent and Merger Sub of the conditions described in the preceding two (2) bullets.

Merger Consideration

Conversion of Capital Stock at the Effective Time

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) shares of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) Dissenting Shares) will be converted into the right to receive the Merger Consideration, and as of the Effective Time, all such shares will no longer be outstanding and will automatically be canceled.

All shares of Company Common Stock (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time or (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be canceled and retired without any conversion thereof and no payment or distribution will be made with respect thereto. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) share of common stock of the Surviving Corporation.

Each Dissenting Share immediately prior to the Effective Time will not be converted into, or represent the right to receive, the Merger Consideration unless and until such stockholder of the Company has effectively withdrawn or lost (through failure to perfect or otherwise) such stockholder’s right to appraisal. At the Effective Time, all Dissenting Shares will no longer be outstanding and automatically will be canceled and will cease to exist, and, except as otherwise provided by applicable laws, each holder of Dissenting Shares will cease to have any rights with respect to the Dissenting Shares, other than such rights as are granted under Section 262. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of Section 262, except that all Dissenting Shares held by stockholders who have failed to perfect or who have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in the Merger Agreement, of such shares of Company Common Stock.

Treatment of Company Equity Awards

The Company Board (or, if appropriate, a committee administering the Company Equity Plan) has adopted or will adopt resolutions and has taken or will take all other actions as may be required to provide the following treatment, subject to the consummation of the Merger and except as otherwise explicitly agreed in writing by the parties to the Merger Agreement or between Parent and the holder of a Company Stock Option, a Company RSU, or a Company PSU, other than awards under the Company ESPP):

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Acceleration. Each Company Stock Option and Company RSU (other than the Company Stock Options and Company RSUs granted in September 2024 and October 2024), or portion thereof, that is unvested and outstanding at the Effective Time will accelerate vesting by six (6) months, such that (A) the portion of any Company Stock Option and/or Company RSU ordinarily scheduled to vest within six (6) months following the Effective Time will vest at the Effective Time and (B) the vesting schedule applicable to the portion of any Company Stock Option and Company RSU ordinarily scheduled to vest more than six (6) months following the Effective Time will be accelerated by six (6) months.

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Vested Company Options. The portion of each Company Stock Option that is vested, outstanding and unexercised immediately prior to the Effective Time, including Company Stock Options accelerated at the Effective Time pursuant to their terms or pursuant to the terms of the Merger Agreement, will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock underlying the vested portion of the Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock underlying the vested portion of such Company Stock Option.

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Unvested Company Options. The portion of each Company Stock Option that is unvested, outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company Stock Option to receive (without interest), in consideration of the cancellation of such portion of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the Converted Option Cash Award. The Converted Option Cash Award shall remain subject to the same vesting schedule applicable to the related Company Stock Option (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award. The vesting of the Converted Option Cash Award will accelerate in full in the event the holder’s employment is terminated by the Company without cause.

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Vested Company RSUs and Company PSUs. The portion of each Company Equity Award, other than a Company Stock Option, that is vested and outstanding immediately prior to the Effective Time but not yet settled immediately prior to the Effective Time, including Company Equity Awards accelerated at the Effective Time pursuant to their terms or pursuant to the Merger Agreement, will, at the Effective Time, be cancelled and, in exchange therefor, the holder of such cancelled Company Equity Award will be entitled to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Company Common Stock subject to (or deliverable under) the vested portion of such Company Equity Award immediately prior to the Effective Time, multiplied by (y) the Merger Consideration.

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Unvested Company RSUs. The portion of each Company RSU that is unvested and outstanding immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company RSU to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the Converted Stock Unit Cash Award. The Converted Stock Unit Cash Award shall remain subject to the same vesting schedule applicable to the related Company RSU (after taking into account the acceleration described herein), but excluding any terms rendered inoperative by reason of this paragraph or the transactions contemplated by the Merger Agreement and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Stock Unit Cash Award, and the vesting of the Converted Stock Unit Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

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Treatment of Company ESPP. The Company Board (or, if appropriate, the committee administering the Company ESPP) has or will adopt resolutions and take all other actions as may be required to provide that (i) no new participants will commence participation in the Company ESPP after October 6, 2024; (ii) no current Company ESPP participant will be allowed to increase their payroll contribution rate or purchase elections from those in effect as of October 6, 2024 or make separate non-payroll contributions on or following October 6, 2024; (iii) no new offering period will commence or be extended pursuant to the Company ESPP after October 6, 2024; (iv) if the Effective Time is expected to occur prior to the end of the current offering period, the Company will take action to shorten the offering period and the applicable purchase date with respect to the offering period will occur as close to the Effective Time as is administratively practicable; and (v) the Company ESPP shall terminate as of or immediately prior to the Effective Time.

Payment of the Merger Consideration; Surrender of Shares

At or prior to the Effective Time, Parent will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), cash in an amount sufficient to pay the aggregate Merger Consideration.

As promptly as practicable after the Effective Time (and in any event within two (2) business days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate entitled to receive the Merger Consideration, a letter of transmittal (in a customary form that is reasonably satisfactory to the Company and Parent) and instructions for effecting the surrender of the certificate in exchange for payment of the Merger Consideration, and such certificates will then be canceled.

Upon surrender of a certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such certificate will be entitled to receive in exchange therefor Merger Consideration for each share of Company Common Stock formerly represented by such certificate (less applicable tax withholdings), and the certificate so surrendered will be canceled.

A holder of record of book-entry shares of the Company immediately prior to the Effective Time entitled to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such book-entry shares Merger Consideration for each share of Company Common Stock formerly represented by such book-entry shares (less applicable tax withholdings), and such book-entry share will be canceled. Payment of the Merger Consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.

Notwithstanding the foregoing, in the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable share of Company Common Stock may be made to a person other than the person in whose name the certificates so surrendered are registered if such certificates are properly endorsed or otherwise are in proper form for transfer and the person requesting such payment pays any transfer or other taxes required by reason of the Merger Consideration in respect thereof or establishes to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

Until such “agent’s message” (or such other evidence) is received, each certificate or book-entry share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation.

At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent any funds (including any interest received with respect thereto) that have been delivered to the Paying Agent and that have not been disbursed to holders of certificates and book- entry shares. Thereafter, such holders will be entitled to look to the Surviving Corporation (subject to applicable laws) with respect to the Merger Consideration payable upon surrender of a certificate or book-entry share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration.

Withholding

The Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation are entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted or withheld under U.S. federal, state, local or any other applicable tax law.

Representations and Warranties

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub with respect to:

•	organization and corporate power;

•	authorization; valid and binding nature of the Merger Agreement;

•	capital stock and other equity interests;

•	the Company’s ownership of its subsidiaries;

•	no breach of organizational documents, law, material contracts or material permits;

•	governmental consents;

•	SEC reports, disclosure controls and procedures;

•	undisclosed liabilities;

•	absence of certain developments;

•	compliance with laws;

•	real property;

•	tax matters;

•	contracts and commitments;

•	intellectual property;

•	litigation;

•	insurance;

•	employee benefit plans;

•	environmental compliance and conditions;

•	employment and labor matters;

•	related party transactions;

•	material customers and material suppliers;

•	inventory and products;

•	water rights;

•	brokerages;

•	no rights agreement;

•	opinions of financial advisor; and

•	anti-corruption and trade control laws.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence or other matter that, individually or taken together with other changes, effects, events, in accuracies, occurrences or other matters, (x) has, or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and the Company’s subsidiaries, taken as a whole, or (y) would, or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by the Merger Agreement; provided, however, that, solely for purposes of clause (x), any changes, effects, events, inaccuracies, occurrences, or other matters resulting from any of the following will not be deemed to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred:

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matters generally affecting the United States or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its subsidiaries operate, except to the extent such matters have a disproportionate adverse effect on the Company and the Company’s subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and the Company’s subsidiaries operate;

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the negotiation, execution, announcement, or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement (provided that this exception shall not apply to any representation or warranty relating to no breach, consents, and the related conditions to the Closing);

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any change in the market price or trading volume of the shares of Company Common Stock; provided that this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause of the definition of Company Material Adverse Effect;

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acts of war or terrorism (including cyberterrorism), national emergencies, U.S. federal government shutdowns, natural disasters, force majeure events, wild fires, floods, weather or environmental events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing) or actions taken in response thereto, except, in each case, to the extent such matters have a disproportionate adverse effect on the Company and the Company’s subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and the Company’s subsidiaries operate;

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changes in laws, regulations, or accounting principles, or interpretations thereof, except to the extent such changes have a disproportionate adverse effect on the Company and the Company’s subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and the Company’s subsidiaries operate;

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compliance with the covenants expressly set forth in the Merger Agreement (other than the Company’s interim operating covenants as set forth in the Company’s confidential disclosure letter to the Merger Agreement);

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the initiation or settlement of any legal proceedings commenced by or involving any current or former stockholder of the Company against the Company arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement; or

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any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period (provided that this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause).

In the Merger Agreement, Parent and Merger Sub have made representations and warranties to the Company with respect to:

•	organization and corporate power;

•	authorization; valid and binding nature of the Merger Agreement;

•	no breach of organizational documents, law, material contracts or material permits;

•	governmental consents;

•	litigation;

•	brokerages;

•	operations of Merger Sub;

•	ownership of shares of Company Common Stock

•	vote and approval required by Parent and Merger Sub;

•	financing;

•	guaranty;

•	solvency;

•	alcohol laws;

•	investigation by Parent and Merger Sub;

•	no reliance; and

•	related party transactions.

Some of the representations and warranties in the Merger Agreement made by Parent or Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence or other matter that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under the Merger Agreement or to timely consummate the transactions contemplated by the Merger Agreement.

None of the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement (or in any instrument delivered pursuant to the Merger Agreement) survive the Merger.

Conduct of the Company

The Company has agreed that, during the period from the date of the Merger Agreement until the earlier of the Effective Time and the valid termination of the Merger Agreement pursuant to its terms (the “Pre-Closing Period”), except (i) as set forth in the Company’s confidential disclosure letter to the Merger Agreement, (ii) as required by applicable law, (iii) as expressly permitted or contemplated by the Merger Agreement or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), the Company will, and will cause the Company’s subsidiaries to, use commercially reasonable efforts (A) to carry on its business in the ordinary course of business, (B) to preserve intact its current business organization, keep available the services of its current officers, employees and consultants and (C) to preserve its relationships with customers, suppliers, employees, governmental bodies (including any applicable alcoholic beverage licensing agencies), partners, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date.

The Company has further agreed that, without limiting the above, during the Pre-Closing Period, except (i) as set forth in the Company’s confidential disclosure letter to the Merger Agreement, (ii) as required by applicable law, or (iii) as expressly permitted or contemplated by the Merger Agreement, the Company will not and will not permit any of its subsidiaries to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):

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(A) declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any shares of its capital stock or (B) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company security, except, in each case, (1) for the declaration and payment of dividends or distributions by a direct or indirect wholly owned subsidiary of the Company solely to its parent, (2) as a result of net share settlement of any Company Equity Award or to satisfy the exercise price or withholding tax obligations in respect of any Company Equity Award or (3) any forfeitures of any Company Equity Awards;

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grant, issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (A) any shares of capital stock or other ownership interest in the Company or any of the Company’s subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants, options, stock appreciation rights, restricted stock, stock units or other equity or equity-based compensation to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, except, in each case, (1) for issuances in respect of (y) Company Equity Awards outstanding on the date of the Merger Agreement, or (z) the operation of the Company ESPP subject to Section 2.2(c) of the Merger Agreement, or (2) for transactions solely between or among the Company and its wholly owned subsidiaries;

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except as required by the terms of a Company benefit plan as in effect as of the date of the Merger Agreement and set forth in the Company’s confidential disclosure letter to the Merger Agreement, (A) alter, or accelerate the time vesting of, funding or payment of, the wages, salary or other compensation or benefits of any of the Company’s or any of the Company’s subsidiaries’ current or former directors, officers, employees or other individual service providers, other than in the ordinary course of business consistent with past practice solely with respect to any person whose annual total base compensation does not exceed $200,000 before and after such alteration or (B) establish, adopt, enter into, amend in any material respect or terminate any Company benefit plan (or any policy, plan or arrangement which in existence as of the date of the Merger Agreement would constitute a Company benefit plan);

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except as required by the terms of a Company benefit plan as in effect as of the date of the Merger Agreement, grant or provide any severance, change of control, retention payments or benefits to any current or former directors, officers, employees or individual service providers of the Company or any of the Company’s subsidiaries or take any action to accelerate the vesting or payment date of any Company Equity Awards, except as set forth in the Merger Agreement;

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(A) adopt, enter into, negotiate, terminate or amend any collective bargaining agreement or other written contract with a union; (B) recognize or certify any union as the bargaining Representative for employees of the Company or the Company subsidiaries; or (C) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that trigger notice obligations under the Worker Adjustment and Retraining Notification Act or any similar foreign, state or local laws;

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hire, promote, engage or terminate (other than for cause) any of the Company’s or any of the Company’s subsidiaries’ current or former directors, officers, employees or other individual service providers with annual base compensation in excess of $200,000, except as consistent with the capital expenditure budget set forth in the Company’s confidential disclosure letter to the Merger Agreement;

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amend any of the organizational documents of the Company or the comparable charter or organization documents of any of the Company’s subsidiaries, adopt a stockholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;

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effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

•	adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or of the Company’s subsidiaries;

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subject to the below, make any capital expenditures that are individually, or in the aggregate in excess of $1,000,000 above amounts indicated in the capital expenditure budget set forth in the Company’s confidential disclosure letter to the Merger Agreement;

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acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire any equity interest in or material assets of any other person, except for the purchase of materials from suppliers or vendors in the ordinary course of business or for consideration of less than (x) $2,000,000 per individual transaction and (y) $10,000,000 in the aggregate across all such transactions;

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except with respect to any intercompany arrangements, (A) incur any indebtedness for borrowed money in excess of $2,000,000, except for (1) borrowings under any existing revolving credit facility in accordance with the terms thereof such that the outstanding principal amount under such revolving credit facility is no greater than $120,000,000 in the aggregate; (B) make any loans or advances to any other person (except for extensions of credit to customers in the ordinary course of business and advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s or the Company’s subsidiaries’ policies related thereto); (C) make any capital contributions to, or investments in, any other person or (D) grant any lien other than permitted liens or in connection with clause (A) above;

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sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (A) any tangible assets with a fair market value in excess of $200,000 in the aggregate or (B) any owned intellectual property or exclusive intellectual property, in the case of clauses (A) and (B), in the ordinary course of business (e.g., sale of inventory) or, except, in the case of clause (B), with respect to non-exclusive licenses granted pursuant to the Company’s or the Company’s subsidiaries’ standard contracts and abandonment performed in the ordinary course of prosecution of such intellectual property in the exercise of the business judgement of the Company’s management and legal counsel;

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commence, pay, discharge, settle, compromise or satisfy any action, litigation, audit, examination, mediation, action, suit, arbitration, proceeding, investigation or other legal proceeding that is unrelated to the transactions contemplated by the Merger Agreement (A) for monetary consideration in excess of $2,000,000 per individual action or $5,000,000 in the aggregate or (B) that would impose any material non-monetary obligations on the Company or the Company’s subsidiaries that would continue after the Effective Time;

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change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or tax accounting methods or practices in any respect, except as required by generally accepted accounting principles as in effect on the date of the Merger Agreement or applicable laws;

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(A) make (other than in the ordinary course of business), change or revoke any material tax election with respect to the Company or any of the Company’s subsidiaries, (B) adopt (other than in the ordinary course of business) or change any material method of tax accounting, (C) file any material amended tax return, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) relating to or affecting any material tax liability of the Company or any of the Company’s subsidiaries, (E) other than automatic extension obtained in the ordinary course of business in connection with the filing of tax returns, extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax with respect to the Company or any of the Company’s subsidiaries, or (F) settle or compromise any material tax liability with respect to the Company or any of the Company’s subsidiaries;

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waive, release or assign any material rights or claims under, or enter into, renew, affirmatively determine not to renew, amend, modify, terminate, cancel, exercise any options or rights of first offer or refusal under or terminate, any material contract of the Company, material lease of the Company or any contract that would be a material contract of the Company if in existence on the date of the Merger Agreement; provided, however, that the Company may renegotiate or enter into new contracts (other than (A) any contract (other than a Company benefit plan) between the Company, on the one hand, and any affiliates of the Company (other than a company’s subsidiary), on the other hand, as set forth in the Company’s confidential disclosure letter to the Merger Agreement or (B) contemplating payments by or to the Company or any Company’s subsidiary in excess of $5,000,000) consistent with past practice and in the ordinary course of business;

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abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material permits of the Company in a manner material or adverse to the business of marketing, selling, producing (including growing and harvesting rapes and winemaking), bottling and distributing premium wine under the brands of Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Goldeneye, Paraduxx, Migration, Canvasback, Calera, Kosta Browne, Greenwing, and Postmark (such business, the “Business”);

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cancel, reduce, terminate or fail to maintain in effect material insurance policies covering the Company and/or any of the Company’s subsidiaries and their respective properties, assets and businesses;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K, in each case, that would be required to be disclosed pursuant to Item 404; or

•	authorize, agree or commit to take any of the foregoing actions.

“Go Shop” Period-Solicitation of Other Offers

Under the Merger Agreement, during the Go-Shop Period, the Company and its Representatives have the right to (i) initiate, solicit, or knowingly encourage or knowingly facilitate any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below), (ii) provide any non-public information or afford access to the business, personnel, properties, assets, books or records of the Company or any of the Company’s subsidiaries in each case, to any person (and/or its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement (as defined below); provided that the Company shall promptly provide to Parent and Merger Sub, or promptly (and in any event within twenty-four (24) hours) provide to Parent and its Representatives access to, any material non-public information or data that is provided to any person given such access that was not previously made available to Parent, Merger Sub or their Representatives and shall not provide to any such person any non-public information or data of or relating to Parent, Merger Sub or any of their respective affiliates or Representatives, and (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any persons (and their respective Representatives, including potential financing sources) with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal.

The Company and its Representatives contacted 27 potential acquirers, including 10 strategic acquirers and 17 financial sponsors during the Go-Shop Period, which resulted in 23 responses from potential acquirors, and six completed calls. As of the date hereof, no party entered into a confidentiality agreement with the Company. During the Go-Shop Period, no third party submitted an alternative Acquisition Proposal to acquire the Company. If the Company had terminated the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal prior to the later of (A) the No-Shop Period Start Date and (B) one (1) day following the expiration of any Notice Period (as defined below) commenced prior to the No-Shop Period Start Date (or any subsequent Notice Period commenced within three (3) business days of the conclusion of a Notice Period with respect to a Superior Proposal made by the Specified Party and in each case, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal made by the Specified Party), the Company would have been required to pay a termination fee of $29,000,000 to Parent. As of the No-Shop Period Start Date, the Company has become subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, in each case as more fully described below in “ – “No Shop” Period-No Solicitation of Other Offers.”

“No Shop” Period-No Solicitation of Other Offers

From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the consummation of the Closing, the Company will not, will cause its subsidiaries and its directors and officers not to, and will not authorize, direct or permit its Representatives to, directly or indirectly: (i) initiate, solicit, or knowingly encourage or knowingly facilitate any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below), (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) provide any non-public information or afford access to the business, personnel, properties, assets, books or records of the Company or the Company’s subsidiaries, in each case, to any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with or for the purpose of knowingly encouraging or knowingly facilitating any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (iv) in connection with any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement, or (v) enter into any letter of intent, contract, commitment, or agreement in principle with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal.

On the No-Shop Period Start Date, the Company will, and will cause the Company’s subsidiaries to, and will instruct its Representatives to, immediately cease any direct or indirect solicitation, discussions or negotiations with any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, and promptly, but in no event later than twenty-four (24) hours following the date of the Merger Agreement, will (I) request the return or destruction of all confidential information provided by or on behalf of the Company or its subsidiaries to any such person and (II) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding any other provision of the Merger Agreement, the Company and its Representatives may (A) contact a person making an inquiry or proposal solely to the extent necessary to clarify or determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a person that has made or, to the knowledge of the Company, is considering making, following the date of the Merger Agreement, an Acquisition Proposal of the provisions of this paragraph and the foregoing three (3) paragraphs.

For purposes of this proxy statement and the Merger Agreement, the term “Acquisition Proposal” means any offer or proposal made or renewed by a person or group (other than Parent or Merger Sub) at any time after the date of the Merger Agreement that is structured to permit such person or group to acquire beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets, net revenues or net income of the Company and its subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, recapitalization, liquidation, dissolution or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.

For purposes of this proxy statement and the Merger Agreement, the term “Superior Proposal” means a bona fide written Acquisition Proposal made after the date of the Merger Agreement by any person that did not result from a breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, constitutes a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Acquisition Proposal reflected in the Merger Agreement, taking into account all relevant factors, including all legal, regulatory and financial terms, the likelihood of consummation (including certainty of closing), the person making the Acquisition Proposal, timing, any applicable break-up fees, the ability of such third-party to consummate the Acquisition Proposal and all other aspects of such Acquisition Proposal.

Board Recommendation

As described above, the Company Board has unanimously recommended that the Duckhorn Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement. Unless the Company Board has made a Change of Board Recommendation (as defined below), the Company Board has also agreed to include the Company Board’s recommendation that the Duckhorn Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement (the “Company Board Recommendation”) in the proxy statement.

Except as described below, during the Pre-Closing Period, the Company Board or the Company, as applicable, may not:

•

fail to make in the Company’s press release publicly announcing the Merger, or withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Parent, the Company Board Recommendation;

•

(i) fail, within ten (10) business days of the commencement of a tender or exchange offer for shares of Company Common Stock that constitutes an Acquisition Proposal by a person other than Parent or any of its affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the Duckhorn Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer or (ii) approve or recommend, or publicly propose to approve, recommend, endorse or declare advisable, any Acquisition Proposal made by a person other than Parent or any of its affiliates;

•	fail to include the Company Board Recommendation in the proxy statement when mailed to the Company’s stockholders; or

•

fail to publicly reaffirm the Company Board Recommendation within ten (10) business days of receiving a written request from Parent to provide such public reaffirmation (except that Parent may deliver only two (2) such requests with respect to any Acquisition Proposal).

Any action described in the foregoing bullet points is referred to as a “Change of Board Recommendation.”

Change of Board Recommendation

Notwithstanding the restrictions described above or any other provision of the Merger Agreement, if at any time following the date of the Merger Agreement and prior to obtaining the Company Requisite Vote, (i) the Company has received a written Acquisition Proposal that did not result from a breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable law, then the Company may:

•	(A) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal and its Representatives; and

•

(B) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal; provided that (1) the Company will not, and will not authorize or knowingly permit its Representatives to, disclose any such information to, or participate in such discussions or negotiations with, such person unless the Company (x) has entered into a confidentiality agreement with such person existing as of the date of the Merger Agreement or (y) first enters into a customary confidentiality agreement with such person following the date of the Merger Agreement, in the case of each of clauses (x) and (y), with terms governing confidentiality that are no less restrictive in any material respect to the other person than those contained in that confidentiality agreement, by and between Butterfly Equity LP and the Company, dated July 22, 2024, and that does not prevent the Company from providing any information to Parent or Merger Sub in accordance with the Merger Agreement or otherwise complying with its obligation under the Merger Agreement (provided that any competitively sensitive information or data provided to any such person pursuant to such confidentiality agreement who is, or whose affiliates include, a competitor, supplier or customer of the Company or any of the Company’s subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data), except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to an Acquisition Proposal (an “Acceptable Confidentiality Agreement”), (2) the Company shall not terminate, waive, amend, release or modify any material provision of any such confidentiality agreement in a manner such that the confidentiality agreement does not comply with the requirements described earlier in this paragraph, and (3) the Company will substantially concurrently provide or make available to Parent any material non-public information concerning the Company or the Company’s subsidiaries provided or made available to such other person that was not previously provided or made available to Parent and Merger Sub.

In addition, the Company must:

•

promptly (and in any event within twenty-four (24) hours) notify Parent in writing of the receipt by the Company of any Acquisition Proposal or written indication by any person that it is considering making an Acquisition Proposal, including the identity of the person or group of persons making such Acquisition Proposal; and

•

(A) provide Parent promptly (and in any event within such twenty-four (24) hour period) with a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal, including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements), including a copy of proposed transaction documents or other material documents relating to such Acquisition Proposal, (B) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any change in price or form of consideration or other material amendment thereto) on a prompt basis, and (C) upon the reasonable request of Parent, reasonably inform Parent of the status of such Acquisition Proposal, in each case, except to the extent that doing so would violate a confidentiality agreement existing as of the date of the Merger Agreement.

The Merger Agreement further provides that the Company Board, and each committee thereof, subject to the terms and conditions of the Merger Agreement, will not (i) cause or permit the Company or the Company’s subsidiaries to approve or enter into any acquisition agreement, merger agreement, letter of intent or similar definitive agreement (other than an Acceptable Confidentiality Agreement as permitted in accordance with certain terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation (as defined below).

However, notwithstanding the foregoing, at any time prior to the Company’s receipt of the Company Requisite Vote, the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (an “Alternative Acquisition Termination”) if and only:

•

the Company receives an Acquisition Proposal that did not result from a breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal;

•

the Company has notified Parent in writing that it intends to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, which notice shall include the information with respect to such Acquisition Proposal that is specified in the Merger Agreement and any proposed Alternative Acquisition Agreement; and

•

no earlier than the end of the Notice Period (as defined in this proxy statement), after negotiating and causing its Representatives to negotiate during the Notice Period to amend the terms of the Merger Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is requested in writing by Parent), the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, after taking into consideration the terms of any proposed amendment or modification to the Merger Agreement and Debt Financing-related and Equity Financing-related agreements that Parent has irrevocably committed to make during the Notice Period, that the Acquisition Proposal that is subject of the Determination Notice (as defined in this proxy statement) continues to constitute a Superior Proposal, and that the failure to terminate the Merger Agreement to enter into such Alternative Acquisition Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Additionally, at any time prior to the Company’s receipt of the Company Requisite Vote, the Company Board or a committee thereof may make a Change of Board Recommendation (an “Acquisition Proposal Change of Board Recommendation”) if and only if:

•

the Company receives an Acquisition Proposal that did not result from a breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and that the Company Board or a committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes a Superior Proposal;

•

the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall include the information with respect to such Acquisition Proposal that is specified in the Merger Agreement and any proposed Alternative Acquisition Agreement; and

•

no earlier than the end of the Notice Period, after negotiating and causing its Representatives to negotiate during the Notice Period to amend the terms of the Merger Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is requested in writing by Parent), the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that the Acquisition Proposal that is the subject of the Determination Notice (as defined in this proxy statement) continues to constitute a Superior Proposal and that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, in each case, after taking into consideration any changes to the Merger Agreement and the Debt-Financing and Equity-Financing related agreements that Parent has irrevocably committed to make during the Notice Period.

Finally, at any time prior to the Company’s receipt of the Company Requisite Vote, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event (as defined in this proxy statement) if and only if:

•

the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall describe the Intervening Event in reasonable detail and the reason(s) therefor; and

•

no earlier than the end of the Notice Period, after negotiating and causing its Representatives to negotiate during the Notice Period to amend the terms of the Merger Agreement in such a manner that would obviate the need to effect a Change of Board Recommendation (if such negotiation is requested in writing by Parent) the Company Board or any committee thereof determines in good faith after considering the terms of any proposed amendment or modification to the Merger Agreement, the Debt Financing and the Equity Financing that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

The above will also apply to any amendment to the financial terms or any material amendment to any other terms of any applicable Superior Proposal with respect to an Alternative Acquisition Termination and an Acquisition Proposal Change of Board Recommendation, and will require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in each of the foregoing, as the case may be, and any material change to the facts and circumstances relating to any Intervening Event and require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in the foregoing.

The Merger Agreement further provides that, during the Notice Period, if requested by Parent, the Company will negotiate in good faith with Parent regarding potential changes to the Merger Agreement.

For purposes of this proxy statement and the Merger Agreement, a “Determination Notice” means any notice delivered by the Company to Parent pursuant an Alternative Acquisition Termination, an Acquisition Proposal Change of Board Recommendation or a Change of Board Recommendation, as applicable and “Notice Period” means the period beginning at 5:00 p.m. Pacific Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Pacific Time) and ending on the fourth (4th) business day thereafter at 5:00 p.m. Pacific Time; provided that, with respect to any change in the financial terms or any material change to any other terms of any Superior Proposal, or any material change to the facts and circumstances relating to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Pacific Time on the third (3rd) business day after delivery of such revised Determination Notice.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter that materially affects the Business, assets or operations of the Company and the Company’s subsidiaries (other than any change, effect, event, circumstance, occurrence, or other matter (x) primarily resulting from a breach of the Merger Agreement by the Company or (y) relating to the announcement or pendency of, or any actions required to be taken by the Company (or refrained to be taken by the Company) pursuant to, the Merger Agreement) and that was not known to or reasonably foreseeable by the Company Board or any committee thereof on the date of the Merger Agreement (or if known, the consequences of which were not known to or reasonably foreseeable by the Company Board or any committee thereof as of the date of the Merger Agreement), which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof after the date of the Merger Agreement and prior to the receipt of the Company Requisite Vote; provided, however, that in no event will may of the following constitute an Intervening Event: (a) any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) changes in the price of the Company Common Stock in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded by the definition), (c) any change, effect, event, circumstance, occurrence, or other matter (i) resulting from or arising out of the announcement or existence of, compliance with, or performance under, the Merger Agreement or the transactions contemplated by the Merger Agreement or (ii) relating to Parent or Merger Sub, or (d) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded by the definition).

None of the provisions of the Merger Agreement will prohibit (i) the Company Board or a committee thereof from (A) taking and disclosing to the Duckhorn Stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act, or (B) making any public statement if the Company Board or a committee thereof determines that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act, provided that any such action that would otherwise constitute a Change of Board Recommendation is only taken in accordance with the provisions described in this Acquisition Proposals subsection.

Special Meeting; Proxy Statement

The Company has agreed to use its reasonable best efforts to cause the proxy statement to be mailed to the holders of shares of Company Common Stock as promptly as reasonably practicable after the SEC notifies the Company that the preliminary proxy statement will not be reviewed or that the SEC staff has no further comments thereon.

The Company has agreed, subject to the terms of the Merger Agreement, to (i) take all action necessary in accordance with the DGCL and the Company’s organizational documents to duly call, give notice of, convene and hold the Special Meeting, as promptly as reasonably practicable following the mailing of the proxy statement for the purpose of obtaining the Company Requisite Vote and (ii) subject to the occurrence of a Change of Board Recommendation in accordance with the terms of the Merger Agreement, use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger Agreement. The Company has agreed to promptly after the date of the Merger Agreement conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act to enable the record date for the Special Meeting to be set so that the Special Meeting can be held promptly following the effectiveness of this proxy statement.

The Company may postpone or adjourn the Special Meeting, and at the request of Parent it shall postpone or adjourn the Special Meeting, for a reasonable period to solicit additional proxies and votes in favor of adoption of the Merger Agreement, if the Company or Parent, respectively, reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Company Requisite Vote (provided that, unless agreed in writing by the Company and Parent, all such postponements or adjournments shall be for periods of no more than ten (10) business days each and there shall be no more than three (3) such postponements or adjournments), or if the Company is required to postpone or adjourn the Special Meeting by applicable law, order or request from the SEC or its staff.

Each of the Company, Parent and Merger Sub has agreed to promptly correct any information provided by it for use in the proxy statement if and to the extent that it has become aware that such information has become false or misleading in any material respect. The Company has agreed to take all steps necessary to cause the proxy statement as so corrected to be promptly filed with the SEC and disseminated to the holders of shares of Company Common Stock, in each case and as to the extent required by applicable federal securities laws.

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

Subject to the terms and conditions of the Merger Agreement, each of the parties has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible and, in any event, by or before the Outside Date. The parties have agreed to cause their respective ultimate parent entities (as such term is defined in the HSR Act) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline. Unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) business days after the date of the Merger Agreement. The parties have also agreed to make an appropriate response as promptly as practicable to any request for additional information and documentary material that may be made pursuant to the HSR Act or any other antitrust laws.

Each of the parties to the Merger Agreement has also agreed to (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any antitrust laws, (ii) give each other reasonable advance notice of all meetings with any governmental body relating to any antitrust laws, (iii) give each other an opportunity to participate in each such meeting, (iv) to the extent practicable, give each other reasonable advance notice of all substantive oral communications with any governmental body relating to any antitrust laws, (v) if any governmental body initiates a substantive oral communication regarding any antitrust laws promptly notify the other party of the substance of such communication, (vi) provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications with a governmental body regarding any antitrust laws and (vii) provide each other with copies of all substantive written communications to or from any governmental body relating to any antitrust laws. Any such disclosures or provision of copies by one party to the other may be redacted or made on an outside counsel basis, if appropriate; provided that, in any event, redactions may be made to remove material subject to attorney-client privilege, to comply with applicable laws, or to remove material relating to valuation of the Company.

The Merger Agreement also provides that Parent shall, and shall cause each of its subsidiaries and its controlled affiliates, to use its reasonable best efforts to obtain any consents, clearances, or approvals, or the expiration or termination of any waiting period, required under or in connection with antitrust laws, to enable all waiting periods under applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable antitrust laws asserted by any governmental body, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date, including (i) promptly complying with any requests for additional information (including any second request) by any governmental body, (ii) if necessary to obtain clearance by any governmental body before the Outside Date, committing to and effecting any required action or restriction in relation to the assets, products and businesses of the Company, and (iii) contesting, defending, and appealing any threatened or pending preliminary or permanent injunction or other order, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any party to the Merger Agreement to consummate the Merger and taking other actions to prevent the entry, enactment, or promulgation thereof; provided that nothing in the provisions described in this paragraph shall require Parent to take any such action, or agree to any such restriction, unless it is conditioned upon consummation of the transactions contemplated by the Merger Agreement. Parent has agreed not to, and to cause each of its affiliates (other than any portfolio companies of any such affiliates) and ultimate parent entities not to, acquire or agree to acquire any person if such action would be expected to materially delay clearance by any governmental body or to make clearance by any governmental body before the Outside Date materially less probable. Parent has agreed to bear the filing fees incurred by the parties in connection with any filings that may be required to obtain clearance under any antitrust laws for the consummation of the Merger.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental body challenging the Merger, each of Parent, Merger Sub, and the Company have agreed to cooperate in all respects with each other and to use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, decision, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

Prior to the Effective Time, each party to the Merger Agreement has also agreed to use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the Merger Agreement or required by the terms of any contract as a result of the execution, performance, or consummation of the transactions contemplated by the Merger Agreement (except that in no event will the Company or its subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third-party to obtain any consent, approval, or waiver required with respect to any such contract).

Access to Information

Except as prohibited by applicable law, from and after the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Company has agreed to, upon reasonable advance notice and subject to any applicable governmental restrictions and recommendations, to (i) give Parent and Merger Sub and their respective Representatives, at Parent’s expense, reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to relevant employees, Representatives, assets and facilities and to relevant books, contracts, work papers and records of the Company and the Company’s subsidiaries, and provide copies of such books, contracts, work papers and records of the Company and the Company’s subsidiaries, in each case, to the extent reasonably requested by Parent or Merger Sub, (ii) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request and (iii) cause its and the Company’s subsidiaries’ officers to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Merger Sub may from time to time reasonably request; provided, however¸ that any such access will be afforded and any such information will be furnished at Parent’s expense; provided, further, that the purpose of any such access in the case of clause (i), or any such request, in the case of clauses (ii) or (iii), will be limited to the planning of any restructuring, post-closing operations or integration of the Company, the Company’s subsidiaries, and their respective businesses, on the one hand, with Parent, Parent’s subsidiaries and their respective businesses, on the other hand; provided, further, that such cooperation and access will include the matters and actions set forth in the Company’s confidential disclosure letter.

Employee Benefits and Compensation

For one (1) year following the Effective Time (or until employment terminates, if sooner), Parent shall cause the Surviving Corporation and each of its subsidiaries to maintain for the Current Employees (i) each of base salary and wage rate (as applicable) and a target annual cash incentive compensation opportunity (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) at least as favorable as those provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (excluding any defined benefit pension, equity or equity-based, severance, change in control, retention, employee stock purchase plan and nonqualified deferred compensation or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits provided to the Current Employees as of immediately prior to the Effective Time under the Company benefit plans set forth on the Company’s confidential disclosure letter (subject to the same exclusions) and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or a Company’s subsidiary to the Current Employee as of immediately prior to the Effective Time. Each of the Company, Parent and Merger Sub agreed that the occurrence of the Effective Time will constitute a change in control (or similar term) of the Company under the terms of the Company’s benefit plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.

At any time prior to the Effective Time, the Company may pay to each designated employee a bonus in such amount as is determined by the Company Board (or a committee of the Company Board) within the parameters disclosed in Company’s confidential disclosure letter to the Merger Agreement.

Further, Parent has agreed to cause the Surviving Corporation to cause service rendered by Current Employees to the Company and the Company’s subsidiaries prior to the Effective Time to be taken into account for purposes of eligibility to participate, level of paid time off and severance and vesting of defined contribution retirement benefits (but not benefit accrual) under the employee benefit plans of Parent, the Surviving Corporation and its subsidiaries in which the Current Employees participate, to the same extent and for the same purpose as such service was taken into account under the corresponding Company benefit plans immediately prior to the Effective Time for those purpose; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits or coverage. Without limiting the generality of the foregoing, Parent has agreed to cause the Surviving Corporation to use commercially reasonable efforts to waive for Current Employees any waiting periods, actively-at-work requirements, and pre-existing condition limitations that would prevent immediate or full participation under the group health plans of Parent, the Surviving Corporation or its subsidiaries applicable to such current employee to the extent such waiting periods, actively-at-work requirements or pre-existing condition limitations would not have been applicable to such Current Employee under the terms of the corresponding company plan that is a group health plan in which they participated prior to the Effective Time. Parent has agreed to cause the Surviving Corporation and its subsidiaries to use commercially reasonable efforts to, give such Current Employees credit such group health plans for any eligible expenses incurred by such Current Employees and their covered dependents under a company plan and credited to such person during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.

Without limiting the generality of certain provisions of the Merger Agreement, no provision of the Merger Agreement (i) prohibits Parent or the Surviving Corporation from establishing, amending or terminating any individual Company benefit plan or any other benefit or compensation plan, policy or agreement, (ii) requires Parent or the Surviving Corporation to keep any person employed for any period of time, (iii) constitutes the establishment or adoption of, amendment to, or termination of any Company benefit plan or other benefit or compensation plan, policy or agreement or (iv) confers upon any Current Employee or any other person any third-party beneficiary or other rights or remedies.

Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company, who we refer to collectively as the “indemnitees.” Specifically, for a period of six (6) years after the Effective Time, the provisions of the organizational documents of the Company as of the date of the Merger Agreement which relate to indemnification, exculpation and advancement of expenses, will survive the Merger and must not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of an indemnitee.

The Merger Agreement also provides that the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies.

For more information, please see the section of this proxy statement captioned “The Merger – Insurance and Indemnification of Directors and Executive Officers.”

Stockholder Litigation.

The Company has agreed to notify Parent of litigation against the Company or any of its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement. The Merger Agreement provides that Parent will have the right to participate in the defense of any such litigation, the Company will consult with Parent regarding the defense of any such litigation, and the Company will not settle or compromise any such litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed, or conditioned.

Treatment of Certain Indebtedness

The Company has agreed to deliver to Parent customary payoff letters in respect of the discharge of indebtedness set forth in the Company’s confidential disclosure letter at least three (3) business days prior to the Closing and, upon repayment in full of such indebtedness (other than any customary obligations that survive the payment in full of the principal amount of such indebtedness), the release of any liens securing such indebtedness and the return of any possessory collateral thereunder in a form customary for transactions of this nature, each signed by or on behalf of the holders of such indebtedness.

State Takeover Laws

The parties to the Merger Agreement have agreed to use commercially reasonable efforts to take all such actions as are reasonably necessary to minimize the effects of any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation that is or becomes applicable to any of the transactions contemplated by the Merger Agreement.

Section 16 Matters

Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Company Common Stock and Company Equity Awards in the transactions contemplated by the Merger Agreement.

Alcoholic Beverage Licenses

Parent has agreed to cooperate with the Company in a timely manner to provide any and all information necessary to be supplied by Parent and/or its investors, to the applicable alcoholic beverage licensing agencies. If any action is instituted (or threatened), including any appeals, challenging the Merger as violating any alcohol law or if any decree, order, judgment or injunction (whether temporary, preliminary or permanent) is entered into, enforced or attempted to be entered into or enforced by any alcoholic beverage licensing agency that would make the Merger illegal or otherwise delay or prohibit the consummation of the Merger and the transactions contemplated by the Merger Agreement, Parent and the Company will use reasonable best efforts to contest and defend any such action to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded or terminated, any decree, order, judgment or injunction (whether temporary, preliminary or permanent) that prohibits, prevents or restricts consummation of the Merger and the transactions contemplated by the Merger Agreement.

Termination of Securities Trading Plans

The Company has agreed to use commercially reasonable efforts to suspend any securities trading plan entered into by any executive officers or directors of the Company pursuant to Rule 10b5-1 of the Exchange Act until the earlier of (1) the Closing Date or (2) the date the Merger Agreement is validly terminated pursuant to its terms.

Financing Efforts

Pursuant to the Merger Agreement, each of Parent and Merger Sub has agreed to use reasonable best efforts to consummate and obtain the Debt Financing contemplated by the Debt Commitment Letter on the terms set forth therein.

The Company and the Company’s subsidiaries have agreed to, from the date of the Merger Agreement until the Closing or the earlier termination of the Merger Agreement, (i) promptly after becoming available furnish to Parent curtained required bank information and (ii) use reasonable best efforts to cause their respective officers, employees, advisors and other representatives to, at Parent’s sole cost and expense (excluding certain customary costs) and at Parent’s reasonable request, use reasonable best efforts to cooperate with Parent in connection with the arrangement of the Debt Financing, including by (A) participating in a reasonable number of bank meetings, road shows, due diligence sessions and similar presentations to and with prospective debt financing sources and rating agencies, including direct contact between senior management and the other representatives of the

Company and the Company’s subsidiaries, on the one hand, and the actual and potential Debt Financing sources, on the other hand, and with reasonable advance written notice and at times and locations to be mutually agreed between Parent and the Company, (B) (x) using reasonable best efforts to cause the independent auditors of the Company and the Company’s subsidiaries to assist and cooperate with Parent in connection with the Debt Financing and (y) assisting with the preparation of customary materials for rating agency presentations, lender and investor presentations, business projections, bank information memoranda, private placement memoranda and other customary marketing and syndication materials required in connection with the Debt Financing, (C) furnishing Parent and its actual and potential Debt Financing sources with any other pertinent information regarding the Company and the Company’s subsidiaries reasonably requested by Parent or its Debt Financing sources in connection with the Debt Financing, (D) to the extent requiring the cooperation of or is within the control of the Company and the Company’s subsidiaries, assisting with the preparation of the definitive debt financing agreements and the schedules and exhibits thereto, in each case, as may be reasonably requested by Parent, (E) assisting with the pledging of collateral, granting and perfection of security interests and provision of guarantees for the Debt Financing, which shall not be effective earlier than the Closing, (F) to the extent any of the foregoing requires the cooperation of, or is within the control of the Company and the Company’s subsidiaries, assisting Parent with the preparation, execution and delivery of customary certificates (including any perfection certificate, and a certificate of the chief financial officer (or other person performing similar functions) of the Company with respect to solvency matters, and, solely to the extent required by the definitive debt financing agreements, waivers, surveys, appraisals, environmental reports (other than any soil, groundwater or other invasive environmental investigations), title insurance, insurance certificates and endorsements), (G) delivering customary authorization and representation letters with respect to the bank information memoranda, (H) subject to the occurrence of the Closing, taking all corporate or company actions reasonably necessary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof to be made available at the Closing Date to consummate the transactions consummated by the Merger Agreement, (I) using reasonable best efforts to ensure that the Debt Financing sources benefit materially from existing lending relationships of the Company and the Company’s subsidiaries, (J) providing to Parent and its Debt Financing sources at least four (4) Business Days prior to the Closing Date all documentation and other information not previously provided or made available to Parent and Merger Sub, as is required by regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the PATRIOT Act and a certification regarding beneficial ownership as required by 31 C.F.R. Section 1010.230 relating to the Company and the Company’s subsidiaries, (K) providing Parent with financial, business and other information of the Company and the Company’s subsidiaries that is reasonably requested by Parent to the extent necessary to permit Parent to prepare pro forma financial statements in connection with the Debt Financing, (L) cooperating with any collateral appraisals and field examinations as may be reasonably requested by Parent or the Debt Financing sources (other than any soil, groundwater or other invasive environmental investigations), (M) providing prepayment notices and obtaining documents reasonably requested by Parent or the Debt Financing sources relating to the repayment, redemption or satisfaction and discharge, as applicable, of the certain indebtedness set forth in the Merger Agreement, and the release on the Closing Date of all related liens, including the payoff letters, (N) subject to the occurrence of the Closing, executing and delivering definitive documents and closing certificates relating to the Debt Financing as may be reasonably requested by Parent, but solely to the extent that the applicable officer is continuing in such role following the Closing and (O) cooperating in the replacement or backstop of any outstanding letters of credit issued for the account of the Company and the Company’s subsidiaries.

Termination

The Merger Agreement may be terminated, and the Merger may be abandoned, under any of the following circumstances:

•	at any time prior to the Effective Time, by mutual written consent of Parent and the Company;

•

at any time prior to the Effective Time, by either Parent or the Company, if any court of competent jurisdiction or other governmental body of competent jurisdiction has issued a final order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; except that the right to terminate the Merger Agreement pursuant to this provision will not be available to a party if the issuance of such final and non-appealable order was primarily caused by the failure of such party to comply with its obligations under the Merger Agreement, including with respect to efforts to obtain regulatory approvals;

•

at any time prior to the Effective Time, by either Parent or the Company, if the Effective Time has not occurred on or prior to July 6, 2025 (the “Outside Date”); provided that the right to terminate the Merger Agreement pursuant to such termination right will not be available to a party if the failure of the Effective Time to occur on or prior to the Outside Date was primarily caused by the failure of such party to comply with the covenants relating to obtaining regulatory approvals or its obligations to consummate the Closing on the date on which such party is required to consummate the Closing pursuant to the terms of the Merger Agreement (any such termination, an “Outside Date Termination”);

•

at any time prior to the Effective Time, by either Parent or the Company, if the Merger Agreement has not been duly adopted by holders of shares of Company Common Stock constituting the Company Requisite Vote at the Special Meeting or any adjournment or postponement thereof at which a vote is taken on the Merger (the “Stockholder Approval Termination”);

•

at any time prior to the Effective Time, by the Company if there has been a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy would cause a failure of a closing condition of the Company (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period) (except that the right to terminate the Merger Agreement pursuant to this provision will not be available to the Company if the Company is then in material breach of any of its representations, warranties covenants or agreements under the Merger Agreement that would result in the failure of a closing condition of Parent or Merger Sub) (any such termination, a “Parent Breach Termination”);

•

at any time prior to the Company’s receipt of the Company Requisite Vote, in accordance with the applicable terms and conditions of the Merger Agreement, by the Company, provided that, promptly following such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays the Company Termination Fee (as defined in this proxy statement) due pursuant to the applicable terms and conditions of the Merger Agreement (any such termination, a “Superior Proposal Termination”);

•

at any time prior to the Effective Time, by the Company, if (i) Parent’s and Merger Sub’s conditions to Closing have been and continue to be satisfied or waived at the time the Closing is required to have occurred in accordance with the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), (ii) Parent fails to consummate the Closing on the date on which Parent is required to consummate the Closing in accordance with the Merger Agreement and (iii) the Company has, at least three (3) business days prior to seeking to terminate the Merger Agreement in accordance with this paragraph, irrevocably confirmed in a written notice delivered to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) business days period immediately thereafter, subject to those closing conditions that by their terms or nature are to be satisfied at the Closing, and Parent and Merger Sub have not consummated the Closing by the end of such three (3) business day period (any such termination, a “Closing Failure Termination”);

•	at any time prior to the Effective Time, by Parent if there has been a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the

Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy would cause to a failure of a closing conditions of Parent and Merger Subs (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice from Parent of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period) (except that that the right to terminate the Merger Agreement pursuant to this provision will not be available to Parent if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement that would result in the failure of a closing condition of the Company) (any such termination, a “Company Breach Termination”); or

•

at any time prior to the Effective Time, by Parent if the Company Board or any committee thereof effects a Change of Board Recommendation (any such termination, a “Change in Recommendation Termination”).

Effect of Termination

Any termination of the Merger Agreement in accordance with its terms will be effective immediately upon the delivery of a written notice by the terminating party to the non-terminating party and, if then due, payment of the Company Termination Fee or Parent Termination Fee, as applicable. If the Merger Agreement is terminated, it will be void and of no effect and there will be no liability on the part of any party (or of any of its Representatives or any Debt Financing Party), except that (i) certain specified provisions of the Merger Agreement, as well as the confidentiality agreement between Parent and the Company, will survive such termination, and (ii) except in a circumstance where the Company Termination Fee, the Parent Termination Fee is paid pursuant to the terms of the Merger Agreement, no such termination will relieve any person of any liability for damages resulting from fraud or any material breach of the Merger Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of the Merger Agreement prior to such termination.

Termination Fees

The Company has agreed to pay Parent the Company Termination Fee of $53,500,000 by wire transfer of immediately available funds in the event that:

•	the Merger Agreement is terminated by the Company pursuant to a Superior Proposal Termination;

•	the Merger Agreement is terminated by Parent pursuant to a Change in Recommendation Termination; or

•

(i) the Merger Agreement is terminated by either Parent or the Company pursuant to a Stockholder Approval Termination, or by Parent pursuant to a Company Breach Termination, (ii) if, following the execution and delivery of the Merger Agreement, and in the case of termination pursuant to a Company Breach Termination, the applicable breach occurred after such announcement, disclosure or communication but prior to the termination of the Merger Agreement, (iii) an Acquisition Proposal for an Alternative Acquisition Agreement has been publicly announced or disclosed by any person or otherwise communicated to the Company Board (unless publicly withdrawn at least five (5) business days) prior to the Special Meeting (or in the case of a termination pursuant to a Company Breach Termination, prior to such applicable breach), and (iv) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided that, for purposes of this paragraph, references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”).

provided that, if the Merger Agreement is terminated pursuant to a Superior Proposal Termination by the Company with respect to a Superior Proposal received after execution of the Merger Agreement and such termination occurs prior to the later of (A) the No-Shop Period Start Date and (B) one (1) day following the expiration of any Notice Period commenced prior to the No-Shop Period Start Date (or any subsequent Notice Period commenced within three (3) business days of the conclusion of a Notice Period with respect to a Superior Proposal made by a Specified Party, and in each case, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal made by the Specified Party), then the “Company Termination Fee” shall mean an amount equal to $29,000,000.

Any payment of the Company Termination Fee required to be made (1) pursuant to a Superior Proposal Termination will be paid concurrently with such termination, (2) pursuant to a Change in Recommendation Termination will be paid no later than five (5) business days after such termination and (3) pursuant to termination described in the third (3rd) bullet point above will be payable to Parent upon consummation of the transactions referenced therein. The Company will not be required to pay the Company Termination Fee more than once.

Parent has agreed to pay or cause to be paid to the Company the Parent Termination Fee of $95,000,000 million in cash in immediately available funds within three (3) business days following such termination in the event that the Company validly terminates the Merger Agreement, pursuant to, and in compliance with the terms in the Merger Agreement regarding, a Parent Breach Termination or a Closing Failure Termination. Parent will not be required to pay the Parent Termination Fee more than once.

In the event that the Merger Agreement is terminated under circumstances in which the Company Termination Fee is payable, payment of the Company Termination Fee is the sole and exclusive remedy of Parent, Merger Sub, and their respective affiliates and its and their respective director or indirect former, current or future, affiliates, general or limited partners, stockholders, managers, managed or approved funds, members, directors, officers, employees, agents, Representatives, advisors or assignees of the foregoing, or any other person, against the Company, the Company’s subsidiaries, their respective affiliates and its and their respective direct or indirect, former, current or future, affiliates, general or limited partners, stockholders, managers, managed or approved funds, members, directors, officers, employees, agents, Representatives, advisors or assignees of the foregoing (each, a “Company Related Party”) for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement, including the breach of any representation, warranty, covenant or agreement in the Merger Agreement, the termination of the Merger Agreement, or the failure to consummate the transactions contemplated by the Merger Agreement, and (ii) in the event the Company Termination Fee is due and payable pursuant to the Merger Agreement, no Parent Related Party will seek or obtain, nor will any person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Company Related Party. In the event that the Parent Termination Fee becomes payable and is paid in accordance with the terms and conditions of the Merger Agreement, the Company’s right to terminate the Merger Agreement and receive the Parent Termination Fee is the sole and exclusive remedy of the Company in respect of the Merger Agreement; provided that the Company may seek specific performance pursuant to, and in accordance with the terms and conditions of, the Merger Agreement and the Equity Commitment Letter, but in no event will the Company be entitled to both specific performance that results in the Closing and the payment of the Parent Termination Fee (or any other monetary damages).

Notwithstanding anything to the contrary in the Merger Agreement, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by the Merger Agreement and the Company’s right of specific performance pursuant to the Equity Commitment Letter, (i) the Company’s right to terminate the Merger Agreement and receive payment of the Parent Termination Fee and the obligations from Parent (or the Guarantors under and in accordance with the Guaranty) set forth in the Merger Agreement will be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) the Company and the Company’s subsidiaries and their respective affiliates or any other person, against Parent, Merger Sub, the Debt Financing Parties, the Guarantors, their respective affiliates and its and their respective direct or indirect, former, current or future, affiliates, general or limited partners, stockholders, managers, managed or approved funds, members, directors, officers, employees, agents, Representatives, advisors or assignees of the foregoing (each, a “Parent Related Party”) for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement and the Debt Financing and Equity Financing, including the breach of any representation, warranty, covenant or agreement in the Merger Agreement, the termination of the Merger Agreement, or the failure to consummate the transactions contemplated by the Merger Agreement and (ii) other than the payment of the Parent Termination Fee to the Company by Parent (or the Guarantors under the Guaranty) if and when due and the obligations set forth in the Merger Agreement of Parent (or the Guarantors under the Guaranty), no Parent Related Party shall have any further liability or obligation relating to or arising out of the Merger Agreement or the Debt and Equity Financing, including the breach of any representation, warranty, covenant, or agreement in the Merger Agreement, the termination of the Merger Agreement, or failure to consummate the transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, in the event that the Merger Agreement is terminated without the Closing having occurred, the foregoing provisions of the Merger Agreement will not relieve Parent or Merger Sub from any liability for any fraud or intentional breach of the Merger Agreement, except that under no circumstances will the amount payable by Parent and Merger Sub under the Merger Agreement (for clarity, including the Parent Termination Fee, if payable) whether payable hereunder or by the Guarantors under the Guaranty exceed, in the aggregate, the amount of the Parent Termination Fee plus the obligations set forth in the Merger Agreement, and in no event shall Parent be required to pay both damages under the Merger Agreement and the Parent Termination Fee. In no event will any Company Related Party seek or obtain, nor will any person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to the Merger Agreement, the Financing Commitments, the Guaranty or the transactions contemplated by the Merger Agreement (including any breach by any Parent Related Party), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any actions under applicable laws arising out of any such breach, termination or failure (including in the event of an intentional breach), other than the Company from Parent or Merger Sub to the extent expressly provided for in the Merger Agreement or the Guaranty. While the Company may pursue a grant of specific performance and may pursue its rights of specific performance under the Equity Commitment Letter prior to termination of the Merger Agreement and/or the payment of the Parent Termination Fee or damages (subject to the limitations set forth in the foregoing paragraphs) following the termination of the Merger Agreement, under no circumstances shall the Company be permitted or entitled to receive from Parent both a grant of specific performance in accordance with the Merger Agreement, on the one hand, and payment of all or a portion of the Parent Termination Fee (or any other monetary damages) (subject to the limitations set forth in the foregoing paragraphs), on the other hand.

Specific Performance

Each of the parties to the Merger Agreement has agreed that the rights of each party to consummate the transactions contemplated by the Merger Agreement are unique and has recognized and affirmed that in the event of a breach of the Merger Agreement by any party, money damages may be inadequate, and the non-breaching party may have no adequate remedy at law. Subject to the applicable provisions of the Merger Agreement, the parties have agreed that each such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations under the Merger Agreement by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

Notwithstanding the foregoing, or anything contained in the Merger Agreement to the contrary, the parties have agreed that the Company and its affiliates shall be entitled to specific performance of Parent’s obligations to cause the Equity Financing to be funded and to consummate the Closing if, and only if, (i) all of the closing conditions have been and remain satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which are capable of being satisfied if specific performance was granted pursuant to the

Merger Agreement and the Closing were to occur at such time), and remain so satisfied or waived at the time specific performance is granted, and Parent is required to consummate the Merger pursuant to the terms of the Merger Agreement, (ii) the Debt Financing has been funded in full in accordance with the terms of the Debt Commitment Letter or will be funded in full in accordance with the terms thereof at the Closing if the Equity Financing is funded and (iii) the Company has given irrevocable notice to Parent in writing (on or after the date the Closing should have occurred pursuant to the terms of the Merger Agreement) that (A) all of the conditions to the obligations of the Company as set forth in the Merger Agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which are capable of being satisfied if specific performance was granted pursuant to the terms of the Merger Agreement and the Closing were to occur at such time) or that the Company irrevocably waives such unsatisfied conditions, (B) the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the immediate three (3) business day period immediately thereafter, and (C) Parent fails to consummate the Closing within the three (3) business days after receipt of such irrevocable notice. The parties acknowledge and agree that while the Company may pursue both a grant of specific performance and the payment of the Parent Termination Fee, in each case, pursuant to the Merger Agreement under no circumstances will the Company or any other person be permitted or entitled to receive both a grant of specific performance to cause the Closing to be consummated and payment of the Parent Termination Fee or any other monetary damages whatsoever.

Expenses

Except in limited circumstances expressly specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Governing Law

Except as provided in the Merger Agreement, and all claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to the Merger Agreement or the negotiation, execution, performance, consummation or subject matter of the Merger Agreement, is governed by and will be construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

PROPOSAL 2: THE DUCKHORN COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Duckhorn is required to submit a proposal to Duckhorn Stockholders to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Duckhorn’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Duckhorn’s Executive Officers and Directors in the Merger—Golden Parachute Compensation.” The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

Accordingly, Duckhorn is asking you to approve, on a non-binding advisory basis the compensation that will or may become payable to Duckhorn’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Duckhorn’s Executive Officers and Directors in the Merger.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Duckhorn. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF DUCKHORN, THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Company Board determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Company Board determines that it is necessary or appropriate, we will ask the Duckhorn Stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or to approve, on a non-binding, advisory basis, the Compensation Proposal.

If the Duckhorn Stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Duckhorn Stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Approval of the Adjournment Proposal to adjourn the Special Meeting when a quorum is present, requires the affirmative vote of Duckhorn Stockholders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF DUCKHORN, THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

The Company Common Stock is listed on the NYSE under the symbol “NAPA.” As of the Record Date, there were 147,200,572 shares of Company Common Stock outstanding held by approximately eight (8) Duckhorn Stockholders of record. The actual number of Duckhorn Stockholders is greater than this number of record holders and includes Duckhorn Stockholders who are beneficial owners, but whose shares of Company Common Stock are held in street name by brokers and other nominees. The Company Board is responsible for determining our dividend policy. The timing and level of any dividends will necessarily depend on the Company Board’s assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by our lenders. Under the Merger Agreement, we may not pay any dividends or make other distributions (whether in cash, stock or property), without the prior written consent of Parent, to any holders of shares of Company Common Stock.

On November 29, 2024, the latest practicable trading day before the filing of this proxy statement, the closing price for our Company Common Stock on NYSE was $11.00 per share. You are encouraged to obtain current market quotations for our Company Common Stock.

Following the Merger, there will be no further market for the Company Common Stock and it will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Company Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Company Board may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock as of November 18, 2024 for:

•	each person or group whom we know to own beneficially more than 5% of Company Common Stock;

•	each of the directors and named executive officers individually; and

•	all directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of Company Common Stock issuable pursuant to restricted stock units that will vest and settle and stock options that are exercisable, in each case within sixty (60) days of November 18, 2024.

The percentage of Company Common Stock beneficially owned is computed on the basis of 147,200,572 shares of Company Common Stock outstanding as of November 18, 2024. Unless otherwise indicated, the address for each listed Duckhorn Stockholder is c/o The Duckhorn Portfolio, Inc., 1201 Dowdell Lane, St. Helena, CA 94574. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock. Mallard Holdco, LLC and Brown-Forman Corporation have entered into Voting Agreements in connection with the Merger. For more information, please see the section of this proxy statement captioned “The Merger –Voting and Support Agreements.”

	Shares of Company Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% stockholders
Mallard Holdco, LLC(1)	61,404,559	41.7%
Brown-Forman Corporation(2)	31,531,532	21.4%
Directors and executive officers
Deirdre Mahlan(3)	92,544	*
Jennifer Fall Jung(4)	50,397	*
Pete Przybylinski(5)	498,512	*
Zach Rasmuson(6)	570,581	*
Sean Sullivan(7)	237, 250	*
Daniel Costello(8)	—	*
Marshall Farrer(9)	—	*
Charles Esserman(8)	—	*
Michelle Gloeckler(10)	16,599	*
Adriel Lares(11)	12,779	*
James O’Hara(8)	308,736	*
Tim Nall(9)	—	*
Dave Burwick	—	*
Alex Ryan (12)	1,602,943	1.1%
Gayle Bartscherer(13)	80, 383	*
All current executive officers and directors as a group (thirteen)(14)	1,787,398	1.2%

*	Represents beneficial ownership or voting power of less than one percent (1%).
(1)	Consists of 61,404,559 shares of common stock, held directly by Mallard Holdco, LLC. Voting and investment decisions with respect to securities held by Mallard Holdco, LLC are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. The address of Mallard Holdco, LLC is c/o TSG Consumer Partners, LLC, 1100 Larkspur Landing Circle Suite 360, Larkspur CA 94939.
(2)	The address for Brown-Forman Corporation is 850 Dixie Highway, Louisville, Kentucky 40210.
(3)	Includes 82,544 shares of common stock underlying Company RSUs held by Ms. Mahlan that have vested or will vest within 60 days.
(4)	Includes 40,266 options to purchase common stock exercisable within 60 days and 8,631 shares of common stock underlying Company RSUs held by Ms. Fall Jung that have vested or will vest within 60 days.
(5)

Includes 173,162 options to purchase common stock exercisable within 60 days and 36,817 shares of common stock underlying Company RSUs held by Mr. Przybylinski that have vested or will vest within 60 days. Also includes 288,533 shares of common stock held by The Przybylinski Family Trust dated July 24, 2006, for which Mr. Przybylinski is trustee.

(6)

Includes 173,162 options to purchase common stock exercisable within 60 days and 36,311 shares of common stock underlying Company RSUs held by Mr. Rasmuson that have vested or will vest within 60 days. Also includes 361,108 shares of common stock held by Rasmuson 2016 Family Trust, for which Mr. Rasmuson is trustee.

(7)

Includes 173,162 options to purchase common stock exercisable within 60 days and includes 36,491 shares of common stock underlying Company RSUs held by Mr. Sullivan that have vested or will vest within 60 days.

(8)

Does not include shares of common stock beneficially owned by Mallard Holdco, LLC. Mr. Esserman is Chief Executive Officer of TSG, Mr. O’Hara is President of TSG and Mr. Costello is Managing Director of TSG, and therefore may be deemed to beneficially own such shares, however each disclaims beneficial ownership of such shares.

(9)

Does not include shares of common stock beneficially owned by Brown-Forman Corporation. Mr. Farrer is Executive Vice President, Chief Strategic Growth Officer of Brown-Forman Corporation and Mr. Nall is Executive Vice President, Chief Global Supply Chain and Technology Officer for Brown-Forman Corporation, and therefore may be deemed to beneficially own such shares, however each disclaims beneficial ownership of such shares.

(10)	Includes 16,599 shares of common stock underlying Company RSUs held by Ms. Gloeckler that have vested or will vest within 60 days.
(11)	Includes 12,779 shares of common stock underlying Company RSUs held by Mr. Lares that have vested or will vest within 60 days.
(12)

Reflects information available to the Company in connection with the preparation of the Company’s Proxy Statement on Schedule 14A related to its Fiscal 2024 Annual Meeting, filed on November 22, 2023. Also included 1,547,495 shares of Company Common Stock held by the Alex and Jeanine Ryan 2015 Revocable Trust, for which Mr. Ryan is trustee.

(13)	Reflects information available to the Company based on the Statement of Changes of Beneficial Ownership Report filed on Form 4 on October 13, 2023.
(14)	Includes 559,752 options to purchase shares of common stock exercisable within 60 days and 230,172 shares of common stock underlying Company RSUs that have vested or will vest within 60 days.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public Duckhorn Stockholders and there will be no public participation in any future meetings of Duckhorn Stockholders. However, if the Merger is not completed, Duckhorn Stockholders will continue to be entitled to attend and participate in Duckhorn Stockholder meetings.

Duckhorn will hold the regular annual meeting of Duckhorn Stockholders in 2025 only if the Merger is not completed.

Stockholder Proposals for 2025 Annual Meeting of Duckhorn Stockholders

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2025 must have been received by the Company on or before July 25, 2024, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.

In addition, a stockholder who wishes to present a proposal or director nomination at the annual meeting of stockholders to be held in 2025 must deliver the proposal or nomination to the Company so that it is received not earlier than September 21, 2024 and not later than October 21, 2024 to be considered at that annual meeting. The By-Laws provide that any stockholder of record wishing to have a stockholder proposal or director nomination considered at an annual meeting must provide written notice of such proposal, or nomination of a director for election, and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first (1st) anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than thirty (30) days before or after such anniversary date, notice must be so delivered not later than the close of business on the tenth (10th) day following the day on which we first provide notice or public disclosure of the date of such meeting is first made. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than the Company Board’s nominees also must comply with Rule 14a-19 under the Exchange Act.

Any stockholder proposals should be mailed to the Corporate Secretary at 1202 Dowdell Lane, St. Helena, CA 94574.

OTHER MATTERS

Other Matters

Our Company Board knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares of Company Common Stock represented thereby on such matters in accordance with their best judgment.

Householding of Special Meeting Materials

The SEC has adopted rules to permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two (2) or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other proxy materials in the future, please notify your broker or direct your written request to the Company by phone at 1-707-967-2021 or by mail to 1201 Dowdell Lane, St. Helena, CA 94574. Duckhorn Stockholders who currently receive multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their brokers or the Company at 1-707-967-2021 or by mail to 1201 Dowdell Lane, St. Helena, CA 94574.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Financials” section of the Company’s website at https://ir.duckhorn.com/financials/sec-filings. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.

•	Duckhorn’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, filed with the SEC on October 7, 2024; and

•	Duckhorn’s Current Report on Form 8-K, filed with the SEC on October 7, 2024.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.

Any person, including any beneficial owner of shares of Company Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Duckhorn’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents:

The Duckhorn Portfolio, Inc.

Attention: Sean Sullivan, Corporate Secretary

1201 Dowdell Lane

St. Helena, CA 94574

(707) 302-2658

Email: legal@duckhorn.com

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

MISCELLANEOUS

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated December 2, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Duckhorn Stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

among

MARLEE BUYER, INC.,

MARLEE MERGER SUB, INC.

and

THE DUCKHORN PORTFOLIO, INC.

Dated as of October 6, 2024

Execution Version

Section 8.9.	Counterparts	A-67
Section 8.10.	Performance Guaranty	A-68
Section 8.11.	Jurisdiction; Venue	A-68
Section 8.13.	Specific Performance	A-68
Section 8.14.	Debt Financing Matters	A-69
Section 8.15.	Interpretation	A-70
Section 8.16.	No Recourse	A-71

Annexes

Annex I	Form of Voting Agreement
Annex II	Surviving Corporation Certificate of Incorporation
Annex III	Surviving Corporation Bylaws
Annex IV	Company Disclosure Letter
Annex V	Parent Disclosure Letter

Execution Version

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 6, 2024 (this “Agreement”), among Marlee Buyer, Inc., a Delaware corporation (“Parent”), Marlee Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and The Duckhorn Portfolio, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is in the business of marketing, selling, producing (including growing and harvesting grapes and winemaking), bottling and distributing premium wine under the Brand (the “Business”);

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which (i) Merger Sub will be merged with and into the Company, (ii) the separate corporate existence of Merger Sub will thereupon cease and (iii) the Company will continue as the Surviving Corporation (as defined below) and a wholly-owned Subsidiary of Parent (the “Merger” and together with the other transactions contemplated by this Agreement, collectively, the “Contemplated Transactions”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Contemplated Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein and (iv) resolved, subject to the terms of this Agreement, to recommend the adoption of this Agreement by the stockholders of the Company (the “Company Board Recommendation”);

WHEREAS, the Board of Directors of Merger Sub has (i) determined that this Agreement and the Contemplated Transactions are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, (iii) authorized and approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein and (iv) recommended the adoption of this Agreement by the sole stockholder of Merger Sub;

WHEREAS, (i) the Board of Directors of Parent has (a) determined that this Agreement and the Contemplated Transactions are fair to and in the best interests of Parent and its stockholders, (b) approved and declared advisable this Agreement and the Contemplated Transactions and (c) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein and (ii) Parent, as the sole stockholder of Merger Sub, has adopted this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has (i) entered into the Equity Commitment Letter with the Equity Investors and the Debt Commitment Letter with the Debt Financing Sources, (ii) entered into that certain limited guaranty (the “Guaranty”), dated as of the date hereof with Butterfly II, LP, a Delaware limited partnership, Butterfly II-A, LP, a Delaware limited partnership and Butterfly II-B, LP, a Delaware limited partnership (the “Guarantors”) and (iii) delivered to the Company executed copies of each of the Equity Commitment Letter, the Debt Commitment Letter and the Guaranty;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Specified Stockholders, in each of their capacities as stockholders of the Company, have entered into a Voting Agreement with Parent, in the form attached hereto as Annex I (each, a “Voting Agreement”); and

WHEREAS, upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Common Shares described in Section 2.1(b) and any Dissenting Shares), will be cancelled and converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, (a) the separate corporate existence of Merger Sub will cease, and (b) the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.2. Effective Time. The Company shall file a certificate of merger that has been duly executed and acknowledged in accordance with, and in such form as required by, the relevant provisions of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware at the Closing. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as may be mutually agreed to in writing by the parties and set forth in the Certificate of Merger (the time as of which the Merger becomes effective, the “Effective Time”).

Section 1.3. The Closing. Subject to the conditions set forth in Article VI, the closing of the Merger (the “Closing”) will take place (a) at the offices of Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California or by electronic exchange of deliverables as soon as practicable, but in no event later than the second (2nd) Business Day, after the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing), or (b) at such other place or on such other date as Parent and the Company may mutually agree (such date, the “Closing Date”); provided that, notwithstanding the satisfaction or valid waiver of the conditions set forth in Article VI, if the Marketing Period has not ended at the time of the satisfaction or valid waiver of such conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing), the Closing shall occur instead on the date following the satisfaction or valid waiver of such conditions that is the earliest to occur of (i) any Business Day during the Marketing Period specified by Parent to the Company on no less than two (2) Business Days’ written notice to the Company and (ii) the third (3rd) Business Day after the final day of the Marketing Period, but subject, in each case, to the satisfaction or valid waiver of the conditions set forth in Article VI at the Closing (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing).

Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, as provided under the DGCL and other applicable Law.

Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time will be amended and restated, as a result of the Merger, in its entirety to read in the form of Annex II, and as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company will be amended and restated in their entirety so as to read in the form of Annex III, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.

Section 1.6. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation, or removal, or until his or her successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(a) Conversion of Shares. Each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive $11.10 per Common Share, payable to the holder thereof in cash, without interest (the “Merger Consideration”);

(b) Cancellation of Excluded Shares. Each Common Share held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned Company Subsidiary and each Common Share owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be cancelled and retired without any conversion thereof and no payment or distribution will be made with respect thereto; and

(c) Shares of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) share of common stock of the Surviving Corporation.

Section 2.2. Treatment of Equity Awards.

(a) The Company Board (or, if appropriate, a committee administering the Company Equity Plan) has adopted, or, as soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), will adopt resolutions and has taken or will take all other actions as may be required to provide the following treatment, subject to the consummation of the Merger and except as otherwise explicitly agreed in writing by the parties hereto or between Parent and the holder of a Company Stock Option, Company RSU and Company PSU, other than awards under the Company ESPP (collectively, “Company Equity Awards”):

(i) Acceleration. Except as set forth in Section 2.2(a)(i) of the Company Disclosure Letter, each Company Stock Option and/or Company RSU, or portion thereof, that is unvested and outstanding at the

Effective Time will accelerate vesting by six (6) months, such that (A) any Company Stock Option and/or Company RSU (or portion thereof) ordinarily scheduled to vest within six (6) months following the Effective Time shall vest at the Effective Time and (B) the vesting schedule applicable to any Company Stock Option and/or Company RSU (or portion thereof) ordinarily scheduled to vest more than six (6) months following the Effective Time shall be accelerated by six (6) months;

(ii) Vested Company Options. Each Company Stock Option (or portion thereof) that is vested, outstanding and unexercised immediately prior to the Effective Time, including Company Stock Options accelerated at the Effective Time pursuant to their terms or Section 2.2(a)(i), will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Common Shares underlying the Company Stock Option (or vested portion) immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per Common Share underlying such Company Stock Option;

(iii) Unvested Company Options. Each Company Stock Option (or portion thereof) that is unvested, outstanding and unexercised immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company Stock Option to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Common Shares underlying the Company Stock Option (or unvested portion) immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per Common Share underlying such Company Stock Option (a “Converted Option Cash Award”). The Converted Option Cash Award shall remain subject to the same vesting schedule applicable to the related Company Stock Option (after taking into account the acceleration described in Section 2.2(a)(i) above), but excluding any terms rendered inoperative by reason of this Section 2.2(a)(ii) or the Contemplated Transactions and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award, and the vesting of the Converted Option Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause;

(iv) Vested Company RSUs and Company PSUs. Each Company Equity Award (or portion thereof), other than a Company Stock Option, that is vested and outstanding immediately prior to the Effective Time but not yet settled immediately prior to the Effective Time, including such Company Equity Awards accelerated at the Effective Time pursuant to their terms or Section 2.2(a)(i), will, at the Effective Time, be cancelled and, in exchange therefor, the holder of such cancelled Company Equity Award will be entitled to receive (without interest) an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Common Shares subject to (or deliverable under) such Company Equity Award (or vested portion) immediately prior to the Effective Time multiplied by (y) the Merger Consideration;

(v) Unvested Company RSUs. Each Company RSU that is unvested and outstanding immediately prior to the Effective Time will, at the Effective Time, be cancelled, and, in exchange therefor, converted into the contingent right of the holder of such cancelled Company RSU to receive (without interest) an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Common Shares subject to (or deliverable under) such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration (a “Converted Stock Unit Cash Award”). The Converted Stock Unit Cash Award shall remain subject to the same vesting schedule applicable to the related Company RSU (after taking into account the acceleration described in Section 2.2(a)(i) above), but excluding any terms rendered inoperative by reason of this Section 2.2(a)(iv) or the Contemplated Transactions and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Stock Unit Cash Award, and the vesting of the Converted Stock Unit Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause; and

(vi) Payments to Holders of Company Equity Awards. Subject to Section 2.6, Parent will cause the Surviving Corporation to make all payments to former holders of Company Equity Awards required under this Section 2.2 as promptly as practicable after the Effective Time or, if later, the applicable vesting date of the converted cash award, and in any event, no later than seven (7) Business Days after the Effective Time or, if later, the applicable vesting date of the converted cash award. Notwithstanding anything herein to the contrary, (i) with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be terminated in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Equity Plan that will not trigger a Tax or penalty under Section 409A of the Code and (ii) with respect to Company Equity Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States, the parties hereto shall cooperate in good faith prior to the Effective Time to minimize the Tax impact of the provisions set forth in this Section 2.2.

(b) Termination of Company Equity Plan. The Company Board (or, if appropriate, a committee administering the Company Equity Plan) will, prior to the Effective Time, adopt resolutions or take all other actions as may be required to (i) terminate the Company Equity Plan effective as of Effective Time (but subject to the consummation of the Merger) and (ii) ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock, other capital stock of the Company, or other compensation of any kind (other than amounts required to be paid pursuant to Section 2.2(a)) to any Person pursuant to or in settlement of the Company Equity Awards.

(c) Treatment of Company ESPP. With respect to the Company ESPP, as soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPP) will adopt resolutions and take all other actions as may be required to provide that (i) no new participants will commence participation in the Company ESPP after the date of this Agreement; (ii) no current Company ESPP participant will be allowed to increase their payroll contribution rate or purchase elections from those in effect as of the date of this Agreement or make separate non-payroll contributions on or following the date of this Agreement; and (iii) no new Offering Period (as defined in the Company ESPP) will commence or be extended pursuant to the Company ESPP after the date of this Agreement. If the Effective Time is expected to occur prior to the end of the current Offering Period, the Company will take action to provide for the final Exercise Date, including for purposes of determining the Purchase Price (each, as defined in the Company ESPP) for the current Offering Period (such earlier date, the “Early ESPP Exercise Date”), and each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase whole shares of Company Common Stock in accordance with the terms of the Company ESPP as of the Early ESPP Exercise Date. The Early ESPP Exercise Date will be as close to the Effective Time as is administratively practicable. As promptly as practicable following the purchase of shares of Company Common Stock in accordance with the foregoing, the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase. The Company Board (or, if appropriate, the committee administering the Company ESPP) will adopt resolutions and take all other actions as may be required to terminate the Company ESPP no later than immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger).

Section 2.3. Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, other than as provided in Section 2.3(b), any Shares of the Company that are outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted in favor of the Merger and who have demanded, properly in writing, appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) will not be converted into, or represent the right to receive, the Merger Consideration unless and until such stockholder of the Company has effectively withdrawn or lost (through failure to perfect or otherwise) such stockholder’s right to appraisal. At the Effective Time, all Dissenting Shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and, except as otherwise provided by applicable Laws, each holder of Dissenting Shares will cease to have any rights with respect to the Dissenting Shares, other than such rights as are granted under such Section 262. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who have failed to perfect or who have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.1(a), of such Shares.

(b) The Company will give Parent prompt notice and copies of any written demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company. The Company will not, except with the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned, or delayed) or as otherwise required by applicable Law, make any payment with respect to any such demands or offer to settle or settle any such demands.

Section 2.4. Surrender of Common Shares.

(a) At or prior to the Effective Time, Parent will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”) cash in an amount sufficient to pay the aggregate Merger Consideration, and Parent will cause the Paying Agent to timely make all payments contemplated in Section 2.4(b). Such cash may be invested by the Paying Agent as directed by Parent; provided that (i) such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Merger Sub, or the Paying Agent from making the payments required by this Article II and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Merger Consideration, Parent will promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payment pursuant to Section 2.4(b). The aggregate Merger Consideration as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.4(b), except as expressly provided for in this Agreement. Any portion of the cash delivered to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.

(b) As promptly as practicable after the Effective Time (and in any event within two (2) Business Days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”) that immediately prior to the Effective Time represented outstanding Shares of the Company which were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form (which will (x) specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of such Certificate to the Paying Agent and (y) contain such other provisions as are customary and reasonably acceptable to Parent and the Company) and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate will be entitled to receive in exchange therefor Merger Consideration for each Share of the Company formerly represented by such Certificate (less applicable tax withholdings pursuant to Section 2.6), and the Certificate so surrendered will be cancelled. Until surrendered as contemplated by this Section 2.4(b), each Certificate will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation; provided that, notwithstanding the foregoing, in the event of a transfer of ownership of Shares of the Company that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Shares of the Company may be made to a Person other than the Person in whose name the Certificates so surrendered are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

(c) A holder of record of book-entry Shares of the Company (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding Shares of the Company which were converted pursuant to Section 2.1 into the right to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such Book-Entry Shares, Merger Consideration for each Share of the Company formerly represented by such Book-Entry Share (less applicable tax withholdings pursuant to Section 2.6), and such Book-Entry Share will be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered; provided that notwithstanding the foregoing, in the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Shares may be made to a Person other than the Person in whose name the Certificates so surrendered are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until such “agent’s message” (or such other evidence) is received, each Book-Entry Share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation.

(d) At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent any funds (including any interest received with respect thereto) that have been delivered to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of a Certificate or Book-Entry Share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares of the Company for the Merger Consideration.

(e) From and after the Effective Time, the stock transfer books of the Company will be closed, and no subsequent transfers of Shares of the Company that were issued prior to the Effective Time will be registered. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for transfer will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.

(f) In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent, Parent will cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares of the Company represented by such Certificate, subject to such holder’s compliance with the exchange procedures set forth in Section 2.4(b) (other than the surrender of a Certificate).

Section 2.5. Section 16 Matters. Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Common Shares and Company Equity Awards in the Contemplated Transactions.

Section 2.6. Withholding. The Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under applicable Law. To the extent that any amounts are so deducted and withheld, such amounts shall be timely paid over to the appropriate Governmental Body and treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Any compensatory amounts payable pursuant to or as contemplated by this Agreement subject to compensatory withholding, including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in (a) Company SEC Documents (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) publicly filed with the SEC on or after September 28, 2022 and no fewer than two (2) Business Days prior to the date of this Agreement, it being understood that any matter disclosed in the Company SEC Documents shall not be deemed disclosed for purposes of Section 3.1, Section 3.2, Section 3.3, Section 3.9(a), Section 3.24 and Section 3.27, or (b) the confidential disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement, attached hereto as Annex IV (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Organization and Corporate Power. Each of the Company and each Company Subsidiary is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as presently conducted, except (other than with respect to the Company’s due organization and valid existence) as would not have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not have a Company Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of the Company (the “Company Organizational Documents”) have been heretofore made available to Parent and Merger Sub. The Company is not in violation of the Company Organizational Documents.

Section 3.2. Authorization; Valid and Binding Agreement. The Company has all necessary corporate authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement by the holders of Common Shares to the extent required by applicable Law, to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the Merger (other than approval of this Agreement by the holders of at least a majority of the outstanding Common Shares entitled to vote thereon (the “Company Requisite Vote”), and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The Company Board (at a meeting or meetings duly called and held) has unanimously approved the Company Board Recommendation. Such actions are valid and have not been amended or withdrawn.

Section 3.3. Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of Company Preferred Stock.

(b) As of October 4, 2024 (the “Measurement Date”), (i) 147,200,572 Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) an aggregate of 14,003,560 Common Shares were reserved for issuance under the Company Equity Plan, of which 2,450,964 Common Shares are subject to outstanding Company Stock Options, 896,627 Common Shares are subject to outstanding Company RSUs, and 177,095 Common Shares are subject to outstanding Company PSUs with performance conditions deemed achieved in full, (iv) 1,171,941 Common Shares are reserved for issuance under the ESPP, and (v) no Common Shares were held in the treasury of the Company. All issued and outstanding Common Shares are validly issued, fully paid, nonassessable and free of any preemptive rights.

(c) Section 3.3(c) of the Company Disclosure Letter sets forth a true and complete list, as of the Measurement Date, of outstanding Company Equity Awards and the number of the Common Shares reserved for issuance pursuant to the Company ESPP, including, with respect to each Company Equity Award (i) the number of the Common Shares subject thereto, (ii) the name of the holder thereof, (iii) the date on which such Company Equity Award was granted or issued, (iv) the exercise price (if any) and (v) the applicable vesting schedule. The Company has granted no Company Equity Awards between the Measurement Date and the date of this Agreement. Each Company Equity Award was granted in material compliance with all applicable Laws and all of the material terms and conditions of the Company Equity Plan under which it was granted.

(d) Except as disclosed in this Section 3.3(d) or set forth in Section 3.3(a) of the Company Disclosure Letter, the Company has no outstanding (i) shares of capital stock or other equity or equity-based interests or voting securities, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock or other equity interests of the Company, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, anti-dilutive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts or rights that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company, (iv) stock appreciation, phantom stock, restricted shares, restricted stock units, profit participation or similar equity or equity-based rights with respect to the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock of, or any other securities or ownership interests in, the Company or any of the Company Subsidiaries, or (v) bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s stockholders may vote (the items in clauses (i) through (v), the “Company Securities”).

(e) Other than the Voting Agreements, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party relating to the voting or disposition of any securities of the Company or granting to any Person or group of Persons the right to have their securities of the Company registered under the Securities Act or the right to elect, or to designate or nominate for election, a director to the Company Board or the board of directors (or similar governing body) of any Company Subsidiary.

Section 3.4. Subsidiaries. Section 3.4 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary that is significant under Regulation S-X Rule 1-02(w) (each, a “Significant Subsidiary”), and for each such Significant Subsidiary, its jurisdiction of organization and the ownership interest of the Company in each Significant Subsidiary. Each Company Subsidiary is a corporation or other entity validly existing under the Laws of the jurisdiction of its incorporation or organization. All of the outstanding shares of capital stock or equivalent equity interests of each Company Subsidiary is owned of record and beneficially, directly or indirectly, by the Company free and clear of all material Liens (other than restrictions on transfer under applicable securities Laws). No Company Subsidiary has any (a) securities convertible or exchangeable, directly or indirectly, into capital stock or other equity interests of such Company Subsidiary not owned by the Company, (b) options, warrants, purchase rights, subscription rights, preemptive rights, anti-dilutive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts or rights that require such Company Subsidiary to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of such Company Subsidiary, or (c) stock appreciation, phantom stock, restricted shares, restricted stock units, profit participation or similar equity or equity-based rights with respect to such Company Subsidiary that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock of, or any other securities or ownership interests in, such Company Subsidiaries. Each Company Subsidiary has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not have a Company Material Adverse Effect. True and complete copies of the organizational documents of each Significant Subsidiary have been made available to Parent and Merger Sub. Each Significant Subsidiary is not in violation of its organizational documents. Except with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

Section 3.5. No Breach. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the Merger will (a) conflict with or violate the Company Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained, and all filings and obligations described in Section 3.6 have been made, conflict with or violate any Law, order, judgment or decree to which the Company, the Company Subsidiaries or any of their properties or assets is subject, except any conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect, or (c) conflict with or result in any material breach of, constitute (with or without notice of or lapse of time or both) a material default under, result in a material violation of, give rise to a right of termination, modification, cancellation or acceleration under any Company Material Contract or Company Lease, or result in the creation of any Lien upon the properties or assets of the Company or any of the Company Subsidiaries, except in the case of each of clauses (b) and (c) above, any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Company Material Adverse Effect.

Section 3.6. Consents. Except for (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and antitrust and competition Laws of other jurisdictions, (b) applicable requirements of the Exchange Act, (c) any filings required by the New York Stock Exchange (the “NYSE”), (d) the filing of the Certificate of Merger, (e) any filings as may be required by Alcoholic Beverage Authorities, and (f) any filings with the relevant authorities of states in which the Company or any of the Company Subsidiaries are qualified to do business, the Company is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by any of the Company or the Company Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions or the failure of which to obtain would not have a Company Material Adverse Effect.

Section 3.7. SEC Reports; Disclosure Controls and Procedures.

(a) The Company has timely filed all forms, reports and other documents (including exhibits and all other information incorporated herein) with the SEC required to be filed by the Company under the Exchange Act (such forms, reports or documents, the “Company SEC Documents”) since the Balance Sheet Date. No Company Subsidiary is required to file any form, report, registration statement, proxy statement or other document with, or make any other filing with or furnish any other material to, the SEC. As of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, as in effect on the date so filed, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, (x) neither the Company nor any Company Subsidiary has received any written notice from the SEC or other Governmental Body that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and (y) to the Knowledge of the Company, there is not any investigation or review being conducted by the SEC or any other Governmental Body of any Company SEC Documents (including the financial statements included therein). No Company Subsidiary is required to file any forms, reports or other documents with the SEC.

(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the consolidated Company Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount). Neither the Company nor any Company Subsidiary is a party to any securitization transaction, off-balance sheet partnership or any similar Contract, where the result or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s published financial statements or other Company SEC Documents.

(c) The Company has designed and maintains, and at all times since the Reference Date has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the Balance Sheet Date, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.

(d) Since the Balance Sheet Date, neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any of the Company Subsidiaries has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices.

(e) To the Knowledge of the Company, as of the date hereof, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and the Company Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

Section 3.8. No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved in the financial statements of the Company as of the Balance Sheet Date that is included in the Company SEC Documents since July 31, 2022, (b) as incurred after the date thereof in the ordinary course of business, (c) incurred in connection with this Agreement or the Contemplated Transactions or (d) as set forth in Section 3.8 of the Company Disclosure Letter, the Company, together with the Company Subsidiaries, does not have any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and the Company Subsidiaries (or disclosed in the notes to such balance sheet).

Section 3.9. Absence of Certain Developments.

(a) From the Balance Sheet Date to the date of this Agreement, the Company has not experienced a Company Material Adverse Effect.

(b) Except in connection with the Contemplated Transactions, from the Balance Sheet Date to the date of this Agreement, the Company has carried on and operated its business in all material respects in the ordinary course of business, and neither the Company nor the Company Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by Section 5.1(b) (other than Section 5.1(b)(ii)-(iv) and (vi)) if such covenants had been in effect as of the Balance Sheet Date.

Section 3.10. Compliance with Laws.

(a) Except as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and have been since the Reference Date, in compliance with all Laws applicable to them, any of their properties or other assets or any of their business or operations.

(b) Except as would not have a Company Material Adverse Effect, since the Reference Date, (i) neither the Company nor any of the Company Subsidiaries has received any written (or, to the Company’s Knowledge, oral) notice from any Governmental Body, including any Alcoholic Beverage Authorities, that alleges (A) any violation of any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation or restriction of any Company Permit, and (ii) neither the Company nor any of the Company Subsidiaries has entered into any agreement or settlement with any Governmental Body with respect to its alleged violation of any applicable Law.

(c) Since the Reference Date, the Company and each of the Company Subsidiaries have timely filed all material reports, schedules, statements, documents, filings, submissions, forms, registrations, applications, renewals and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body or related to any Company Permit and have timely paid all fees and assessments due and payable in connection therewith.

(d) The Company and each of its officers and directors are in material compliance with, and have complied in all material respects with (i) all Alcohol Laws, (ii) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (iii) the applicable listing and corporate governance rules and regulations of NYSE.

Section 3.11. Real Property.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Owned Real Property, the corresponding street addresses and tax parcel numbers pertaining to each such Owned Real Property. The Company or a Company Subsidiary has good, valid and marketable fee simple title to all Owned Real Property free and clear of all Liens (other than Permitted Liens). There are no leases, subleases, licenses, occupancy agreements, consents, assignments, purchase agreements, options, rights of first offer or first refusal, or other contracts granting to any Person the right to use, occupy or purchase the Owned Real Property or any portion thereof or interest therein. Since the Reference Date, the Company and Company Subsidiaries have not received any written notice from any Governmental Body that: (i) alleges material violations of the Permits or of building, zoning, safety or fire ordinances or regulations or any other Law applicable to the Owned Real Property; or (ii) claims any material defect or deficiency with respect to any Owned Real Property; and there are currently no such material violations, defects or deficiencies currently in existence. All easements, cross easements, licenses, air rights, rights-of-way and other similar property interests, if any, recorded against the Owned Real Property are in full force and effect without default thereunder. Since the Reference Date, the Company has not received any written notice from any association, declarant or easement holder requiring the correction of any condition with respect to the Owned Real Property, or any part thereof, by reason of a material violation of any restrictions or covenants recorded against the Owned Real Property which remains outstanding or unremedied, and there are currently no such material violations currently in existence. The Company and Company Subsidiaries are not parties to any agreement or option to purchase any real property or interest therein. The Owned Real Property listed on Section 3.11(a) of the Company Disclosure Letter and the Leased Real Property comprise all of the material Real Property used in, or otherwise related to, the Business.

(b) Except as would not be material to the applicable Owned Real Property, all of the improvements existing on the Owned Real Property as of the date hereof lie wholly within the boundaries of such Owned Real Property, and no improvement on any adjoining property encroaches upon the Owned Real Property, and no easement or other encumbrance upon the Owned Real Property encroaches upon any such improvements.

(c) Section 3.11(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all the real property leased by the Company or the Company Subsidiaries as of the date of this Agreement (the “Leased Real Property”) and the corresponding street addresses pertaining to each such Leased Real Property. There are no subleases, licenses, occupancy agreements, consents, assignments, purchase agreements, or other contracts granting to any Person (other than the Company or the Company Subsidiaries) the right to use or occupy the Leased Real Property, and, no other Person (other than the Company and the Company Subsidiaries) is in possession of the Leased Real Property. The leases for the Leased Real Property (collectively, the “Company Leases”) are in full force and effect. True and complete copies of all Company Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to Parent. Each of the Company Leases is valid, binding and enforceable on the Company or one of the Company Subsidiaries that is a party to such Company Lease and, to the Company’s Knowledge, the other parties thereto, subject to the Enforceability Exceptions, and the Company or one of the Company Subsidiaries has performed all material obligations required to be performed by it to date under each such Company Lease. Neither the Company nor any of the Company Subsidiaries nor, any other party to the Company Leases is in breach or default in any material respect under any of such Company Leases, nor has the Company or any of the Company Subsidiaries given or received written notice of termination, cancellation, breach, or default under any such Company Lease, which breach or default has not been cured and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default under any Company Lease. There are no agreements or arrangements, written or oral, granting to any Person the right of first refusal to purchase or first opportunity to purchase, or use or occupy, any Leased Real Property, or any portion thereof. The Company and Company Subsidiaries have not collaterally assigned or granted any other security interest in any Company Lease or any interest therein.

(d) The Company and the Company Subsidiaries hold good and valid interests in all easements, cross easements, rights-of-way, riparian or water rights, air rights, agricultural rights, surface rights and other similar property interests which are required for the operation of the Business. All buildings, structures, improvements, and fixtures located on the Real Property are in a state of good operating condition and repair (normal wear and tear excepted) and are sufficient for the continued conduct and operation of the Business. There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the Knowledge of the Company, threatened, affecting any Real Property or any portion thereof or interest therein.

Section 3.12. Tax Matters.

(a) Except as would not have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have timely filed (including applicable extensions) all Tax Returns required to be filed by them, (ii) all such Tax Returns filed by or with respect to the Company and the Company Subsidiaries are true, complete and correct and (iii) the Company and the Company Subsidiaries have timely paid all Taxes due and payable by or with respect to any of them (whether or not shown on a Tax Return).

(b) Except as would not have a Company Material Adverse Effect, (i) there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of the Company Subsidiaries and (ii) the Company and the Company Subsidiaries have deducted or withheld and paid all Taxes required to have been deducted or withheld and paid, and complied in all respects with all applicable laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

(c) Neither the Company nor any of the Company Subsidiaries has been a party to, or participated in, any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (or any similar provision of state, local or non-U.S. Law).

(d) In the last two (2) years, neither the Company nor any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution purported or intended to qualify in whole or in part for tax-free treatment under Section 355 or 361 of the Code (or any similar provision of state, local or non-U.S. Law).

(e) Except as would not have a Company Material Adverse Effect, (i) no U.S., federal, state, local or non-U.S. audits, Actions, claims, examinations, administrative proceedings or other similar proceedings relating to Taxes are pending, threatened in writing or being conducted with respect to the Company or any of the Company Subsidiaries, and (ii) no Governmental Body has asserted in writing any deficiency or claim with respect to Taxes or any adjustment to Taxes against the Company or any of the Company Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open and that has not been finally settled.

(f) Except as would not have a Company Material Adverse Effect, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Tax of the Company or any of the Company Subsidiaries that is currently in force, and no such waiver is pending or has been requested.

(g) Except as would not have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was the Company or any Company Subsidiary), (ii) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than (x) any such agreement or arrangement that is solely between or among the Company and/or any of the Company Subsidiaries, or (y) customary provisions in commercial arrangements entered into in the ordinary course of business the primary purpose of which arrangement is not related to Taxes), (iii) has any liability for the Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor, or (iv) has entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or non-U.S. Law.

Section 3.13. Contracts and Commitments.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a correct and complete list of the following contracts to which the Company or the Company Subsidiaries is a party or by which any of their respective assets or properties are bound (such contracts as are required to be set forth in Section 3.13(a) of the Company Disclosure Letter, including (i) any purchase orders, service orders, statements of work, invoices and similar documents (which need not be scheduled on Section 3.13(a) of the Company Disclosure Letter), (ii) exhibits to any Company SEC Documents and (iii) each Real Property listed in Section 3.11 of the Company Disclosure Letter, but excluding each Company Plan, is referred to herein as a “Company Material Contract”):

(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of the Company Subsidiaries that was required to be, but has not been, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended July 31, 2023 or any Company SEC Documents filed after the date of filing of such Form 10-K until the date of this Agreement;

(ii) Contract that relates to the acquisition or disposition of any business, a material amount of stock (or other ownership interests) or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(iii) Contract for (A) the sale or purchase of personal property having a value individually, with respect to all sales or purchases thereunder, in excess of $2,000,000, other than agreements with respect to the sale of inventory entered into in the ordinary course of business and (B) the lease of personal property under which the aggregate annual rental payments exceed $2,000,000;

(iv) Contract establishing any joint venture, partnership, or collaboration, in each case, that contemplates payments in excess of $2,000,000 in any calendar year or which is otherwise material to the Company and the Company Subsidiaries, taken as a whole;

(v) Contract (A) prohibiting or materially limiting the right of the Company or any of the Company Subsidiaries to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of the Company Subsidiaries to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any material product or service exclusively to a single party, (C) requiring the Company or any of the Company Subsidiaries to conduct business on a “most favored nations” basis with any third party or (D) under which any Person has been granted the right to manufacture, sell, market or distribute any Product on an exclusive basis to any Person or group of Persons or in any geographical area;

(vi) Contract in respect of Indebtedness of $5,000,000 or more, other than intercompany loans or investments solely among the Company and the Company Subsidiaries;

(vii) Contract (other than a Company Plan) between the Company, on the one hand, and any Affiliate of the Company (other than a Company Subsidiary), on the other hand (each, an “Affiliate Contract”);

(viii) Contract relating to the voting or registration of any securities or any stockholders’ or investor rights, tax receivables or similar or related Contract with respect to any securities of the Company or any of the Company Subsidiaries;

(ix) Contract containing a right of first refusal, right of first negotiation or right of first offer, option or other similar rights with respect to any equity interests or assets that have a fair market value or purchase price of more than $2,000,000 in favor of a party other than the Company or the Company Subsidiaries;

(x) Contract of the Company or any of the Company Subsidiaries relating to the settlement or conciliation of any Action with any Governmental Body or that provides for any continuing material obligations on the part of the Company or any of the Company Subsidiaries;

(xi) Contract of the Company or any of the Company Subsidiaries that prohibits, limits or restricts the payment of dividends or distributions in respect of the capital stock of the Company or any of the Company Subsidiaries or otherwise prohibits, limits or restricts the pledging of capital stock of the Company or any of the Company Subsidiaries or prohibits, limits or restricts the issuance of guarantees by the Company or any of the Company Subsidiaries other than the Company Equity Plan or any Contracts evidencing awards granted under the Company Equity Plan;

(xii) Contract with any Material Supplier;

(xiii) Contract with any Material Customer;

(xiv) Contract with any Governmental Body, other than any Permits;

(xv) except with respect to the Contracts contemplated by Section 3.13(a)(xiii), any Contract under which the Company or any Company Subsidiary purchases grapes for use in the Business or sells grapes from its vineyard, in each case, involving payments of more than $1,000,000, taken together with all other Contracts with the same counterparty, for the fiscal year ended July 31, 2024;

(xvi) Contract under which the Company or any Company Subsidiary provides or receives vineyard management services or farm labor contractor services;

(xvii) Contract relating to agency, dealer, sales representative, broker or marketing arrangements, in each case, involving payments of more than $500,000 per annum;

(xviii) collective bargaining agreement or similar Contract with a Union (each, a “Labor Agreement”); or

(xix) Contract to enter into any of the foregoing.

(b) The Company has made available to Parent and Merger Sub a true and correct copy of all written Company Material Contracts, together with all amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract.

(c) (i) Except as would not have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries (A) is, or has sent or received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or any of the Company Subsidiaries, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice of termination, cancellation, non-renewal or breach of, or dispute with respect to, any Company Material Contract or that it intends to seek to terminate, cancel or fail to renew any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise).

Section 3.14. Intellectual Property.

(a) Section 3.14(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all material (i) Patents, (ii) Trademarks and (iii) Copyrights, in each instance, that are owned or purported to be owned by the Company or any of the Company Subsidiaries and that are registered with a Governmental Body as of the date of this Agreement, or with respect to which the Company or any of the Company Subsidiaries has filed an application for registration pending as of the date of this Agreement, except for any such Patents, Trademarks, or Copyrights that have been abandoned by the Company or any of the Company Subsidiaries as of the date of this Agreement in the normal course of business or for which registration has expired (collectively, together with the domain names required to be set forth on Section 3.14(c) of the Company Disclosure Letter, “Company Registered Intellectual Property”), indicating for each such item in (i), (ii) and (iii), as applicable and as of the date of this Agreement, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date. Section 3.14(c) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all material internet domain names with respect to which the Company or any of the Company Subsidiaries are the registrant.

(b) The Company or the applicable Company Subsidiary (i) has made all necessary filings and paid all necessary registration, maintenance, renewal and other fees required for maintaining all material Company Registered Intellectual Property and (ii) is the exclusive or joint owner (as indicated in Section 3.14(c) of the Company Disclosure Letter) of all rights, title and interests in the Company Registered Intellectual Property, free and clear of all Liens (except for Permitted Liens, rights, title or interests granted under the IP Contracts, and Liens set forth in Section 3.14(b) of the Company Disclosure Letter).

(c) The Company and the Company Subsidiaries possess legally sufficient and enforceable rights to use all Intellectual Property (other than the Company Registered Intellectual Property) that is used in connection with the conduct of the Company’s and any of the Company Subsidiaries’ businesses as of the date of this Agreement and is material thereto; provided, however, that the foregoing will not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 3.14(d) below.

(d) To the Knowledge of the Company, since the Reference Date, neither the conduct of the Company’s business nor the conduct of any of the Company Subsidiaries’ businesses has misappropriated, infringed, diluted or otherwise violated the Intellectual Property of any Person in any material respect. Since the Reference Date, neither the Company nor any of the Company Subsidiaries has received any written notice from any Person claiming that the conduct of the Company’s business or the conduct of any of the Company Subsidiaries’ businesses misappropriated, infringed, diluted or otherwise violated the Intellectual Property of such Person.

(e) Since the Reference Date, (i) to the Knowledge of the Company, no Person has misappropriated, infringed, diluted or otherwise violated any Owned Intellectual Property or Exclusive Intellectual Property in any material respect, (ii) no written claims are pending or, to the Knowledge of the Company, threatened, against any Person claiming the foregoing and (iii) no written claims are pending or, to the Knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries (A) challenging or questioning the Company’s or the Company Subsidiaries’ ownership of any Owned Intellectual Property or (B) challenging or questioning the validity or enforceability of any Owned Intellectual Property or Exclusive Intellectual Property.

(f) Section 3.14(f) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all IP Contracts to which the Company or any of the Company Subsidiaries is a party. To the Knowledge of the Company neither the Company nor the Company Subsidiaries are in default of any such IP Contracts in any material respect. Except as set forth on Section 3.14(f) of the Company Disclosure Letter, the consummation of the Contemplated Transactions will not by itself afford any other party to IP Contracts to which the Company or any of the Company Subsidiaries is a party the right to terminate any such IP Contracts.

(g) To the Knowledge of the Company, each current and former employee of the Company or any of the Company Subsidiaries, each current and former independent contractor of the Company or any of the

Company Subsidiaries and any other third parties with access to any confidential information of the Company or any of the Company Subsidiaries that is material to the Company is subject to a written agreement requiring them to maintain the confidentiality of such information. The Company and the Company Subsidiaries have taken commercially reasonable steps to prevent the unauthorized disclosure or use of its and their material Trade Secrets.

(h) The Company or the Company Subsidiaries owns or otherwise has the legal right to use all IT Systems, and such IT Systems are sufficient for the needs of the Company’s and the Company Subsidiaries’ businesses as of the date of this Agreement. The Company has implemented and maintains commercially reasonable security, disaster recovery, and business continuity plans and procedures designed to provide substantially continuous monitoring and alerting of material operational problems or issues with the IT Systems in the possession or operational control of the Company, except where the failure to implement and maintain such plans, procedures, or facilities would not be material to the business of the Company and the Company Subsidiaries. Since the Reference Date, with respect to any of the IT Systems, except as would not be material to the Company’s and the Company Subsidiaries’ business, there has not been any unauthorized access or use, or failure that has not been remedied or replaced.

(i) Since the Reference Date, the Company and each of the Company Subsidiaries (i) has been in material compliance with all Data Security Requirements; and (ii) has taken commercially reasonable steps consistent with standard industry practice to protect (A) the confidentiality, integrity, availability, and security of its IT Systems that are involved in the Processing of Personal Information, in the conduct of the Company’s and any of the Company Subsidiaries’ businesses as of the date of this Agreement; and (B) Personal Information Processed by the Company or such Company Subsidiary from unauthorized use, access, disclosure, theft, and modification, except in each case as would not be material to the Company’s or the Company Subsidiaries’ businesses. Except as would not be material to the Company’s or any of the Company Subsidiaries’ businesses (x) there are no, and since the Reference Date there have been no, pending Actions by or before any Governmental Body and (y) no fines or other penalties have been imposed on or written claims for compensation have been received by the Company or any of the Subsidiaries, in each case for violation of any Data Security Requirement in connection with any Security Incident. The Company and each of the Company Subsidiaries have not since the Reference Date, (1) experienced any Security Incidents; or (2) been involved in any Actions related to any violation of any Data Security Requirements by the Company or any of the Company Subsidiaries or any Security Incidents.

Section 3.15. Litigation. No Actions are pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries, or any present or former officer, director or employee of the Company or the Company Subsidiaries, in each case, in their respective capacities as such, at law or in equity, or before or by any Governmental Body, other than any Action described in the second sentence of this Section 3.15, and neither the Company nor any of the Company Subsidiaries is subject to or in violation of any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body, in each case, except as would not have a Company Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Merger or the Contemplated Transactions.

Section 3.16. Insurance. As of the date of this Agreement, each insurance policy under which the Company or any of the Company Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, and (i) neither the Company nor any of the Company Subsidiaries is in breach or default under any such insurance policy, (ii) no notice of cancellation, termination, non-renewal or reduction in coverage has been received with respect to any insurance policy and (iii) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not have a Company Material Adverse Effect.

Section 3.17. Employee Benefit Plans.

(a) Section 3.17(a) of the Company Disclosure Letter lists all material Company Plans.

(b) With respect to each material Company Plan that is not filed as an exhibit to a Company SEC Document, the Company has made available to Parent and Merger Sub true and correct copies of the following (as applicable) prior to the date of this Agreement: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments or other funding-related documents, (iv) a copy of all non-routine correspondence with any Governmental Body relating to a Company Plan received or sent within the last three (3) years and (v) the most recent Internal Revenue Service determination or opinion letter.

(c) Each Company Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code is the subject of a current favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred that could adversely effect such plan’s qualified status. Except to the extent such noncompliance would not have a Company Material Adverse Effect, each Company Plan (and each related trust insurance contract or fund) has been established, funded, administered and maintained in accordance with its terms and the requirements of the applicable provisions of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Law. Except as would not have a Company Material Adverse Effect, to the Company’s Knowledge, there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA.

(d) Except as would not have a Company Material Adverse Effect, with respect to each Company Plan, there are no Actions pending or, to the Company’s Knowledge, threatened, other than routine claims for benefits. Except as would not have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries: has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(e) Neither the Company nor any of the Company Subsidiaries, nor any of their respective ERISA Affiliates, has at any time within the last six (6) years sponsored or contributed to, or had any Liability in respect of (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Title IV of ERISA or Section 412 of the Code, or (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA. No Company Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the Company nor any of the Company Subsidiaries has any material Liability by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(f) No Company Plan provides, and neither the Company nor any of the Company Subsidiaries has any obligation to provide, a current or former officer, director, employee or individual service provider (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Company or any of the Company Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Law (and for which the covered individual pays the full cost of coverage).

(g) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been documented and operated in compliance with Section 409A of the Code.

(h) Neither the execution, delivery or performance of this Agreement (including the approval and adoption of this Agreement and the Merger by the stockholders of the Company), nor the consummation of the

Contemplated Transactions, will, either individually or together with the occurrence of another event (including a termination of employment or service), (i) result in any material payment becoming due to any current or former officer, director, employee or individual service provider of the Company or any of the Company Subsidiaries, (ii) materially increase or otherwise enhance any material benefits or compensation, (iii) result in the acceleration of the time of payment or vesting of any material payments or benefits under any Company Plan, (iv) require the Company or any of the Company Subsidiaries to set aside any assets to fund any benefits under any Company Plan or (v) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code. The Company and each of the Company Subsidiaries has no obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Section 4999 or Section 409A of the Code.

Section 3.18. Environmental Compliance and Conditions. Except for matters that would not have a Company Material Adverse Effect:

(a) the Company and the Company Subsidiaries are, and since the Reference Date have been, in compliance with all applicable Environmental Laws, which includes obtaining, holding and being in compliance with any Permit required under Environmental Laws for the operation of the Business and the occupation of its properties and facilities;

(b) there are no pending, or to the Knowledge of the Company, threatened Actions, and the Company and the Company Subsidiaries have not received any written claims, notices or complaints, from any Person or from any Governmental Body or third party, in each case alleging the Company or any of the Company Subsidiaries is in violation of, or has liability under, any Environmental Laws or has any actual Liabilities or potential Liabilities under Environmental Laws;

(c) neither the Company nor any of the Company Subsidiaries (nor any other Person to the extent giving rise to Liability of the Company) has handled, treated, stored, transported, distributed, disposed or arranged for disposal of, released or exposed any person to, or owned or operated any property or facility contaminated by, any Hazardous Substance (including the Real Property or any other real property now or formerly occupied, owned or used by the Company or any of the Company Subsidiaries), in each case, in a manner that has given or reasonably could be expected to give rise to Liability for the Company or any of the Company Subsidiaries under any Environmental Laws; and

(d) the Company has made available to Parent and Merger Sub copies of all environmental reports, assessments and audits pertaining to the environmental condition of the Leased Real Property, Owned Real Property or any other real property formerly or currently owned, leased or operated by the Company or the Company’s or the Business’s compliance with, or any Liability under, Environmental Laws that are within the Company’s possession or control.

Section 3.19. Employment and Labor Matters.

(a) Neither the Company nor any of the Company Subsidiaries is a party to or bound by any Labor Agreement, and no employees of the Company or the Company Subsidiaries are represented by a labor union, labor organization, works council or other employee representative body (a “Union”) with respect to their employment with the Company or the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has experienced any actual or, to the Knowledge of the Company, threatened picketing, strike, work stoppage, lockout, slowdown, hand billing, material grievance, material labor arbitration, material labor dispute or claim of unfair labor practices since the Reference Date. To the Knowledge of the Company, since the Reference Date, there have been no labor organizing activities with respect to any employees of the Company or the Company Subsidiaries.

(b) Except to the extent such noncompliance would not have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries are, and since the Reference Date have been, in compliance with all Laws relating to labor, employment and employment practices, including all such Laws relating to terms and conditions of employment, wages and hours (including minimum wage and overtime wages), discrimination, harassment, retaliation, workers’ compensation, safety and health, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), work authorization, worker classification (including employee and independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), migrant and seasonal agricultural workers, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state or local “mass layoff” or “plant closing” Law), restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, labor relations, employee leave issues, employee trainings and notices, affirmative action, unemployment insurance, automated employment decision tools and other artificial intelligence.

(c) Neither the Company nor any of the Company Subsidiaries has implemented a “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state or local Laws) since the Reference Date.

(d) To the Knowledge of the Company, the Company and the Company Subsidiaries have reasonably investigated all sexual harassment allegations, or other allegations of unlawful discrimination or retaliation of which any of them is aware. With respect to each such allegation with potential merit of which the Company has Knowledge, the Company or its applicable Company Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further improper conduct. To the Knowledge of the Company, no material allegations of sexual harassment are pending against any employee of the Company or the Company Subsidiaries at the level of Vice President or above.

Section 3.20. Related Party Transactions. Except as set forth on Section 3.20 of the Company Disclosure Letter, the Company and the Company Subsidiaries are not a party to any Contract, arrangement, understanding, commitment or transaction currently in effect with any Related Party, other than with respect to Company Plans or other employment or service-related arrangements in the ordinary course of business.

Section 3.21. Material Customers; Material Suppliers.

(a) Section 3.21(a) of the Company Disclosure Letter sets forth a true, complete and correct list of the top fifteen (15) customers for the Company and the Company Subsidiaries (based on the dollar amount of sales to such customers) for the fiscal year ended July 31, 2024 (the “Material Customers”). Except as set forth on Section 3.21(a) of the Company Disclosure Letter, since January 1, 2024, the Company and the Company Subsidiaries (i) have not received written or, to the Knowledge of the Company (and solely with respect to the non-renewal, termination or cancellation of any Material Customer Contract), oral notice that any Material Customer intends to terminate, cancel, materially reduce, not renew or materially and adversely alter or modify the terms of its relationship with the Company and the Company Subsidiaries and (ii) have not engaged in any material dispute with any Material Customer.

(b) Section 3.21(b) of the Company Disclosure Letter sets forth a true, complete and correct list of the top fifteen (15) suppliers for the Company and the Company Subsidiaries (based on the dollar amount of purchases from such suppliers) for the fiscal year ended July 31, 2024 (the “Material Suppliers”). Except as set forth on Section 3.21(b) of the Company Disclosure Letter, since January 1, 2024, the Company and the Company Subsidiaries (i) have not received written or, to the Knowledge of the Company (and solely with respect to the non-renewal, termination or cancellation of any Material Customer Contract), oral notice that any Material Supplier intends to terminate, cancel, materially reduce, not renew or materially and adversely alter or modify the terms of its relationship with the Company and the Company Subsidiaries and (ii) have not engaged in any material dispute with any Material Supplier.

Section 3.22. Inventory; Products.

(a) All inventory of the Company and the Company Subsidiaries consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which reserves have been established in accordance with GAAP. All inventory of the Company and the Company Subsidiaries is owned by the Company or the Company Subsidiaries and is free and clear of all Liens, and no such inventory is held on a consignment basis.

(b) All wine products manufactured, produced, created, marketed, or distributed by or on behalf of the Company or the Company Subsidiaries (the “Products”) since the Reference Date (i) have been manufactured, processed, handled, stored, packaged and labeled in material compliance with the Alcohol Laws and are fit for human consumption; (ii) have complied in all material respects with the Alcohol Laws; (iii) are not, and have not been, adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, FDA’s implementing regulations, or other Alcohol Laws, and (iv) are not, and have not been, an article that may not, under the provisions of sections 404, 505 or 512 of the Federal Food, Drug, and Cosmetic Act, be introduced into interstate commerce, each except as would not have a Company Material Adverse Effect. Since the Reference Date, the Company or the Company Subsidiaries have not received any material volume of grapes or other products from vendors that were returned or destroyed because they did not comply with Law (including the Alcohol Laws) or accepted industry standards and practices or meet the specifications set forth in any applicable agreement pertaining thereto.

(c) Since the Reference Date, (i) no Product designed, manufactured or sold by the Company or the Company Subsidiaries have been the subject of any recalls or other similar Action, and (ii) the Company or the Company Subsidiaries have not otherwise withdrawn any Products manufactured, distributed or sold by it (excluding product returns). Each Product that has been manufactured, sold, distributed, shipped or licensed by the Company or the Company Subsidiaries contain all material warnings and other labeling information required by applicable Law and such warnings and labeling information are in accordance with reasonable industry practice in all material respects.

(d) Since the Reference Date, the Company or the Company Subsidiaries have not received any written citation from any Governmental Body for material violation of any standards with respect to wine inventories or those portions of the storage, production and other facilities of a material supplier or service provider of the Company or the Company Subsidiaries which is involved in, committed to, or have a material effect on the production and sale of wine inventory by or on behalf of the Company or the Company Subsidiaries.

(e) Since the Reference Date, the Company or the Company Subsidiaries have not received written notice of, and are presently not subject to, any FDA warning letter, Form FDA-483, FDA “untitled letter,” notice of FDA action for import detention or refusal, or similar correspondence from any Governmental Body, adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other compliance or enforcement-related action or communication from any Governmental Body, in each case alleging or asserting that Laws relating to product quality may not have been complied with. Neither the Company nor the Company Subsidiaries are subject to any obligation arising under an administrative or regulatory action, FDA or any other Governmental Body inspection, FDA warning letter, FDA notice of violation letter or other notice, response or commitment made to or with the FDA. Each of the Company and the Company Subsidiaries has made all notifications, submissions, responses and reports required by the Federal Food, Drug and Cosmetic Act, and all other applicable Laws and implementing regulations administered by the FDA, including any such obligation arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter or other notice, response or commitment made to or with the FDA and all such notifications, submissions, responses and reports were true, complete and correct in all material respects as of the date of submission to the FDA. To the Knowledge of the Company, as of the date hereof, no basis for Liability exists with respect to any such notification, submission, response or report that would require an expenditure in excess of $1,000,000 to remedy.

Section 3.23. Water Rights. Section 3.23 of the Company Disclosure Letter a true, complete and correct list of all water use authorizations and water sharing agreements with respect to the Real Property, all of which such water use authorizations and water sharing agreements are legal, valid, binding and in full force and effect in all material respects. The Company has made available to Parent and Merger Sub copies of all water use authorizations and water sharing agreements or similar arrangements relating to the use of water with respect to the Real Property.

Section 3.24. Brokerage. Other than J.P. Morgan Securities LLC (“J.P. Morgan”), no Person is entitled to any financial advisory fee in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company.

Section 3.25. Disclosure. The letter to holders of Common Shares, notice of meeting, proxy statement and form of proxy (including any amendments or supplements thereto), and any schedules required to be filed with the SEC in connection therewith (collectively, the “Proxy Statement”), will not, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Common Shares, or at the time any amendment or supplement thereto is filed with the SEC, contain (or incorporate by reference) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Merger Sub for inclusion in the Proxy Statement. The Proxy Statement will, at the time the Proxy Statement is first mailed to holders of Common Shares, at the time of the Stockholders’ Meeting, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 3.26. No Rights Agreement. There is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan that is as of the date hereof, or at the Effective Time shall be, applicable to the Company, the Common Shares or the Contemplated Transactions.

Section 3.27. Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of J.P. Morgan to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of the Common Shares (other than the Specified Stockholders) pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 3.28. Anti-Corruption & Trade Control Laws.

(a) Neither the Company, nor any Company Subsidiary, nor any of their respective directors, officers, or employees, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any Company Subsidiary have in the past five (5) years, directly or indirectly, (i) made, offered, promised, authorized, or received any payment or gift of any money or anything of value to, from, or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof, political campaign, or public international organization in violation of U.S. and non-U.S. Laws relating to the prevention of bribery and corruption and money laundering, including the FCPA (collectively, “Anti-Corruption Laws”); or (ii) otherwise taken or failed to take any action that would cause the Company or any Company Subsidiary to violate any Anti-Corruption Laws.

(b) Neither the Company, nor any Company Subsidiary, nor any of their respective directors, officers, or employees, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any Company Subsidiary is currently, or has been since April 24, 2019, (i) a

Sanctioned Person; (ii) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of Sanctions, Ex-Im Laws or U.S. anti-boycott Laws (collectively, “Trade Control Laws”).

(c) The Company has not received from any Governmental Body or any Person any notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Body, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Trade Control Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company or any Company Subsidiary with respect to Anti-Corruption Laws or Trade Control Laws.

Section 3.29. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) AND IN ANY CERTIFICATES OR DOCUMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as otherwise disclosed in the confidential disclosure letter delivered by Parent to the Company prior to the execution and delivery of this Agreement, attached hereto as Annex V (the “Parent Disclosure Letter”), Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

Section 4.1. Organization and Corporate Power. Each of Parent and Merger Sub is validly existing and in good standing under the Laws of the jurisdiction in which it was organized, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder, except (other than with respect to Parent and Merger Sub’s due organization and valid existence) as would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not have a Parent Material Adverse Effect. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens.

Section 4.2. Authorization; Valid and Binding Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Merger Sub is organized, on the part of Parent and Merger Sub, is necessary to authorize this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by the Enforceability Exceptions.

Section 4.3. No Breach. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation of the Merger, do not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and all filings and obligations described in Section 4.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Merger Sub, either of their Subsidiaries or any of their properties or assets is subject, or (c) conflict with or result in any material breach of, constitute (with or without notice of or lapse of time or both) a material default under, result in a material violation of, give rise to a right of termination, modification, cancellation or acceleration under any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or result in the creation of any Lien upon the properties or assets of Parent or Merger Sub, with such exceptions, in the case of each of clauses (b)  and (c) above, as would not have a Parent Material Adverse Effect.

Section 4.4. Consents. Except for (a) the applicable requirements of the HSR Act and antitrust and competition Laws of other jurisdictions as set forth on Section 3.6(a) of the Company Disclosure Letter, (b) applicable requirements of the Exchange Act and (c) the filing of the Certificate of Merger, Parent and Merger Sub are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations the failure of which to obtain would not have a Parent Material Adverse Effect.

Section 4.5. Litigation. As of the date of this Agreement, there are no proceedings pending or, to the Knowledge of Parent or Merger Sub, threatened in writing against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other Contemplated Transactions, other than any such proceedings that have not had and would not have a Parent Material Adverse Effect.

Section 4.6. Disclosure. None of the information supplied by or on behalf of Parent, Merger Sub or any Affiliate of Parent or Merger Sub for inclusion in the Proxy Statement will, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Common Shares, or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.7. Brokerage. Other than as set forth on Section 4.7 of the Parent Disclosure Letter, no Person is entitled to any financial advisory fee in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.

Section 4.8. Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its formation. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent.

Section 4.9. Ownership of Common Shares. Except as set forth on Section 4.9 of the Parent Disclosure Letter, Parent, Merger Sub and their respective Affiliates do not beneficially own any Company Securities and have not beneficially owned any Company Securities during the three (3) years prior to the date of this Agreement. Neither Parent nor Merger Sub nor any of their Affiliates are an Affiliate of the Company within the meaning of that term under applicable federal securities Laws.

Section 4.10. Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger. The vote or consent of Parent as the sole stockholder of Merger Sub (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger necessary to approve this Agreement or the Merger.

Section 4.11. Financing.

(a) Concurrently with the execution of this Agreement, Parent has delivered to the Company true and complete copies of the duly executed (a) debt commitment letter, dated as of the date hereof, among the Debt Financing Sources party thereto and Parent (including all exhibits, schedules, annexes, supplements, joinders and amendments thereto, the “Debt Commitment Letter”), together with true and complete copies of executed fee letters (including all exhibits, schedules, annexes and amendments thereto, collectively, the “Fee Letters”); provided that provisions in the Fee Letters related solely to fees, market “flex” terms and other economic and commercially sensitive terms may be redacted, so long as such redactions do not cover terms that would adversely affect the amount, the conditionality, availability or termination of any portion of Debt Financing required to satisfy the Funding Obligations at Closing, pursuant to which, and subject to the terms and conditions therein, the Debt Financing Sources have committed to lend the amounts set forth therein to Parent for the purpose of funding a portion of the Contemplated Transactions (the “Debt Financing”), and (b) an equity commitment letter from the Equity Investors, dated as of the date hereof (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Financing Commitments”), pursuant to which the Guarantors have committed, subject to the terms and conditions therein, to invest the amounts set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”); provided that fee amounts set forth in the Fee Letters may be redacted in a customary manner so long as none of the redacted terms would (a) reduce the amount of the Debt Financing below the amount that, together with Parent’s other available sources of funding that will be available at the Closing, is required to satisfy the Funding Obligations at Closing, (b) impose any new condition or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing that would materially delay, materially impede or prevent the Closing from occurring or (c) materially and adversely affect the enforceability or termination of, materially impair the validity of, or prevent or materially delay the consummation of the Debt Financing at the Closing.

(b) The Equity Commitment Letter provides, and will continue to provide, that the Company is an express third-party beneficiary of, and is entitled to enforce the Equity Commitment Letter in accordance with the terms thereof. The Financing Commitments are in full force and effect and are legal, valid and binding obligations of Parent and Merger Sub (as applicable), and, to the Knowledge of Parent and Merger Sub, each of the other parties thereto, enforceable in accordance with their respective terms against Parent and Merger Sub and against each of the other parties thereto, as the case may be, subject to the Enforceability Exceptions. The Financing Commitments, and the respective commitments or obligations thereunder, have not been withdrawn, terminated, reduced, repudiated, rescinded, amended, supplemented or modified, in any respect, and, to the Knowledge of Parent and Merger Sub with respect to the other parties to the Financing Commitments, assuming the satisfaction of the conditions set forth in Article VI, no such withdrawal, termination, reduction, repudiation, rescission, amendment, supplement or modification is contemplated by any party thereto (other than, in the case of the Debt Commitment Letter and the Fee Letters, customary supplements and/or joinders of additional Debt Financing Sources to become party thereto). As of the date of this Agreement, neither Parent nor Merger Sub has, nor, to the Knowledge of Parent and Merger Sub, has any other party to the Financing Commitments, committed any breach of the performance, observance or fulfillment of any covenants, conditions or other obligations set forth in, or is in default of any provision under, any of the Financing Commitments that would reasonably be expected to adversely impact the availability of the Financing in an amount sufficient to satisfy the Funding Obligations, and, to the Knowledge of Parent and Merger Sub, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default of any provision on the part of Parent and Merger Sub, or, to the Knowledge of Parent and Merger Sub, any other Person under any of the Financing Commitments that would reasonably be expected to adversely impact the availability of the Financing in an amount sufficient to satisfy the Funding Obligations, (ii) constitute or result in a failure of Parent and Merger Sub, or, to the Knowledge of Parent and Merger Sub, any other Person to satisfy, or materially delay in satisfaction of, any of the terms or conditions or other contingencies set forth in any of the Financing Commitments in a manner that would reasonably be expected to adversely impact the availability of the Financing in an amount sufficient to satisfy the Funding Obligations or

(iii) otherwise result in any portion of the Financing required to satisfy the Funding Obligations at Closing not being available on a timely basis, and in any event, not later than the Closing. As of the date of this Agreement, assuming the satisfaction of the conditions precedent set forth in Article VI and completion of the Marketing Period, neither Parent nor Merger Sub has any reason to believe (after giving effect to any market “flex” provisions contained in the Fee Letters) that it will be unable to satisfy, on a timely basis (and in any event not later than the Closing), any term or condition to be satisfied by it (or otherwise within Parent’s, or the Company’s control) contained in the Financing Commitments or that the full amounts committed pursuant to the Financing Commitments required to consummate the Contemplated Transactions will not be available as of the Closing, in each case, if the terms or conditions to be satisfied by it (or otherwise within Parent’s, the Company’s, or any of their respective Representatives’ or Affiliates’ control) contained in the Financing Commitments are satisfied. As of the date of this Agreement, there are no conditions precedent or other contingencies or conditions required to be satisfied in order for the Financing to be funded in an amount sufficient to satisfy the Funding Obligations other than those conditions expressly set forth in the Financing Commitments, and, to the Knowledge of Parent and Merger Sub, there are no other letters, contracts, agreements, arrangements or understandings (whether written or oral) that could reasonably be expected to adversely impact the availability of the Financing in an amount sufficient to satisfy the Funding Obligations, other than as expressly set forth in the Financing Commitments.

(c) As of the date of this Agreement, Parent or Merger Sub (or any of their Affiliates) has fully paid any and all commitment fees or other fees or deposits required by the Financing Commitments to be paid on or before the date of this Agreement, and will, subject to the completion of the Closing, pay in full any such amounts due on or before the Closing Date. Assuming satisfaction of the conditions precedent set forth in Article VI, the Financing constitutes all of the financing required for Parent and Merger Sub to consummate the Contemplated Transactions and is sufficient in amount to provide Parent and Merger Sub with the funds necessary for Parent and Merger Sub to consummate the Contemplated Transactions and to satisfy their obligations under this Agreement or otherwise in connection with the Contemplated Transactions, including for Parent to pay (or cause to be paid) the aggregate amounts payable by Parent pursuant to Article II and the payment of all fees, costs and expenses required to be paid by Parent related to the Contemplated Transactions, including such fees, costs and expenses required to be paid by Parent or Merger Sub in order to consummate the Financing in an amount sufficient to satisfy the foregoing payment obligations and to repay the Payoff Indebtedness (collectively, the “Funding Obligations”).

(d) Neither Parent nor Merger Sub is aware of any direct or indirect limitation or other restriction on the ability of any bank, investment bank or other potential provider of the Debt Financing or Equity Financing (including the Debt Financing Sources) from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case, in connection with a transaction relating to the Company and the Company Subsidiaries, including the Contemplated Transactions. Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and affirms that it is not a condition to the Closing or to any of its obligations under this Agreement that Parent or Merger Sub obtains any Financing for any of the Contemplated Transactions.

Section 4.12. Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guaranty of the Guarantors, dated as of the date hereof, in favor of the Company. As of the date of this Agreement, the Guaranty is in full force and effect and is the legal, valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantors under the Guaranty.

Section 4.13. Solvency. Assuming (a) the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.3, (b) the accuracy of the representations and warranties of the Company set forth in Article III and in any certificates or documents delivered in connection with this Agreement (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”), and (c) any estimates, projections or forecasts of the Company or the Company Subsidiaries that have been provided by the Company to Parent have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, at the Effective Time, reasonable, and, immediately after giving effect to the Contemplated Transactions, Parent and each of its Subsidiaries (i) will be able to pay their respective debts, including contingent and other liabilities, as they become due, (ii) will own property or assets that have a fair saleable value (on a going concern basis) greater than the amounts required to pay their respective debts, including contingent and other liabilities as they mature and (iii) will not have unreasonably small capital to carry on their respective businesses in which they are engaged. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent.

Section 4.14. Alcohol Laws. Parent is aware that it and/or its investors may be required to provide information to Alcoholic Beverage Authorities, including the United States Federal government and the states in which the Company and the Company Subsidiaries do business, in order to update or transfer the alcoholic beverage licensing of the Company and the Company Subsidiaries, and Parent is not aware of any reason, whether, by way of example, criminal activity or ownership of other alcoholic beverage related businesses, that Parent and/or its principal investors would be disqualified from ownership of an interest in the Company as an alcoholic beverage licensed entity in any jurisdiction of the United States.

Section 4.15. Investigation by Parent and Merger Sub; Disclaimer of Reliance.

(a) Each of Parent and Merger Sub: (i) is a sophisticated purchaser and has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the businesses, assets, condition, operations, and prospects of the Company and the Company Subsidiaries, (ii) has been furnished with or given adequate access to such information about the Company and the Company Subsidiaries as it has requested, (iii) to the extent it has deemed appropriate, has addressed in this Agreement any and all matters arising out of its investigation and the information provided to it and (iv) in determining to proceed with the Contemplated Transactions has not relied on any statements or information other than the representations and warranties set forth in this Agreement or in any certificates or documents delivered in connection with this Agreement. Each of Parent and Merger Sub acknowledges that neither the Company nor any of the Company Subsidiaries, nor any of their respective Affiliates or Representatives, have made, nor will any of them be deemed to have made (and nor has Parent or Merger Sub or any of their respective Affiliates or Representatives relied upon) any representation, warranty, covenant or agreement, express or implied, with respect to the Company and the Company Subsidiaries, the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries, or the Contemplated Transactions, other than those expressly set forth in Article III of this Agreement. Without limiting in any respect the representations and warranties set forth in Article III of this Agreement or in any certificates or documents delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor the Company Subsidiaries nor any other Person (including any officer, director, member or partner of the Company or any of its Subsidiaries or any of their respective Affiliates) will have or be subject to any liability to Parent, Merger Sub or any other Person, resulting from Parent’s or Merger Sub’s use of any information, documents or material made available to Parent, Merger Sub or their Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Contemplated Transactions. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in Article III, the assets and the business of the Company and the Company Subsidiaries are being transferred on a “where is” and, as to condition, “as is” basis. Each of Parent and Merger Sub acknowledges (A) that it is an informed and sophisticated Person, and has engaged advisors experienced in the evaluation and purchase of companies such as the Company and the Company Subsidiaries as contemplated hereunder and (B) has had the opportunity to negotiate the terms and conditions of this Agreement and the Contemplated Transactions and that the representations and warranties in this Agreement cover all of the material topics on which it is making its decision to proceed with the consummation of the Contemplated Transactions.

(b) In connection with Parent’s and Merger Sub’s investigation of the Company, each of Parent and Merger Sub may have received from the Company and its Representatives certain projections and other forecasts and certain business plan information of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that each of Parent and Merger Sub is familiar with such uncertainties, that each of Parent and Merger Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that each of Parent, Merger Sub, and their Representatives will have no claim against any Person with respect thereto. Accordingly, each of Parent and Merger Sub acknowledges that, without limiting the generality of this Section 4.15(b), neither the Company nor any Person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.

Section 4.16. Related Party Transactions. Parent and Merger Sub have disclosed to the Company all contracts, agreements or understandings (and, with respect to those that are written, Parent and Merger Sub has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub, or any Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or its Subsidiaries, on the other hand.

Section 4.17. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE PARENT DISCLOSURE LETTER) AND IN ANY CERTIFICATES OR DOCUMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH OF PARENT AND MERGER SUB MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND EACH OF PARENT AND MERGER SUB HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. EACH OF PARENT AND MERGER SUB MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ANY ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE V

COVENANTS

Section 5.1. Covenants of the Company.

(a) Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or contemplated by this Agreement, or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Pre-Closing Period”), the Company will, and will cause the Company Subsidiaries to, use commercially reasonable efforts (A) to carry on its business in the ordinary course of business, (B) to preserve intact its current business organization, keep available the services of its current officers, employees and consultants and (C) to preserve its relationships with customers, suppliers, employees, Governmental Bodies (including Alcoholic Beverage Authorities), partners, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date.

(b) Without limiting the generality of Section 5.1(a), during the Pre-Closing Period and except (i) as set forth in Section 5.1(b) of the Company Disclosure Letter, (ii) as required by applicable Law or (iii) as expressly permitted or contemplated by this Agreement, the Company will not and will not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):

(i) (A) declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any shares of its capital stock or (B) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company Security except, in each case, (1) for the declaration and payment of dividends or distributions by a direct or indirect wholly owned Company Subsidiary solely to its parent, (2) as a result of net Common Share settlement of any Company Equity Award or to satisfy the exercise price or withholding Tax obligations in respect of any Company Equity Award or (3) any forfeitures of Company Equity Awards;

(ii) grant, issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (A) any shares of capital stock or other ownership interest in the Company or any of the Company Subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants, options, stock appreciation rights, restricted stock, stock units or other equity or equity-based compensation to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities except, in each case: (1) for issuances in respect of (y) Company Equity Awards outstanding on the date of this Agreement in accordance with their terms as in effect on the date of this Agreement, or (z) the operation of the Company ESPP subject to Section 2.2(c), or (2) for transactions solely between or among the Company and its wholly owned Subsidiaries;

(iii) except as required by the terms of a Company Plan as in effect as of the date of this Agreement and set forth on Section 3.17 of the Company Disclosure Letter, (A) alter, or accelerate the time of vesting, funding or payment of, the wages, salary or other compensation or benefits of any of the Company’s or any of the Company Subsidiaries’ current or former directors, officers, employees or other individual service providers, other than in the ordinary course of business consistent with past practice solely with respect to any Person whose annual total base compensation does not exceed $200,000 before and after such alteration or (B) establish, adopt, enter into, amend in any material respect or terminate any Company Plan (or any policy, plan or arrangement which in existence as of the date of this Agreement would constitute a Company Plan);

(iv) except as required by the terms of a Company Plan as in effect as of the date of this Agreement, grant or provide any severance, change of control, retention payments or benefits to any current or former directors, officers, employees or individual service providers of the Company or any of the Company Subsidiaries or take any action to accelerate the vesting or payment date of any Company Equity Awards, except as set forth in Section 2.2;

(v) (A) adopt, enter into, negotiate, terminate or amend any Labor Agreement; (B) recognize or certify any Union as the bargaining representative for employees of the Company or the Company Subsidiaries; or (C) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that trigger notice obligations under WARN or any similar foreign, state or local Laws;

(vi) hire, promote, engage or terminate (other than for cause) any of the Company’s or any of the Company Subsidiaries’ current or former directors, officers, employees or other individual service providers with annual base compensation in excess of $200,000, except as consistent with the budget set forth in Section 5.1(b)(vi) of the Company Disclosure Letter;

(vii) amend any of the Company Organizational Documents or the comparable charter or organization documents of any of the Company Subsidiaries, adopt a stockholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;

(viii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

(ix) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or of the Company Subsidiaries;

(x) subject to clause (x), make any capital expenditures that are individually, or in the aggregate in excess of $1,000,000 above amounts indicated in the capital expenditure budget set forth in Section 5.1(b)(x) of the Company Disclosure Letter;

(xi) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire any equity interest in or material assets of any other Person, except for the purchase of materials from suppliers or vendors in the ordinary course of business or for consideration of less than (x) $2,000,000 per individual transaction and (y) $10,000,000 in the aggregate across all such transactions;

(xii) except with respect to any intercompany arrangements, (A) incur any Indebtedness for borrowed money in excess of $2,000,000, except for borrowings under any existing revolving credit facility in accordance with the terms thereof such that the outstanding principal amount under such revolving credit facility is no greater than $120,000,000 in the aggregate, (B) make any loans or advances to any other Person (except for extensions of credit to customers in the ordinary course of business and advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s or the Company Subsidiaries’ policies related thereto), (C) make any capital contributions to, or investments in, any other Person or (D) grant any Lien other than Permitted Liens or in connection with clause (A) above;

(xiii) sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (A) any tangible assets with a fair market value in excess of $200,000 in the aggregate or (B) any Owned Intellectual Property or Exclusive Intellectual Property, except, in the case of clauses (A)-(B), in the ordinary course of business (e.g., sale of inventory) or, in the case of clause (B), with respect to non-exclusive licenses granted pursuant to the Company’s or the Company Subsidiaries’ standard contracts and abandonment performed in the ordinary course of prosecution of such Intellectual Property in the exercise of the business judgement of the Company’s management and legal counsel;

(xiv) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions (A) for monetary consideration in excess of $2,000,000 per individual Action or $5,000,000 in the aggregate or (B) that would impose any material non-monetary obligations on the Company or the Company Subsidiaries that would continue after the Effective Time;

(xv) change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP or Law;

(xvi) (A) make (other than in the ordinary course of business), change or revoke any material Tax election with respect to the Company or any of the Company Subsidiaries, (B) adopt (other than in the ordinary course of business) or change any material method of Tax accounting, (C) file any material amended Tax Return, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) relating to or affecting any material Tax liability of the Company or any of the Company Subsidiaries, (E) other than automatic extensions obtained in the ordinary course of business in connection with the filing of Tax Returns, extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to the Company or any of the Company Subsidiaries or (F) settle or compromise any material Tax liability with respect to the Company or any of the Company Subsidiaries;

(xvii) waive, release or assign any material rights or claims under, or enter into, renew, affirmatively determine not to renew, amend, modify, terminate, cancel, exercise any options or rights of first offer or refusal under or terminate, any Company Material Contract, material Company Lease or any Contract that would be a Company Material Contract if in existence on the date of this Agreement; provided, however, that the Company may renegotiate or enter into new Contracts (other than any Contract (A) described in Section 3.13(a)(vii) or (B) contemplating payments by or to the Company or any Company Subsidiary in excess of $5,000,000) consistent with past practice and in the ordinary course of business;

(xviii) abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material Company Permits in a manner material or adverse to the Business;

(xix) cancel, reduce, terminate or fail to maintain in effect material insurance policies covering the Company and/or any of the Company Subsidiaries and their respective properties, assets and businesses;

(xx) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K, in each case, that would be required to be disclosed pursuant to Item 404; or

(xxi) authorize, agree or commit to take any of the actions described in clauses (i) through (xix) of this Section 5.1(b).

Section 5.2. Access to Information; Confidentiality.

(a) Except as prohibited by applicable Law, from and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will, upon reasonable advance notice, and subject to applicable governmental restrictions and recommendations, (i) give Parent and Merger Sub and their respective Representatives, at Parent’s expense, reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to relevant employees, Representatives, assets and facilities and to relevant books, contracts, work papers and records of the Company and the Company Subsidiaries, and provide copies of such books, contracts, work papers and records of the Company and the Company Subsidiaries, in each case, to the extent reasonably requested by Parent or Merger Sub, (ii) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request and (iii) cause its and the Company Subsidiaries’ officers to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Merger Sub may from time to time reasonably request; provided, however, that any such access will be afforded and any such information will be furnished at Parent’s expense; provided, further, that the purpose of any such access, in the case of clause (i), or any such request, in the case of clauses (ii) or (iii), will be limited to the planning of any restructuring, post-closing operations or integration of the Company, the Company Subsidiaries, and their respective businesses, on the one hand, with Parent, Parent’s Subsidiaries, and their respective businesses, on the other hand; provided, further, that such cooperation and access will include the matters and actions set forth in Section 5.2(a) of the Company Disclosure Letter.

(b) Information obtained by Parent or Merger Sub pursuant to Section 5.2(a) will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement, with such Confidentiality Agreement hereby amended to limit the permitted use of any information supplied pursuant to Section 5.2(a) to the purpose specified herein.

(c) Nothing in Section 5.2(a) requires the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company (i) would violate any of its or its Affiliates’ respective obligations with respect to confidentiality under applicable Contract or Law (so long as the Company has reasonably cooperated with Parent and used reasonable best efforts to permit disclosure to the extent permitted by such Contract or Law), (ii) would result in a violation of applicable Law, (iii) would result in loss of legal protection, including the attorney-client privilege and work product doctrine or (iv) relates to consideration of the Contemplated Transactions, any Acquisition Proposal or any Intervening Event (except as required by

Section 5.3); provided that, in each of the foregoing clauses (i) through (iv), the Company and Parent will each use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable inspection or disclosure under circumstances in which the restrictions of this sentence apply.

Section 5.3. Go-Shop; Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Pacific time) on November 20, 2024 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide any non-public information or afford access to the business, personnel, properties, assets, books or records of the Company or any of the Company Subsidiaries in each case, to any Person (and/or its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly provide to Parent and Merger Sub, or promptly (and in any event within twenty-four (24) hours) provide to Parent and its Representatives access to, any material non-public information or data that is provided to any Person given such access that was not previously made available to Parent, Merger Sub or their Representatives and shall not provide to any such Person any non-public information or data of or relating to Parent, Merger Sub or any of their respective Affiliates or Representatives, and (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal.

(b) From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VII and the consummation of the Closing, the Company will not, will cause the Company Subsidiaries and its directors and officers not to, and will not authorize, direct or permit its Representatives to, directly or indirectly: (i) initiate, solicit, or knowingly encourage or knowingly facilitate any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) provide any non-public information or afford access to the business, personnel, properties, assets, books or records of the Company or the Company Subsidiaries, in each case, to any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with or for the purpose of knowingly encouraging or knowingly facilitating any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (iv) in connection with any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement, or (v) enter into any letter of intent, Contract, commitment, or agreement in principle with respect to any proposal, inquiry, or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal. On the No-Shop Period Start Date, the Company will, and will cause the Company Subsidiaries to, and will instruct its Representatives to, immediately cease any direct or indirect solicitation, discussions or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, and promptly, but in no event later than twenty-four (24) hours following the date of this Agreement will (I) request the return or destruction of all confidential information provided by or on behalf of the Company or the Company Subsidiaries to any such Person and (II) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding any other provision of this Agreement, the Company and its Representatives may (A) contact a Person making an inquiry or proposal solely to the extent necessary to clarify or determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making, following the date hereof, an Acquisition Proposal of the provisions of this Section 5.3.

(c) Notwithstanding Section 5.3(b) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to obtaining the Company Requisite Vote, (i) the Company has received a written Acquisition Proposal that did not result from a breach of this Section 5.3 and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law, then the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided that (1) the Company will not, and will not authorize or knowingly permit its Representatives to, disclose such information to, or participate in such discussions or negotiations with, such Person unless the Company (x) has entered into a confidentiality agreement with such Person existing as of the date of this Agreement or (y) first enters into a customary confidentiality agreement with such Person following the date of this Agreement, in the case of each of clauses (x) and (y), with terms governing confidentiality that are no less restrictive in any material respect to the other Person than those contained in the Confidentiality Agreement and that does not prevent the Company from providing any information to Parent or Merger Sub in accordance with this Agreement or otherwise complying with its obligation under this Agreement (provided that any competitively sensitive information or data provided to any such Person pursuant to such confidentiality agreement who is, or whose Affiliates include, a competitor, supplier or customer of the Company or any of the Company Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data), except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to an Acquisition Proposal (an “Acceptable Confidentiality Agreement”), (2) the Company shall not terminate, waive, amend, release or modify any material provision of any such confidentiality agreement in a manner such that the confidentiality agreement does not comply with the requirements described earlier in this Section 5.3(c), and (3) the Company will substantially concurrently provide or make available to Parent any material non-public information concerning the Company or the Company Subsidiaries provided or made available to such other Person that was not previously provided or made available to Parent and Merger Sub.

(d) The Company will (i) promptly (and in any event within twenty-four (24) hours) notify Parent in writing of the receipt by the Company of any Acquisition Proposal or written indication by any Person that it is considering making an Acquisition Proposal, including the identity of the Person or group of Persons making such Acquisition Proposal; and (ii) (A) provide Parent promptly (and in any event within such twenty-four (24) hour period) with a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal, including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements), including a copy of proposed transaction documents or other material documents relating to such Acquisition Proposal, (B) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any change in price or form of consideration or other material amendment thereto) on a prompt basis, and (C) upon the reasonable request of Parent, reasonably inform Parent of the status of such Acquisition Proposal, in each case, except to the extent that doing so would violate a confidentiality agreement existing as of the date of this Agreement.

(e) The Company Board and each committee thereof will not, subject to the terms and conditions of this Agreement, (i) cause or permit the Company or the Company Subsidiaries to approve or enter into any acquisition agreement, merger agreement, letter of intent or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 5.3(a) or Section 5.3(c)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation.

(f) Notwithstanding Section 5.3(e) or any other provision of this Agreement, prior to the Company’s receipt of the Company Requisite Vote:

(i) the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if and only if (A) the Company receives an Acquisition Proposal that did not result from a breach of this Section 5.3 and that the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal; (B) the Company has notified Parent in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement, which notice shall include the information with respect to such Acquisition Proposal that is specified in Section 5.3(d) and any proposed Alternative Acquisition Agreement; and (C) no earlier than the end of the Notice Period, after negotiating and causing its Representatives to negotiate during the Notice Period to amend the terms of this Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is requested in writing by Parent), the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, after taking into consideration the terms of any proposed amendment or modification to this Agreement, the Financing Commitments and the Guaranty that Parent has irrevocably committed to make during the Notice Period, that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to terminate this Agreement to enter into such Alternative Acquisition Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

(ii) the Company Board or a committee thereof may make a Change of Board Recommendation if and only if (A) the Company receives an Acquisition Proposal that did not result from a breach of this Section 5.3 and that the Company Board or a committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes a Superior Proposal, (B) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall include the information with respect to such Acquisition Proposal that is specified in Section 5.3(d) and any proposed Alternative Acquisition Agreement, and (C) no earlier than the end of the Notice Period, after negotiating and causing its Representatives to negotiate during the Notice Period to amend the terms of this Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is requested in writing by Parent), the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that the Acquisition Proposal that is the subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, in each case, after taking into consideration any changes to this Agreement, the Financing Commitments and the Guaranty that Parent has irrevocably committed to make during the Notice Period;

(iii) other than in connection with an Acquisition Proposal, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event if and only if (A) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall describe the Intervening Event in reasonable detail and the reason(s) therefor and (B) no earlier than the end of the Notice Period, after negotiating and causing its Representatives to negotiate during the Notice Period to amend the terms of this Agreement in such a manner that would obviate the need to effect a Change of Board Recommendation (if such negotiation is requested in writing by Parent), the Company Board or any committee thereof determines in good faith, after considering the terms of any proposed amendment or modification to this Agreement, the Financing Commitments and the Guaranty that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and

(iv) during the Notice Period, if requested by Parent, the Company will negotiate in good faith with Parent regarding potential changes to this Agreement.

The provisions of this Section 5.3(f) also apply to any amendment to the financial terms or any material amendment to any other terms of any applicable Superior Proposal with respect to Section 5.3(f)(i) or Section 5.3(f)(ii) and require a revised Determination Notice and a new Notice Period pursuant to Section 5.3(f)(i)(C) or Section 5.3(f)(ii)(C), as the case may be, and any material change to the facts and circumstances relating to any Intervening Event with respect to Section 5.3(f)(iii) and require a revised Determination Notice and a new Notice Period pursuant to Section 5.3(f)(iii)(B).

(g) Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Common Shares a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act; provided that any such action that would otherwise constitute a Change of Board Recommendation shall only be made in accordance with Section 5.3.

(h) The Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 5.3 has occurred, the actions of the Company, the Company Subsidiaries, each of the Company’s and the Company Subsidiaries’ respective officers and directors, each of the Specified Stockholders and J.P. Morgan shall be deemed to be actions of the Company, and the Company shall be responsible for any breach of this Section 5.3.

Section 5.4. Stockholders’ Meeting; Proxy Statement.

(a) The Company will prepare and, substantially concurrently with the No-Shop Period Start Date, file with the SEC the Proxy Statement, which will, subject to Section 5.3, include the Company Board Recommendation, and the Company will use reasonable best efforts to respond promptly to any comments by the SEC staff in respect of the Proxy Statement. Parent and Merger Sub will provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of this type or as otherwise required by Law, as the Company may reasonably request for inclusion in the Proxy Statement. The Company and its Affiliates shall provide Parent and its Representatives with a reasonable opportunity to review and comment on the Proxy Statement and any written communication with the SEC or its staff with respect to the Proxy Statement, and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent and its counsel. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company will use its reasonable best efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing, and the Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Common Shares as promptly as reasonably practicable after the SEC notifies the Company that the preliminary Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon; provided, however, that the Company is not required to file the preliminary Proxy Statement on any day during the Notice Period. The Company will (i) promptly provide Parent and Merger Sub and their counsel with a copy of any written comments (and a description of any oral comments) received by the Company or its counsel from the SEC or its staff with respect to the Proxy Statement, (ii) consult with Parent and Merger Sub regarding any such comments prior to responding thereto and (iii) promptly provide Parent and Merger Sub with copies of any responses to any such comments.

(b) Each of the Company, Parent and Merger Sub agrees to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it has become aware that such information has become false or misleading in any material respect. The Company will take all steps necessary to cause the Proxy Statement as so corrected to be promptly filed with the SEC and disseminated to the holders of Common Shares, in each case, as and to the extent required by applicable federal securities laws.

(c) Subject to the other provisions of this Agreement, the Company (i) will take all action necessary in accordance with the DGCL and the Company Organizational Documents to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Requisite Vote (including any postponement or adjournment thereof, the “Stockholders’ Meeting”) and (ii) subject to the occurrence of a Change of Board Recommendation in accordance with Section 5.3, will use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement. Subject to the provisions of this Agreement, the Company will promptly after the date hereof conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act to enable the record date for the Stockholders’ Meeting to be set so that the Stockholders’ Meeting can be held promptly following the effectiveness of the Proxy Statement. Notwithstanding anything to the contrary in this Agreement, the Company may postpone or adjourn the Stockholders’ Meeting, and at the request of Parent it shall postpone or adjourn the Stockholders’ Meeting, for a reasonable period to solicit additional proxies and votes in favor of adoption of this Agreement, if the Company or Parent, respectively, reasonably believes there will be insufficient Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting or to obtain the Company Requisite Vote (provided that, unless agreed in writing by the Company and Parent, all such postponements or adjournments shall be for periods of no more than ten (10) Business Days each and there shall be no more than three (3) such postponements or adjournments), or if the Company is required to postpone or adjourn the Stockholders’ Meeting by applicable Law, order or request from the SEC or its staff.

Section 5.5. Employment and Employee Benefits Matters.

(a) Parent will cause the Surviving Corporation and each of its Subsidiaries to, for one year following the Effective Time (or until employment terminates, if sooner), maintain for the individuals employed by the Company or any of the Company Subsidiaries at the Effective Time and who remain employed by the Surviving Corporation (or its other Subsidiaries) immediately following the Effective Time (each, a “Current Employee”) (i) each of base salary and wage rate (as applicable) and a target annual cash incentive compensation opportunity (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) ) at least as favorable as those provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (excluding any defined benefit pension, equity or equity-based, severance, change in control, retention, employee stock purchase plan and nonqualified deferred compensation, or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits provided to the Current Employees as of immediately prior to the Effective Time under the Company Plans set forth on Section 3.17(a) of the Company Disclosure Letter (subject to the same exclusions) and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or a Company Subsidiary to the Current Employee as of immediately prior to the Effective Time. Each of the Company, Parent and Merger Sub acknowledges that the occurrence of the Effective Time will constitute a change in control (or other similar term) of the Company under the terms of the Company Plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.

(b) At any time prior to the Effective Time, the Company may pay to each designated employee a bonus in such amount as is determined by the Company Board (or a committee of the Company Board) within the parameters disclosed in Section 5.5(b) of the Company Disclosure Letter.

(c) Parent will cause the Surviving Corporation to cause service rendered by Current Employees to the Company and the Company Subsidiaries prior to the Effective Time to be taken into account for purposes of eligibility to participate, level of paid time off and severance and vesting of defined contribution retirement benefits (but not benefit accrual) under the employee benefit plans of Parent, the Surviving Corporation and its Subsidiaries in which the Current Employees participate, to the same extent and for the same purpose as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits or coverage. Without limiting the generality of the foregoing, Parent will cause the Surviving Corporation to use commercially reasonable efforts to waive for Current Employees any waiting periods, actively-at-work requirements and pre-existing condition limitations that would prevent immediate or full participation under the group health plans of Parent, the Surviving Corporation or its Subsidiaries applicable to such Current Employee to the extent such waiting periods, actively-at-work requirements or pre-existing condition limitations would not have been applicable to such Current Employee under the terms of the corresponding Company Plan that is a group health plan in which they participated prior to the Effective Time. Parent will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to give such Current Employees credit under such group health plans for any eligible expenses incurred by such Current Employees and their covered dependents under a Company Plan and credited to such person during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.

(d) Without limiting the generality of Section 8.6, no provision of this Agreement (i) prohibits Parent or the Surviving Corporation from establishing, amending or terminating any individual Company Plan or any other benefit or compensation plan, policy or agreement, (ii) requires Parent or the Surviving Corporation to keep any Person employed for any period of time, (iii) constitutes the establishment or adoption of, amendment to, or termination of any Company Plan or other benefit or compensation plan, policy or agreement or (iv) confers upon any Current Employee or any other Person any third-party beneficiary or other rights or remedies.

Section 5.6. Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Merger Sub will cause the Surviving Corporation’s certificate of incorporation and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of the Company than are currently provided in the Company Organizational Documents, which provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until six (6) years from the Effective Time, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim, unless such amendment, modification, or repeal is required by applicable Law, in which case Parent will, and will cause the Surviving Corporation to, make such changes to the certificate of incorporation and the bylaws as to have the least adverse effect on the rights of the individuals referenced in this Section 5.6.

(b) Without limiting any additional rights that any Person may have under any agreement or Company Plan, from and after the Effective Time, Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former director or officer of the Company (each, together with such Person’s heirs, executors, administrators, or Affiliates, an “Indemnified Party”), against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any Action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Party is or was an officer, director, employee, Affiliate, fiduciary, or agent of the Company or the Company Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the extent provided for under the Company Organizational Documents or contractual arrangements providing for indemnification in effect as of the date hereof. In the event of any such Action, Parent and the Surviving Corporation will advance to each Indemnified Party reasonable expenses incurred in the defense of the Action, including reasonable attorneys’ fees (provided that any Person to whom expenses are advanced will have provided, to the extent provided for under the Company Organizational Documents or contractual arrangements providing for indemnification, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).

(c) Notwithstanding anything to the contrary in this Agreement, the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided that the annual premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time. Parent will cause such policy to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d) Without limiting any of the rights or obligations under this Section 5.6, from and after the Effective Time, the Surviving Corporation will keep in full force and effect, and will comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of the Company Subsidiaries and any Indemnified Party providing for the indemnification of such Indemnified Party and Parent hereby guarantees the obligations of the Surviving Corporation pursuant to such agreements.

(e) This Section 5.6 will survive the consummation of the Merger and is intended to benefit, and is enforceable by, any Indemnified Party. The indemnification and advancement provided for in this Section 5.6 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, Contract, or otherwise. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, Parent will make proper provisions such that the successors and assigns of the Surviving Corporation assume the applicable obligations set forth in this Section 5.6.

Section 5.7. Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Merger and the other Contemplated Transactions as promptly as possible and, in any event, by or before the Outside Date. In furtherance thereof, each party shall cause its ultimate parent entity (as such term is defined in the HSR Act) to, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline (provided that, unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) Business Days after the date of this Agreement) and (ii) to make an appropriate response as promptly as practicable to any request for additional information and documentary material that may be made pursuant to the HSR Act or any other Antitrust Law. The parties also will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any Antitrust Laws. Without limiting the foregoing, the parties hereto agree (A) to give each other reasonable advance notice of all meetings with any Governmental Body relating to any Antitrust Laws, (B) to give each other an opportunity to participate in each such meeting, (C) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Antitrust Laws, (D) if any Governmental Body initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other party of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Antitrust Laws and (F) to provide each other with copies of all substantive written communications to or from any Governmental Body relating to any Antitrust Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis, if appropriate; provided that, in any event, redactions may be made to remove material subject to attorney-client privilege, to comply with applicable Laws, or to remove material relating to valuation of the Company.

(b) Notwithstanding anything in this Agreement to the contrary, Parent shall, and shall cause each of its Subsidiaries and its controlled Affiliates to, use its reasonable best efforts to obtain any consents, clearances, or approvals, or the expiration or termination of any waiting period, required under or in connection with the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade or significant impediment of effective competition (collectively, “Antitrust Laws”) to enable all waiting periods under applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any Governmental Body, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date, including (i) promptly complying with any requests for additional information (including any second request) by any Governmental Body, (ii) if necessary to obtain clearance by any Governmental Body before the Outside Date, committing to and effecting any required action or restriction in relation to the assets, products and businesses of the Company and (iii) contesting, defending, and appealing any threatened or pending preliminary or permanent injunction or other order, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any party hereto to consummate the Merger and taking other actions to prevent the entry, enactment, or promulgation thereof; provided that nothing in this Section 5.7(b) shall require Parent to take any such action, or agree to any such restriction, unless it is conditioned upon consummation of the Contemplated Transactions. Furthermore, Parent shall not, and shall cause each of its Affiliates (other than any portfolio companies of any such Affiliates) and ultimate parent entities not to, acquire or agree to acquire any Person if such action would be expected to materially delay clearance by any Governmental Body or to make clearance by any Governmental Body before the Outside Date materially less probable. Parent shall bear the filing fees incurred by the parties in connection with any filings that may be required to obtain clearance under any Antitrust Law for the consummation of the Merger.

(c) Without limiting the obligations in clauses (a) and (b) of this Section 5.7, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Body challenging the Merger, each of Parent, Merger Sub and the Company will cooperate in all respects with each other and will use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, decision, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger.

(d) Prior to the Effective Time, each party will use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the Contemplated Transactions or required by the terms of any Contract as a result of the execution, performance, or consummation of the Contemplated Transactions; provided that in no event will the Company or the Company Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third party to obtain any consent, approval, or waiver required with respect to any such Contract.

Section 5.8. Public Announcements. The Company will not, and will cause the Company Subsidiaries to not, and Parent will not, and will cause each of its Affiliates to not, issue any press release or announcement concerning the Contemplated Transactions without the prior consent of the other party (which consent may not be unreasonably withheld, conditioned, or delayed), except any release or announcement required by applicable Law or any rule or regulation of NYSE, Nasdaq or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement will use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party. The restrictions of this Section 5.8 do not apply to communications by any party or its Representatives in connection with, or following, receipt of an Acquisition Proposal or a Change of Board Recommendation. Each party may make any press release or announcement to the extent that such press release or announcement is consistent with a press release or announcement previously made in compliance with this Section 5.8. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this

Agreement and the Contemplated Transactions to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

Section 5.9. Conduct of Parent and Merger Sub.

(a) Subject to the other provisions of this Agreement, Parent will not, and will cause each of its Subsidiaries to not, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger not being satisfied or prevent, materially delay, or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other Contemplated Transactions.

(b) Parent shall, immediately following execution of this Agreement, adopt this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

Section 5.10. No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any of the Company Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.11. Merger Sub. Prior to the Effective Time, each of Parent and Merger Sub will not engage in any other business activities and will not incur any liabilities or obligations other than as contemplated herein. Parent shall take all actions necessary to cause Merger Sub to perform its obligations in accordance with this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. All obligations of Merger Sub under this Agreement will be deemed joint obligations of Parent, as a principal obligor thereof and not merely as guarantor.

Section 5.12. Ownership of Company Securities. Prior to the Effective Time, Parent will not, and will cause each of its Subsidiaries to not, own (directly or indirectly, beneficially or of record) any Company Securities, and none of Parent, Merger Sub, or their respective Affiliates will hold any rights to acquire any Company Securities except pursuant to this Agreement and except with respect to the shares of common stock set forth on Section 5.12 of the Parent Disclosure Letter. Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 5.12 will not apply to any investment in any securities of the Company by or on behalf of any pension or employee benefit plan or trust, including (a) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (b) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket, or index of stocks approved for such a plan or trust in which such plan or trust invests and, in all cases, over which Parent, Merger Sub, or their respective Subsidiaries exercise no investment discretion and provided such beneficial ownership does not result in an obligation by Parent, Merger Sub, or their respective Subsidiaries to file or amend a Schedule 13D pursuant to the Exchange Act. Parent and its Affiliates hereby agree, on behalf of itself and any permitted transferee or assignee who hold Company Securities, that it will maintain ownership of the Company Securities set forth on Section 5.12 of the Parent Disclosure Letter until the record date of the Stockholders’ Meeting and shall vote such Company Securities in favor of the Contemplated Transactions at such meeting, in person or by proxy.

Section 5.13. Stockholder Litigation. The Company will notify Parent of actions, suits, or claims instituted against the Company or any of its directors or officers relating to this Agreement or the Contemplated Transactions (“Stockholder Litigation”). Parent will have the right to participate in the defense of any such Stockholder Litigation, the Company will consult with Parent regarding the defense of any such Stockholder Litigation, and the Company will not settle or compromise any Stockholder Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.

Section 5.14. Payoff Letters. The Company shall deliver to Parent customary payoff letters in respect of the discharge of Indebtedness set forth on Section 5.14 of the Company Disclosure Letter (“Payoff Indebtedness”) at least three (3) Business Days prior to the Closing and, upon repayment in full of such Payoff Indebtedness (other than any customary obligations that survive the payment in full of the principal amount of the Payoff Indebtedness), the release of any Liens securing such Payoff Indebtedness and the return of any possessory collateral thereunder in a form customary for transactions of this nature, each signed by or on behalf of the holders of such Payoff Indebtedness (the “Payoff Letters”).

Section 5.15. Financing.

(a) Parent Financing Covenants.

(i) Parent and its Subsidiaries shall use their reasonable best efforts to consummate and obtain the Debt Financing contemplated by the Debt Commitment Letter on the terms set forth therein (to the extent required to satisfy the Funding Obligations at Closing), including using reasonable best efforts to (A) maintain in full force and effect the Debt Commitment Letter (and any definitive agreements entered into in connection therewith (the “Definitive Financing Agreements”)) in accordance with the terms thereof, subject to the provisions hereof relating to a Replacement ABL Debt Financing Election, (B) negotiate and enter into the Definitive Financing Agreements on terms and conditions not less favorable to Parent (unless consented to by Parent) than the terms and conditions contained in the Debt Commitment Letter, (C) satisfy on a timely basis (or obtain the waiver of) at or prior to Closing all conditions to obtaining the Debt Financing set forth in the Debt Commitment Letter that are applicable to Parent and within Parent’s control and (D) upon satisfaction of the conditions set forth in the Debt Commitment Letter (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing), to cause the Debt Financing to be consummated at the Closing; provided that all of the conditions set forth in Section 6.1 and Section 6.2 (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing) have been satisfied or waived. Parent shall give the Company prompt notice upon (I) becoming aware of any material breach or default by any party to the Debt Commitment Letter or any Definitive Financing Agreements or (II) its receipt of any written notice or other written communication from any party to the Debt Commitment Letter with respect to (1) any failure to comply with the terms of the Debt Commitment Letter or any Definitive Financing Agreement by any party thereto or (2) any actual or threatened (in writing) termination or repudiation (whether in whole or in part, unless the remaining Financing would be sufficient to satisfy the Funding Obligations at Closing) of the Debt Commitment Letter or any Definitive Financing Agreement by any party thereto. Upon the written request of the Company (which may be via electronic email), Parent shall inform the Company in reasonable detail of the status of Parent’s efforts to arrange the Debt Financing; provided, however, that nothing in this sentence or the immediately preceding sentence shall require Parent to disclose any information that is subject to the attorney client or work product privilege or the disclosure of which would result in the breach of any of Parent’s confidentiality obligations set forth in the Debt Commitment Letter (as in effect on the date hereof). Without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), but subject to the provisions hereof relating to a Replacement ABL Debt Financing Election, Parent shall not permit any amendment or modification (other than amendments or modifications contemplated by the “flex” provisions included in the Fee Letters) to be made to, or any waiver of any provision or remedy under, the Debt Commitment Letter, or release or consent to the termination of the obligations of the sources of the Debt Financing under the Debt Commitment Letter if such amendment, modification, waiver, consent or termination or release (A) reduces the aggregate amount of the Debt Financing below the amount necessary, together with all other Financing available, to satisfy the Funding Obligations at Closing, (B) imposes additional conditions precedent to the availability of the Debt Financing or amends or modifies any of the existing conditions to the funding of the Debt Financing, in each case, in a manner that would prevent or materially impede or delay the funding of the Debt Financing on the Closing Date in an amount sufficient to satisfy the Funding Obligations at Closing or (C) materially and adversely impacts the ability of Parent to enforce its rights against the Debt Financing Sources party to such Debt Commitment Letter; provided that, for the avoidance of doubt, Parent shall be permitted to amend or otherwise modify the Definitive Financing Agreements solely to add additional Debt

Financing Sources after the date hereof (and to make any conforming or ministerial changes related thereto) and/or to make conforming or ministerial changes related to the exercise of the Replacement ABL Debt Financing Election.

(ii) If the Debt Financing (including, for the avoidance of doubt, any Replacement ABL Debt Financing Election) contemplated by the Debt Commitment Letter (including, for the avoidance of doubt, any Replacement ABL Debt Commitment Letter) in an amount necessary, together with all other Financing available, to satisfy the Funding Obligations at Closing, becomes unavailable on the terms and conditions contemplated therein, in whole or in part, for any reason, Parent shall (A) promptly notify the Company thereof and (B) use reasonable best efforts to arrange for and obtain alternative debt financing from other sources on terms and conditions that are not less favorable, taken as a whole, to Parent (unless consented to by Parent) than those set forth in the Debt Commitment Letter in respect of the Debt Financing (and/or in the Replacement ABL Debt Commitment Letter in respect of the Replacement ABL Debt Financing, as applicable), which has become unavailable (taking into account any market “flex” provisions included in the Fee Letters) in an amount sufficient to consummate the transactions contemplated by this Agreement in the timeframe contemplated by this Agreement (the “Alternative Financing”) to replace such unavailable Debt Financing (and/or Replacement ABL Debt Financing, as applicable), and to obtain a new financing commitment letter (or an amendment or other modification of the Debt Commitment Letter (and/or the Replacement ABL Debt Commitment Letter, as applicable)) with respect to such Alternative Financing (an “Alternative Commitment Letter”); provided that Parent shall have no obligation to pay any fees that would exceed those contemplated by the Debt Commitment Letter (and/or the Replacement ABL Debt Commitment Letter, as applicable) as of the date hereof. For the avoidance of doubt, the failure to arrange for any such Alternative Financing does not relieve Parent of any of its obligations under this Agreement. In the event any Alternative Commitment Letter is obtained, (x) any reference in this Agreement to any “Debt Financing” shall be deemed to include the financing contemplated by such Alternative Commitment Letter and (y) any reference in this Agreement to any “Debt Commitment Letter” or “Replacement ABL Debt Commitment Letter” shall be deemed to include the Debt Commitment Letter and/or Replacement ABL Debt Commitment Letter, as applicable (to the extent not superseded by an Alternative Commitment Letter at the time in question) and any Alternative Commitment Letter, in each case, to the extent then in effect, and, in each case other than with respect to Parent’s representations set forth in Section 4.11 with respect to the Debt Commitment Letter and Debt Financing.

(iii) Parent shall indemnify, defend and hold harmless the Company and the Company Subsidiaries and each of their respective officers, directors, employees or agents from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the Debt Financing and with any of their cooperation or assistance with respect to the Debt Financing or the provision of any information (other than historical information relating to the Company and the Company Subsidiaries or other information furnished in writing by or on behalf of Company, the Company Subsidiaries or their Representatives) utilized in connection therewith or otherwise arising from the Debt Financing (excluding lost profits and losses from any consequential, indirect, special or punitive damages (other than any such damages awarded to a third party in a final non-appealable judgment of a court of competent jurisdiction)), except, in each case, to the extent arising from the willful misconduct, gross negligence, fraud or misrepresentation of the Company and the Company Subsidiaries or their respective officers, directors, employees or agents, as determined by a final non-appealable judgment of a court of competent jurisdiction. Parent shall from time to time, promptly upon written request by the Company (which may be via electronic mail), reimburse the Company and the Company Subsidiaries for any and all out of pocket expenses, fees, costs and expenses incurred by the Company or any Company Subsidiary (including those of their respective officers, directors, employees or agents) incurred by any of them to the extent arising from any of their cooperation or assistance with respect to the Debt Financing (which, for the avoidance of doubt, shall not include (w) costs and expenses incurred in connection with the preparation of historical financial statements in the ordinary course of business and consistent with past practices (including, to the extent prepared in the ordinary course of business and consistent with past practices, the Required Bank Information), (x) any ordinary course amounts payable to employees of the Company or the Company Subsidiaries with respect to services provided prior to the Closing,

(y) any amounts incurred in connection with the Payoff Letters and (z) any other amounts that would have been incurred in connection with the Contemplated Transactions regardless of the existence of the Debt Financing (collectively, “Excluded Costs”)).

(iv) Notwithstanding anything contained herein to the contrary, it is understood and agreed that Parent may elect upon five (5) Business Days prior written notice to the Company (such election, a “Replacement ABL Debt Financing Election”) to replace any portion of the commitments in respect of the Debt Financing with alternative debt financing commitments in the form of asset-based revolving commitments (or similar current asset financing) from other Debt Financing Sources, upon delivery to the Company of true and complete executed copies (in each case, in accordance with this Section 5.15(a)(iv)) of a debt commitment letter (including all exhibits, schedules, annexes, supplements, joinders and amendments thereto, a “Replacement ABL Debt Commitment Letter”), together with true and complete executed copies of fee letters (including all exhibits, schedules, annexes and amendments thereto, collectively, the “Replacement ABL Fee Letters”); provided that provisions in the Replacement ABL Fee Letters related solely to fees, market “flex” terms and other economic and commercially sensitive terms may be redacted, so long as such redactions do not cover terms that would adversely affect the amount, the conditionality, availability or termination of any portion of the Replacement ABL Debt Financing required to satisfy the Funding Obligations at Closing, pursuant to which, and subject to the terms and conditions therein, such Debt Financing Sources have committed to lend the amounts set forth therein to Parent for the purpose of funding a portion of the Contemplated Transactions (the “Replacement ABL Debt Financing”), so long as: (A) the aggregate amount of debt financing provided under the Replacement ABL Debt Commitment Letter, together with the Equity Financing and any portion of the commitments in respect of the Debt Financing that have not been replaced (and for which commitments are still in effect), shall be sufficient to satisfy the Funding Obligations at Closing, (B) [reserved], and (C) the replacement with the Replacement ABL Debt Commitment Letter does not (I) reduce the aggregate amount of the Debt Financing (including, for the avoidance of doubt, any financing provided under any Replacement ABL Debt Commitment Letter or any Alternative Financing) below the amount necessary, together with all other Financing available, to satisfy the Funding Obligations at Closing, (II) impose additional conditions precedent to the availability of the Debt Financing (including, for the avoidance of doubt, any financing provided under any Replacement ABL Debt Commitment Letter or any Alternative Financing) or amend or modify any of the existing conditions to the funding of the Debt Financing (including, for the avoidance of doubt, any financing provided under any Replacement ABL Debt Commitment Letter or any Alternative Financing), in each case, in a manner that would prevent or materially impede or delay the funding of the Debt Financing (including, for the avoidance of doubt, any financing provided under any Replacement ABL Debt Commitment Letter or any Alternative Financing) on the Closing Date in an amount sufficient to satisfy the Funding Obligations at Closing or (III) adversely affect, in any respect, taken as a whole, Parent’s rights and remedies under the Replacement ABL Debt Commitment Letter relative to the Debt Commitment Letter with respect to the Debt Financing so replaced. Parent shall deliver to the Company (a) a draft of any such Replacement ABL Debt Commitment Letter and Replacement ABL Fee Letters promptly and in any event no less than two (2) Business Days prior to the execution thereof (or such shorter period agreed to by the Company) and (b) correct and complete copies of any executed Replacement ABL Debt Commitment Letter to the Company promptly and in any event within two (2) Business Days after execution and delivery thereof to Parent (or such other period agreed to by the Company). In the event any Replacement ABL Debt Commitment Letter is obtained, (x) any reference in this Agreement to any “Debt Financing” or “Replacement ABL Debt Financing”, as applicable, shall be deemed to include the financing contemplated by such Replacement ABL Debt Commitment Letter or any Alternative Financing, as applicable, and (y) any reference in this Agreement to any “Debt Commitment Letter” shall be deemed to include the Debt Commitment Letter (to the extent not superseded by such Replacement ABL Debt Commitment Letter at the time in question), any Replacement ABL Debt Commitment Letter and any Alternative Commitment Letter, in each case, to the extent then in effect, and, in each case, other than with respect to Parent’s representations set forth in Section 4.11 with respect to the Debt Commitment Letter and the Debt Financing.

(b) Company Financing Cooperation Covenants.

(i) From the date hereof until the Closing or the earlier termination of this Agreement, the Company and the Company Subsidiaries (x) shall promptly after becoming available furnish to Parent the Required Bank Information and (y) shall and shall use reasonable best efforts to cause their respective officers, employees, advisors and other representatives to, at Parent’s sole cost and expense (excluding, for the avoidance of doubt, Excluded Costs) and at Parent’s reasonable request, use reasonable best efforts to cooperate with Parent in connection with the arrangement of the Debt Financing, including by (A) participating in a reasonable number of bank meetings, road shows, due diligence sessions and similar presentations (but not more than two primary bank meetings) (in each case, which may be held via conference call) to and with prospective Debt Financing Sources and rating agencies, including direct contact between senior management and the other representatives of the Company and the Company Subsidiaries, on the one hand, and the actual and potential Debt Financing Sources, on the other hand, and with reasonable advance written notice and at times and locations to be mutually agreed between the Parent and the Company, (B) (x) using reasonable best efforts to cause the independent auditors of the Company and the Company Subsidiaries to assist and cooperate with Parent in connection with the Debt Financing, including by (I) providing consent to the offering memoranda that include or incorporate the Company’s consolidated financial information and their reports thereon, and customary comfort letters (including “negative assurance” and change period comfort) with respect to financial information relating to the Company and the Company Subsidiaries and (II) with prior written notice and at times and locations to be mutually agreed between Parent and the Company (which may be held via conference call) attending accounting due diligence sessions in connection with the Debt Financing and (y) assisting with the preparation of customary materials for rating agency presentations, lender and investor presentations, business projections, bank information memoranda, private placement memoranda and other customary marketing and syndication materials required in connection with the Debt Financing, and identifying any portion of the information set forth in any of the foregoing that would constitute material, non-public information if any of the Company and the Company Subsidiaries were a public reporting company, including the execution and delivery of customary authorization letters related thereto (including customary representations with respect to the absence of material non-public information in the public-side versions of documents and the absence of material misstatements or omissions) and customary chief financial officer and similar certificates covering certain financial information in the offering documents not otherwise covered by “comfort” letters described above, and providing cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary, (C) furnishing Parent and its actual and potential Debt Financing Sources with any other pertinent information regarding the Company and the Company Subsidiaries reasonably requested by Parent or its Debt Financing Sources in connection with the Debt Financing, (D) to the extent requiring the cooperation of or is within the control of the Company and the Company Subsidiaries, assisting with the preparation of the Definitive Financing Agreements and the schedules and exhibits thereto, in each case, as may be reasonably requested by Parent, (E) assisting with the pledging of collateral, granting and perfection of security interests and provision of guarantees for the Debt Financing, which shall not be effective earlier than the Closing, (F) to the extent any of the foregoing requires the cooperation of, or is within the control of the Company and the Company Subsidiaries, assisting Parent with the preparation, execution and delivery of customary certificates (including any perfection certificate, and a certificate of the chief financial officer (or other person performing similar functions) of the Company with respect to solvency matters, and, solely to the extent required by the Definitive Financing Agreements, waivers, surveys, appraisals, environmental reports (other than any soil, groundwater or other invasive environmental investigations), title insurance, insurance certificates and endorsements), (G) delivering customary authorization and representation letters with respect to the bank information memoranda, (H) subject to the occurrence of the Closing, taking all corporate or company actions reasonably necessary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof to be made available at the Closing Date to consummate the Contemplated Transactions, (I) using reasonable best efforts to ensure that the Debt Financing Sources benefit materially from existing lending relationships of the Company and the Company Subsidiaries, (J) providing to Parent and its Debt Financing Sources at least four (4) Business Days prior to the Closing Date all documentation and other information not previously provided or made available to Parent and Merger Sub, as is required by regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the PATRIOT Act and a certification regarding beneficial ownership as required by 31 C.F.R. Section 1010.230 relating to the Company and the Company Subsidiaries, to the extent requested by Parent in writing at least eight (8) Business Days prior to the Closing Date, (K) providing Parent with financial, business and other information of the Company and the Company Subsidiaries that is reasonably requested by Parent to the extent necessary to permit Parent to prepare pro forma financial statements in connection with the Debt Financing, (L) cooperating with any collateral appraisals and field examinations as may be reasonably requested by Parent or the Debt Financing Sources (other than any soil, groundwater or other invasive environmental investigations), (M) providing prepayment notices and obtaining documents reasonably requested by Parent or the Debt Financing Sources relating to the repayment, redemption or satisfaction and discharge, as applicable, of the Payoff Indebtedness, and the release on the Closing Date of all related Liens, including the Payoff Letters, (N) subject to the occurrence of the Closing, executing and delivering definitive documents and closing certificates relating to the Debt Financing as may be reasonably requested by Parent, but solely to the extent that the applicable officer is continuing in such role following the Closing and (O) cooperating in the replacement or backstop of any outstanding letters of credit issued for the account of the Company and the Company Subsidiaries.

(ii) The Company and the Company Subsidiaries consent to the customary and reasonable use of the Company and the Company Subsidiaries’ logos solely in connection with any Debt Financing; provided that Parent shall ensure that the use of such logos shall not be in a manner that would reasonably be likely to harm or disparage the Company and the Company Subsidiaries or the reputation or goodwill of the Company and the Company Subsidiaries.

(iii) Notwithstanding anything in this Agreement to the contrary, (i) none of the Company and the Company Subsidiaries or any of their respective directors, officers, employees or agents shall be required to execute, deliver or enter into or perform any certificate, instrument, agreement or other document in connection with the Debt Financing, including any Definitive Financing Agreement that is not contingent upon the Closing and that would be effective prior to the Closing, except for customary authorization and representation letters in any marketing materials for the Debt Financing and letters with rating agencies and no directors or managers of the Company and the Company Subsidiaries shall be required to adopt resolutions approving the agreements, documents and instruments in connection with the Debt Financing unless such director or manager is continuing in such role following the Closing, (ii) nothing herein shall require cooperation or other actions or efforts on the part of the Company and the Company Subsidiaries or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent it would (A) interfere unreasonably with the business or operations of the Company and the Company Subsidiaries, (B) cause significant competitive harm to the Company and the Company Subsidiaries if the transactions contemplated by this Agreement are not consummated or (C) subject any of the Company’s or the Company Subsidiaries’ respective directors, managers, officers, or employees to any actual or potential personal liability, (iii) none of the Company or the Company Subsidiaries shall be required to deliver or obtain legal opinions of internal or external legal counsel, (iv) other than with respect to customary authorization and representation letters and letters with rating agencies, none of the Company and the Company Subsidiaries or any of their respective directors, officers, employees or agents will be required to (x) pay any commitment or other fee or incur or assume any other liability or obligation in connection with the Debt Financing or to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Debt Financing or any of the foregoing, in each case, prior to the Closing, or (y) enter into any agreement effective in connection with the Debt Financing prior to the Closing, (v) nothing in this Section 5.15(b) shall require any action that would (A) reasonably be expected to conflict with or violate the Company’s or any Company Subsidiaries’ organizational documents or any Laws or result in the contravention of, or a default under, any material Contract to which the Company or any Company Subsidiary is a party, (B) provide access to or disclose information where the Company reasonably determines that such access or disclosure would reasonably be likely to jeopardize the attorney-client privilege or contravene any Law or

Contract, (C) waive or amend any terms of this Agreement or any other Contract to which the Company or any Company Subsidiary is a party, (D) cause any condition to the Closing set forth in Section 6.1, Section 6.2 or Section 6.3 to not be satisfied or (E) cause any breach of this Agreement.

(iv) The Company and the Company Subsidiaries shall have no liability whatsoever to Parent in respect of any financial information or data or other information provided pursuant to this Section 5.15(b), in each case, except to the extent arising or resulting from the willful misconduct, gross negligence, fraud or misrepresentation of the Company and the Company Subsidiaries or their respective officers, directors, employees or agents, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(v) The provisions contained in this Section 5.15(b) represent the sole obligation of the Company, the Company Subsidiaries and their Affiliates and their respective directors, officers, employees, agents and other Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement (including the exhibits and schedules hereto) shall be deemed to expand or modify such obligations.

(vi) All non-public or otherwise confidential information regarding the Company or the Company Subsidiaries obtained by Parent or its respective directors, officers, employees, agents or other Representatives pursuant to this Section 5.15(b) shall be treated in accordance with the Confidentiality Agreement, as amended hereby, except that Parent shall be permitted to disclose such information to Parent’s or its Affiliates’ Financing Sources, rating agencies and prospective lenders and investors in connection with the arrangement and/or syndication of the Financing, and with respect to the Debt Financing, so long as each recipient is subject to confidentiality undertakings pursuant to the Debt Commitment Letter or that are at least as restrictive as those applicable to the Debt Financing Sources under the Debt Commitment Letter, and with respect to any other Financing, as restrictive as those applicable to “Approved Financing Sources” under the Confidentiality Agreement.

Section 5.16. Compliance with Alcohol Laws. Parent shall cooperate with the Company in a timely manner to provide any and all information necessary to be supplied by Parent and/or its investors, to the applicable Alcoholic Beverage Authorities. If any Action is instituted (or threatened), including any appeals, challenging the Merger as violating any Alcohol Law or if any decree, order, judgment or injunction (whether temporary, preliminary or permanent) is entered, enforced or attempted to be entered or enforced by any alcoholic beverage licensing agency that would make the Merger illegal or otherwise delay or prohibit the consummation of the Merger and the Contemplated Transactions, Parent and the Company shall use reasonable best efforts to contest and defend any such Action to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded or terminated, any decree, order, judgment or injunction (whether temporary, preliminary or permanent) that prohibits, prevents or restricts consummation of the Merger and the Contemplated Transactions.

Section 5.17. State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the Contemplated Transactions, the parties hereto will use commercially reasonable efforts to take all such actions as are reasonably necessary to minimize the effects of any such statute or regulation on such transactions.

Section 5.18. Securities Trading Plans. The Company shall use commercially reasonable efforts to suspend any securities trading plan entered into by any executive officers or directors of the Company pursuant to Rule 10b5-1 of the Exchange Act until the earlier of (1) the Closing Date or (2) the date this Agreement is validly terminated pursuant to Article VII.

ARTICLE VI

CONDITIONS OF MERGER

Section 6.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) No order, injunction or decree issued by any Governmental Body of competent jurisdiction preventing the consummation of the Merger shall be in effect. No Law, order, injunction or decree shall have been enacted, entered, promulgated or enforced (and continue to be in effect) by any Governmental Body that prohibits or makes illegal the consummation of the Merger.

(b) This Agreement shall have been duly adopted by holders of Common Shares constituting the Company Requisite Vote in accordance with the DGCL and the Company Organizational Documents.

(c) Any applicable waiting period under the HSR Act shall have expired or been terminated and any other consents, registrations, declarations, notices or filings set forth on Section 6.1(c) of the Company Disclosure Letter shall have been made or obtained (or deemed to have been made or obtained by virtue of the expiration or termination of any applicable waiting periods), as applicable, in accordance with foreign Antitrust Laws.

Section 6.2. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) (i) Each of the representations and warranties of the Company set forth in Section 3.9(a) (Absence of Certain Developments) shall be true and correct in all respects on the date hereof and as of the Closing Date as though made on and as of such date, (ii) each of the representations and warranties of the Company set forth in Section 3.3(b), Section 3.3(c), and Section 3.3(d) (Capital Stock) shall be true and correct in all respects, except for any inaccuracies or combination of inaccuracies in such representations and warranties relative to the total fully-diluted equity capitalization of the Company on the date hereof and as of the Closing Date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $7,500,000, as of the Closing Date as though made on and as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (iii) each of the representations and warranties of the Company set forth in Section 3.1 (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.24 (Brokerage) and Section 3.27 (Opinion) shall be true and correct in all material respects, on the date hereof and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date) and (iv) each of the other representations and warranties of the Company contained in Article III shall be true and correct except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect, on the date hereof and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date);

(b) The Company shall have performed or complied in all material respects (or if any time prior to the Closing has not performed or complied with covenants or obligations that are capable of being cured, such non-performance and non-compliance has been cured) with all covenants and obligations that the Company is required to comply with or to perform under this Agreement at or prior to the Closing Date

(c) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and

(d) The Company shall have delivered to Parent a certificate signed by an authorized officer of the Company, dated the Closing Date, certifying as to the satisfaction by the Company of the conditions described in clauses (a), (b) and (c) of this Section 6.2.

Section 6.3. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect, on the date hereof and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date);

(b) Parent and Merger Sub shall have performed or complied in all material respects (or if any time prior to the Closing has not performed or complied with covenants or obligations that are capable of being cured, such non-performance and non-compliance has been cured) with all covenants and obligations that Parent and Merger Sub are required to comply with or to perform under this Agreement at or prior to the Closing Date; and

(c) Parent shall have delivered to the Company a certificate signed by an authorized officer or Parent, dated the Closing Date, certifying as to the satisfaction by Parent and Merger Sub of the conditions described in clauses (a) and (b) of this Section 6.3.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1. Termination by Mutual Agreement. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written consent of Parent and the Company.

Section 7.2. Termination by Either Parent or the Company. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent or the Company if:

(a) any court of competent jurisdiction or other Governmental Body of competent jurisdiction has issued a final order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to a party if the issuance of such final and non-appealable order was primarily caused by the failure of such party to comply with its obligations under this Agreement, including Section 5.7;

(b) the Effective Time has not occurred on or prior to the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to a party if the failure of the Effective Time to occur on or prior to the Outside Date was primarily caused by the failure of such party to comply with Section 5.7 or its obligations to consummate the Closing on the date on which such party is required to consummate the Closing pursuant to Section 1.3; or

(c) this Agreement shall not have been duly adopted by holders of Common Shares constituting the Company Requisite Vote at the Stockholders’ Meeting or any adjournment or postponement thereof at which a vote is taken on the Merger.

Section 7.3. Termination by the Company. This Agreement may be terminated, and the Merger may be abandoned by the Company:

(a) at any time prior to the Effective Time, if there has been a breach of any covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of the conditions in Section 6.3 (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period); provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement that would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b);

(b) at any time prior to the Company’s receipt of the Company Requisite Vote, pursuant to the terms of Section 5.3(f)(i); provided that, promptly following such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays the Company Termination Fee due pursuant to Section 7.5(b); or

(c) at any time prior to the Effective Time, if (i) the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied or waived at the time the Closing is required to have occurred pursuant to Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), (ii) Parent fails to consummate the Closing on the date on which Parent is required to consummate the Closing pursuant to Section 1.3 and (iii) the Company has, at least three (3) Business Days prior to seeking to terminate this Agreement pursuant to this Section 7.3(c), irrevocably confirmed in a written notice delivered to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, subject to those closing conditions that by their terms or nature are to be satisfied at the Closing, and Parent and Merger Sub have not consummated the Closing by the end of such three (3) Business Day period.

Section 7.4. Termination by Parent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent if:

(a) there has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of the conditions in Section 6.2 (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period); provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to Parent if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement that would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b); or

(b) the Company Board or any committee thereof effects a Change of Board Recommendation.

Section 7.5. Effect of Termination.

(a) Any termination of this Agreement in accordance with this Article VII will be effective immediately upon the delivery of a written notice by the terminating party to the non-terminating party and, if then due, payment of the Company Termination Fee or Parent Termination Fee, as applicable. In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than Section 5.2(b),

Section 5.15(a)(iii), Article VII and Article VIII, each of which will survive any termination of this Agreement) will become void and of no effect with no liability on the part of any party (or of any of its Representatives or, for the avoidance of doubt, any Debt Financing Party); provided, however, that except in a circumstance where the Company Termination Fee is paid pursuant to Section 7.5(b) or the Parent Termination Fee is paid pursuant to Section 7.5(c), and subject to Section 7.5(b) and Section 7.5(c), no such termination will relieve any Person of any liability for damages resulting from fraud or any material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”); provided that, notwithstanding anything in this Agreement to the contrary, in no event shall the Parent Related Parties have any monetary liability or obligation (for clarity, including the Parent Termination Fee, if payable) for an aggregate amount greater than the amount of the Parent Termination Fee plus the obligations set forth in Section 5.15(a)(iii).

(b) Company Termination Fee.

(i) In the event that:

(A) this Agreement is terminated by the Company pursuant to Section 7.3(b);

(B) this Agreement is terminated by Parent pursuant to Section 7.4(b); or

(C) (i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(c), or by Parent pursuant to Section 7.4(a), (ii) if, following the execution and delivery of this Agreement, and in the case of a termination pursuant to Section 7.4(a), the applicable breach occurred after such announcement, disclosure or communication but prior to the termination of this Agreement, (A) an Acquisition Proposal for an Alternative Acquisition Agreement has been publicly announced or disclosed by any Person or otherwise communicated to the Company Board (unless publicly withdrawn at least five (5) Business Days prior to the Stockholders’ Meeting or in the case of a termination pursuant to Section 7.4(a), prior to such applicable breach), and (iii) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided that, for purposes of Section 7.5(b)(i)(C), references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”);

then, in any such case, the Company will pay Parent a termination fee of $53,500,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by Parent; provided that, if this Agreement is terminated pursuant to Section 7.3(b) by the Company with respect to a Superior Proposal received after execution of this Agreement and such termination occurs prior to the later of (A) the No-Shop Period Start Date and (B) one (1) day following the expiration of any Notice Period commenced prior to the No-Shop Period Start Date (or any subsequent Notice Period commenced within three (3) Business Days of the conclusion of a Notice Period with respect to a Superior Proposal made by the party which submitted the Superior Proposal that initiated the Notice Date prior to the No-Shop Period Start Date (the “Specified Party”) and in each case, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal made by the Specified Party), then the “Company Termination Fee” shall mean an amount equal to $29,000,000. Any payment required to be made (1) pursuant to Section 7.5(b)(i)(A) will be paid concurrently with such termination, (2) pursuant to Section 7.5(b)(i)(B) will be paid no later than five (5) Business Days after such termination and (3) pursuant to Section 7.5(b)(i)(C) will be payable to Parent upon consummation of the transaction referenced therein. The Company will not be required to pay the Company Termination Fee pursuant to this Section 7.5(b) more than once. Notwithstanding anything to the contrary in this Agreement, (i) payment of the Company Termination Fee pursuant to this Section 7.5(b), if this Agreement is terminated under circumstances in which the Company Termination Fee is payable, shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates and its and their respective director or indirect former, current or future, Affiliates, general or limited partners, stockholders, managers, managed or approved funds, members, directors, officers, employees, agents, Representatives, advisors or assignees of the foregoing, or any other

Person, against the Company, the Company Subsidiaries, their respective Affiliates and its and their respective direct or indirect, former, current or future, Affiliates, general or limited partners, stockholders, managers, managed or approved funds, members, directors, officers, employees, agents, Representatives, advisors or assignees of the foregoing (each, a “Company Related Party”) for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement, including the breach of any representation, warranty, covenant or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions, and (ii) in the event the Company Termination Fee is due and payable pursuant to this Section 7.5(b), no Parent Related Party will seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Company Related Party.

(c) Parent Termination Fee.

(i) In the event that the Company validly terminates this Agreement pursuant to, and in compliance with, Section 7.3(a) or Section 7.3(c) (each, a “Qualified Termination”), then Parent shall pay to the Company, or cause to be paid to the Company, a termination fee of $95,000,000 in cash in immediately available funds (such payment, the “Parent Termination Fee”) within three (3) Business Days following such Qualified Termination, it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Any amount that becomes payable pursuant to this Section 7.5(c) shall be paid by wire transfer in immediately available funds to an account or accounts designated in writing by the Company. Notwithstanding anything to the contrary in this Agreement, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by Section 8.13 and the Company’s right of specific performance pursuant to the Equity Commitment Letter, (i) the Company’s right to terminate this Agreement and receive payment of the Parent Termination Fee pursuant to Section 7.5(c) and the obligations from Parent (or the Guarantors under and in accordance with the Guaranty) set forth in Section 5.15(a)(iii) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and the Company Subsidiaries and their respective Affiliates or any other Person, against Parent, Merger Sub, the Debt Financing Parties, the Guarantors, their respective Affiliates and its and their respective direct or indirect, former, current or future, Affiliates, general or limited partners, stockholders, managers, managed or approved funds, members, directors, officers, employees, agents, Representatives, advisors or assignees of the foregoing (each, a “Parent Related Party”) for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement and the Financing, including the breach of any representation, warranty, covenant or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions and (ii) other than the payment of the Parent Termination Fee to the Company by Parent (or the Guarantors under the Guaranty) if and when due and the obligations set forth in Section 5.15(a)(iii) of Parent (or the Guarantors under the Guaranty), no Parent Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Contemplated Transactions. Notwithstanding the foregoing, in the event that this Agreement is terminated without the Closing having occurred, this Section 7.5(c) will not relieve Parent or Merger Sub from any liability for any fraud or Intentional Breach of this Agreement, except that under no circumstances will the amount payable by Parent and Merger Sub under this Agreement (for clarity, including the Parent Termination Fee, if payable) whether payable hereunder or by the Guarantors under the Guaranty exceed, in the aggregate, the amount of the Parent Termination Fee plus the obligations set forth in Section 5.15(a)(iii), and in no event shall Parent be required to pay both damages under this Agreement and the Parent Termination Fee. In no event will any Company Related Party seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement, the Financing Commitments, the Guaranty or the Contemplated Transactions (including any breach by any Parent Related Party), the termination of this Agreement, the failure to consummate the Contemplated Transactions thereby or any Actions under applicable Laws arising out of any such breach, termination or failure (including in the event of an Intentional Breach), other than the Company from Parent or

Merger Sub to the extent expressly provided for in this Agreement or the Guaranty. For the avoidance of doubt, while the Company may pursue a grant of specific performance under Section 8.13 and may pursue its rights of specific performance under the Equity Commitment Letter prior to termination of this Agreement and/or the payment of the Parent Termination Fee or damages (subject to the limitations herein) under this Section 7.5 following the termination of this Agreement, under no circumstances shall the Company be permitted or entitled to receive from Parent both a grant of specific performance in accordance with Section 8.13, on the one hand, and payment of all or a portion of the Parent Termination Fee (or any other monetary damages) (subject to the limitations herein), on the other hand.

(d) Each of the Company and Parent acknowledges that the agreements contained in Section 7.5(b) and Section 7.5(c) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent, Merger Sub and the Company would not have entered into this Agreement. Accordingly, if the Company or Parent, as applicable, fails to promptly pay the amount due pursuant to Section 7.5(b) or Section 7.5(c), as applicable, and, in order to obtain such payment, Parent or Merger Sub or the Company, as applicable, commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(b) or against Parent for the amount set forth in Section 7.5(c), the Company will pay to Parent, or Parent will pay to the Company, as applicable, interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

Section 7.6. Expenses. Except as otherwise specifically provided herein, each party will bear its own expenses in connection with this Agreement and the Contemplated Transactions.

Section 7.7. Amendment and Waiver. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time, whether before or after approval of this Agreement by the holders of Common Shares; provided, however, that, after adoption of this Agreement by the holders of Common Shares, no amendment may be made that (a) is prohibited by the DGCL or (b) by Law or any applicable rule or regulation of any stock exchange requires the further approval of the stockholders of the Company without such further approval. Except as provided in Section 8.14 with respect to the Debt Financing Parties, this Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article VIII. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.2. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when sent, if sent by email, (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

(i)	if to Parent or Merger Sub:

c/o Butterfly Equity LP
9595 Wilshire Blvd, Suite 510
Beverly Hills, CA 90212
	Attention:	Vishal Patel
Francesco D’Arcangelo
	Email:	***
***

with an additional copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attention:	Sean D. Rodgers, P.C.
Ravi Agarwal, P.C.
Steven M. Choi
	Email:	***
***
***

(ii)		if to the Company:

The Duckhorn Portfolio, Inc.
Attention: Sean Sullivan
Email: ***

with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:  Tristan VanDeventer

Email: ***

and

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention:  Elizabeth A. Gallucci

Email: ***

Section 8.3. Certain Definitions. For purposes of this Agreement the term:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.3(c).

“Acquisition Proposal” means any offer or proposal made or renewed by a Person or group (other than Parent or Merger Sub) at any time after the date of this Agreement that is structured to permit such Person or group to acquire beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets, net revenues or net income of the Company and its Subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, recapitalization, liquidation, dissolution or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.

“Action” means cause of action, litigation, charge, audit, suit, mediation, arbitration, proceeding, hearing, inquiry, investigation or other legal proceeding by or before any Governmental Body.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, in each case, directly or indirectly, through one or more intermediaries. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities or other ownership interests, contract or otherwise.

“Affiliate Contracts” has the meaning set forth in Section 3.13(a)(vii).

“Agreement” has the meaning set forth in the Preamble.

“Alcohol Laws” means (a) the United States Federal Alcohol Administration Act, and all other applicable Laws administered by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”); (b) the California Alcoholic Beverage Control Act; (c) the Revised Code of Washington; (d) the Federal Food, Drug, and Cosmetic Act, and all other applicable Laws and implementing regulations administered by the United States Food and Drug Administration; (e) the Federal Trade Commission Act and the Federal Trade Commission’s implementing regulations; and (f) any other Law of any jurisdiction to which Parent or Company may be subject related to the production and sale of alcoholic beverages.

“Alcoholic Beverage Authorities” means the TTB as well as the other applicable federal, state, local, municipal, provincial, foreign, and other Governmental Bodies that regulate the manufacturing, producing, packing, labeling, promotion, shipping, distribution, delivery, marketing, sale or consumption of alcoholic beverage products.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(e).

“Alternative Commitment Letter” has the meaning set forth in Section 5.15(a)(ii).

“Alternative Financing” has the meaning set forth in Section 5.15(a)(ii).

“Anti-Corruption Laws” has the meaning set forth in Section 3.28(a).

“Antitrust Laws” has the meaning set forth in Section 5.7(b).

“Balance Sheet Date” means July 31, 2024.

“Book-Entry Share” has the meaning set forth in Section 2.4(c).

“Brand” means, collectively Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Goldeneye, Paraduxx, Migration, Canvasback, Calera, Kosta Browne, Greenwing, and Postmark.

“Business” has the meaning set forth in Recitals.

“Business Day” means any day other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Pacific time (or, in the case of determining a date when any payment is due, each day (other than a Saturday or Sunday) on which banks are open in California).

“Certificate” has the meaning set forth in Section 2.4(b).

“Certificate of Merger” has the meaning set forth in Section 1.2.

“Change of Board Recommendation” means (a) the failure by the Company Board to make in the Company’s press release publicly announcing the Merger, or the withdrawal, amendment, qualification or modification, or public proposal to withhold, withdraw, amend, qualify or modify in a manner adverse to Parent, the Company Board Recommendation, (b) (i) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Common Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of Common Shares reject such Acquisition Proposal and not tender any Common Shares into such tender or exchange offer, or (ii) the approval or recommendation by the Company Board, or the public proposal by the Company Board to approve, recommend, endorse or declare advisable, any Acquisition Proposal made by a Person other than Parent or any of its Affiliates, (c) the failure by the Company to include the Company Board Recommendation in the Proxy Statement when mailed to the Company’s stockholders, or (d) the failure by the Company Board or a committee thereof to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of receiving a written request from Parent to provide such public reaffirmation; provided that Parent may deliver only two (2) such requests with respect to any Acquisition Proposal.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share” means each share of Company Common Stock (and, collectively, “Common Shares”).

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Equity Awards” has the meaning set forth in Section 2.2(a).

“Company Equity Plan” means the Company’s 2021 Equity Incentive Plan.

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

“Company Leases” has the meaning set forth in Section 3.11(a).

“Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence or other matter that, individually or taken together with other changes, effects, events, inaccuracies, occurrences or other matters, (x) has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (y) would, or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that, solely for purposes of clause (x), any changes, effects, events, inaccuracies, occurrences, or other matters resulting from any of the following will not be deemed to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred: (a) matters generally affecting the United States or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and the Company Subsidiaries operate, except to the extent such matters have a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and the Company Subsidiaries operate; (b) the negotiation, execution, announcement, or pendency of this Agreement or the Contemplated Transactions (provided that this exception shall not apply to any representation or warranty contained in Section 3.5 and Section 3.6 and the related conditions to Closing); (c) any change in the market price or trading volume of the Common Shares; provided that this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause; (d) acts of war or terrorism (including cyberterrorism), national emergencies, U.S. federal government shutdowns, natural disasters, force majeure events, wild fires, floods, weather or environmental events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing) or actions taken in response thereto, except, in each case, to the extent such matters have a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and the Company Subsidiaries operate; (e) changes in Laws, regulations, or accounting principles, or interpretations thereof, except to the extent such changes have a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and the Company Subsidiaries operate; (f) compliance with the covenants expressly set forth herein (other than as set forth in Section 5.1); (g) the initiation or settlement of any legal proceedings commenced by or involving any current or former shareholder of the Company against the Company arising out of or related to this Agreement or the Contemplated Transactions; or (h) any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period; provided that this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Organizational Documents” has the meaning set forth in Section 3.1.

“Company Permits” means any material Permit necessary for the lawful operation of the Business as currently conducted.

“Company Plan” means a Plan that the Company or any of the Company Subsidiaries sponsors, maintains, contributes to, is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual service provider of the Company or any of the Company Subsidiaries, or with respect to which the Company or any of the Company Subsidiaries has any Liability.

“Company Preferred Stock” means the Preferred Stock, $0.01 par value per share, of the Company.

“Company PSU” means a performance-based restricted stock unit granted under the Company Equity Plan or otherwise.

“Company Registered Intellectual Property” has the meaning set forth in Section 3.13(c).

“Company Related Party” has the meaning set forth in Section 7.5(b).

“Company RSU” means a service-based restricted stock unit granted under the Company Equity Plan or otherwise.

“Company SEC Documents” has the meaning set forth in Section 3.7(a).

“Company Securities” has the meaning set forth in Section 3.3(d).

“Company Stock Option” means an option to purchase Common Shares granted under the Company Equity Plan or otherwise.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Termination Fee” has the meaning set forth in Section 7.5(b).

“Confidential Information” has the meaning set forth in Section 5.2(b).

“Confidentiality Agreement” means the agreement regarding confidentiality, by and between Butterfly Equity, LP and the Company, dated July 22, 2024.

“Contemplated Transactions” has the meaning set forth in the Recitals.

“Contract” means any agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

“Converted Option Cash Award” has the meaning set forth in Section 2.2(a)(iii).

“Converted Stock Unit Cash Award” has the meaning set forth in Section 2.2(a)(v).

“Copyrights” means all works of authorship (whether or not copyrightable) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.

“Current Employees” has the meaning set forth in Section 5.5(a).

“Data Security Requirements” means, collectively, all of the following to the extent relating to the Processing of any personal, sensitive, or confidential information or data (whether in electronic or any other form or medium) or otherwise relating to data privacy or security, security breach notification requirements: (a) the Company’s and the Company Subsidiaries’ own rules, policies and procedures; (b) all applicable Laws, including, as applicable, the California Consumer Privacy Act; (c) industry standards applicable to the industries in which the Company or a Company Subsidiary operates and PCI-DSS; and (d) contracts and agreements into which the Company or a Company Subsidiary has entered or by which it is otherwise bound.

“Debt Commitment Letter” has the meaning set forth in Section 4.11(a).

“Debt Financing” has the meaning set forth in Section 4.11(a).

“Debt Financing Parties” means the Debt Financing Sources, together with their Affiliates and such Persons’ (and their respective Affiliates’), controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, stockholders, members, agents, Affiliates, permitted assigns, financing sources or other representatives of any of the foregoing, in each case, in their capacity as such.

“Debt Financing Sources” means the entities that have committed to provide the Debt Financing (including, for the avoidance of doubt, any financing in respect of any Replacement ABL Debt Commitment

Letter or any Alternative Financing in replacement thereof) (including the parties to any joinder agreements, credit agreements or other Definitive Financing Agreements relating thereto) and their respective Affiliates and such entities’ (and their respective Affiliates’), officers, directors, employees, financing sources, attorneys, advisors, agents and representatives involved in the Debt Financing and their successors and permitted assigns.

“Definitive Financing Agreements” has the meaning set forth in Section 4.11(a).

“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 5.3(f)(i), (ii) or (iii), as applicable.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.3.

“Early ESPP Exercise Date” has the meaning set forth in Section 2.2(c).

“Effective Time” has the meaning set forth in Section 1.2.

“Enforceability Exceptions” has the meaning set forth in Section 3.2.

“Environmental Laws” means all Laws relating to pollution, protection of the environment or human health or safety (as it relates to exposure to Hazardous Substances), as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

“Equity Commitment Letter” has the meaning set forth in Section 4.11(a)

“Equity Financing” has the meaning set forth in Section 4.11(a).

“Equity Investors” means, collectively, Butterfly II, LP, Butterfly II-A, LP, Butterfly II-B, LP and Butterfly Partners A, L.P.

“ERISA” has the meaning set forth in Section 3.17(c).

“ERISA Affiliate” means any Person or other trade or business (whether or not incorporated) which, at any relevant time, is treated as a single employer, with the Company or any of the Company Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, retransfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Costs” has the meaning set forth in Section 5.15(a).

“Exclusive Intellectual Property” means all Intellectual Property that is legally owned by a third party and is exclusively licensed to the Company or any of the Company Subsidiaries, as of the date of this Agreement and is used in, or otherwise material to, the conduct of the Business.

“FCPA” has the meaning set forth in Section 3.28(a).

“FDA” means the U.S. Food and Drug Administration.

“Fee Letter” means any fee letter entered into in connection with the Debt Commitment Letter.

“Finance Leases” means all obligations for finance leases (determined in accordance with GAAP).

“Financing” has the meaning set forth in Section 4.11(a).

“Financing Commitments” has the meaning set forth in Section 4.11(a).

“Funding Obligations” has the meaning set forth in Section 4.11(c).

“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement.

“Governmental Body” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority of competent jurisdiction, including, any arbitrator or arbitral body (public or private), taxing authority, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Guarantors” has the meaning set forth in the Recitals.

“Guaranty” has the meaning set forth in the Recitals.

“Hazardous Substance” means (a) any petroleum products or byproducts, radioactive materials, asbestos, lead, mold, noise, odor, polychlorinated biphenyls, per- or polyfluoroalkyl substances or other similarly hazardous substances or (b) any waste, material or substance for which Liability or standards of conduct may be imposed, or that are otherwise defined or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “pollutant” or terms of similar import, under any Environmental Law.

“HSR Act” has the meaning set forth in Section 3.6.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business and other than payments due under license agreements), (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, solely to the extent drawn, (d) all obligations of such Person under Finance Leases; and (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability).

“Indemnified Party” has the meaning set forth in Section 5.6(b).

“Intellectual Property” means all of the following, including all rights in, arising out of, or associated therewith: (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights; (e) internet domain names and (f) all other intellectual property rights, whether registered or unregistered, with respect to (a)-(f), in any jurisdiction worldwide.

“Intentional Breach” has the meaning set forth in Section 7.5.

“Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter that materially affects the Business, assets or operations of the Company and the Company Subsidiaries (other than any change, effect, event, circumstance, occurrence, or other matter (x) primarily resulting from a breach of this Agreement by the Company or (y) relating to the announcement or pendency of, or any actions required to be taken by the Company (or refrained to be taken by the Company) pursuant to, this Agreement) and that was not known to or reasonably foreseeable by the Company Board or any committee thereof on the date of this Agreement (or if known, the consequences of which were not known to or reasonably foreseeable by the Company Board or any committee thereof as of the date of this Agreement), which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof after the date of this Agreement and prior to receipt of the Company Requisite Vote; provided, however, that in no event will any of the following constitute an Intervening Event: (a) any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) changes in the price of the Company Common Stock in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded by this definition), (c) any change, effect, event, circumstance, occurrence, or other matter (i) resulting from or arising out of the announcement or existence of, compliance with, or performance under, this Agreement or the Contemplated Transactions or (ii) relating to Parent or Merger Sub, or (d) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded by this definition).

“IP Contracts” means all Contracts in force as of the date of this Agreement, the primary subject of which is the grant of rights, title or interests with respect to, or restrictions or obligations related to, Intellectual Property and under which (a) the Company or any of its Subsidiaries has obtained from or granted to any third party any license, covenant not to sue, co-existence agreement, settlement agreement, or other right, title, or interest in or is obligated to perform any material development of, or (b) the Company or its Subsidiaries is expressly restricted from using in each case (a) and (b) of this definition, any Intellectual Property that is material to the continued operation of the current business of the Company or its Subsidiaries, as of the date of this Agreement, except for Off-the-Shelf Software.

“IT Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems and computer systems, including any outsourced electronic data processing, information technology, or computer systems that are owned or used by or for the Company or any of the Company Subsidiaries.

“J.P. Morgan” has the meaning set forth in Section 3.25.

“Knowledge” of (a) the Company means the actual knowledge of Deirdre Mahlan, Sean Sullivan, Pete Przybylinski, Zach Rasmuson, Nicole Cummings and Jennifer Fall Jung; and (b) Parent or Merger Sub means the actual knowledge of Vishal Patel and Francesco D’Arcangelo, in each case of clauses (a) and (b), after reasonable inquiry.

“Labor Agreement” has the meaning set forth in Section 3.13(a)(xviii).

“Law” means any foreign or U.S. federal, state, municipal or local law (including common law), act, treaty, statute, code, judgment, injunction, ruling, award, decree, writ, order, ordinance, rule or regulation issued, enacted, adopted, promulgated, or implemented by any Governmental Body (or under the authority of Nasdaq), and, for the sake of clarity, includes, but is not limited to, Environmental Laws.

“Leased Real Property” has the meaning set forth in Section 3.11(c).

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any stockholder or similar agreement, or similar encumbrance or restriction.

“Marketing Period” means the first period of at least nineteen (19) consecutive Business Days after the No-Shop Period Start Date throughout which Parent shall have all of the Required Bank Information and during which period such information shall remain compliant in all material respects at all times with the definition of Required Bank Information; provided that (a) if such nineteen (19) consecutive Business Day period shall not have been completed on or prior to December 20, 2024, then it shall not commence until January 2, 2025, (b) November 28, 2024, November 29, 2024, January 20, 2025, February 17, 2025, May 26, 2025, June 19, 2025 and June 20, 2025 shall not be considered Business Days, (c) if prior to the completion of the Marketing Period, the Company’s auditors shall have withdrawn any audit opinion contained in the Required Bank Information, then the Marketing Period shall restart and shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the Company’s auditors or another independent public accounting firm reasonably acceptable to Parent, and (d) if prior to the completion of the Marketing Period, the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, then the Marketing Period shall restart and shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP; provided, further, that if the Company in good faith reasonably believes that it has delivered the Required Bank Information at a time when the Marketing Period would have otherwise commenced (assuming the Required Bank Information had so been delivered), it may deliver to Parent written notice to that effect (stating when the Company believes it has completed any such delivery), in which case the Company shall be deemed to have delivered such Required Bank Information on the date specified in such notice and the Marketing Period shall be deemed to have commenced on the date specified in such notice, unless Parent in good faith reasonably believes that the Company has not completed delivery of such Required Bank Information and, within three (3) Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity what Required Bank Information the Company has not delivered); provided, further, that the Marketing Period shall end on any earlier date on which the Debt Financing contemplated by the Debt Commitment Letter to be funded at Closing is funded in full (excluding any revolving facility provided for therein, which shall have been made available).

“Material Customers” has the meaning set forth in Section 3.21(a).

“Material Suppliers” has the meaning set forth in Section 3.21(b).

“Measurement Date” has the meaning set forth in Section 3.3(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Nasdaq” means The Nasdaq Stock Market LLC.

“No-Shop Period Start Date” has the meaning set forth in Section 5.3(a).

“Notice Period” means the period beginning at 5:00 p.m. Pacific Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Pacific Time) and ending on the fourth (4th) Business Day thereafter at 5:00 p.m. Pacific Time; provided that, with respect to any change in the financial terms or any material change to any other terms of any Superior Proposal, or any material change to the facts and circumstances relating to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Pacific Time on the third (3rd) Business Day after delivery of such revised Determination Notice.

“NYSE” has the meaning set forth in Section 3.6.

“Off-the-Shelf Software” means unmodified software obtained from a third party (a) on general, non-negotiated commercial terms, (b) that is not distributed with or incorporated in any product or services of the Company or any of the Company Subsidiaries, as applicable, (c) that is used for business infrastructure or other internal purposes and (d) is licensed for fixed payments of less than $250,000 in the aggregate or annual payments of less than $250,000 per year.

“Outside Date” means the Effective Time has not occurred on or prior to July 6, 2025.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (exclusively or jointly) by the Company or the Company Subsidiaries, as of the date of this Agreement that is used in, held for use in, or otherwise material to, the conduct of the Business.

“Owned Real Property” means the real property owned by the Company and the Company Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or the Company Subsidiaries relating to the foregoing.

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Parent Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence or other matter that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions.

“Parent Related Party” has the meaning set forth in Section 7.5(c)(i).

“Parent Termination Fee” has the meaning set forth in Section 7.5(c)(i).

“Patents” means issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, provisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions and renewals thereof.

“Paying Agent” has the meaning set forth in Section 2.4(a).

“Payoff Indebtedness” has the meaning set forth in Section 5.14.

“Payoff Letters” has the meaning set forth in Section 5.14.

“Permits” means all approvals, authorizations, certificates, consents, licenses, registrations, orders and permits and other similar authorizations of all Governmental Bodies.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are (i) not due and payable, or (ii) the amount or validity of which is being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Body having jurisdiction over the Real Property which are not violated by the current use or occupancy of the Real Property or the operation of the Business thereon, (d) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to the Real Property which do not materially impair the use or occupancy of such Real Property in the operation of the Business conducted thereon, (e) Liens arising under workers’ compensation, unemployment insurance and social security, (f) purchase money liens for personal property and liens securing rental payments under Finance Leases for personal property, (i) Liens that will be released and, as appropriate, removed of record in connection with the Closing (including, for the avoidance of doubt, Liens securing the Payoff Indebtedness that will be released pursuant to the Payoff Letters) and (j) those matters identified as Permitted Liens in the Company Disclosure Letter, as applicable.

“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.

“Personal Information” means any data or other information that (a) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device or (b) is otherwise protected by or subject to any Law or defined as “personal information”, “personal data”, “personally identifiable information”, or “protected health information” under any Law.

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, program, policy, Contract or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not, including any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, individual consulting, change in control, bonus, incentive, deferred compensation, pension, retirement, supplemental retirement, health, dental, vision, disability, life insurance, death benefit, vacation, paid time off, leave of absence, employee assistance, tuition assistance or other fringe benefit plan, program, policy, Contract or agreement.

“Pre-Closing Period” has the meaning set forth in Section 5.1(a).

“Preferred Share” means each share of Company Preferred Stock (and, collectively, “Preferred Shares”).

“Processing” means creation, access, collection, use, processing, storage, maintenance, protection, sharing, distribution, disclosure, modification, manipulation, transmission, destruction, theft, loss, or disposal of or to, or other activity regarding, any data or information.

“Products” has the meaning set forth in Section 3.22(b).

“Proxy Statement” has the meaning set forth in Section 3.25.

“Qualified Termination” has the meaning set forth in Section 7.5(c)(i).

“Real Property” means, collectively, the Leased Real Property and Owned Real Property.

“Reference Date” means July 31, 2021.

“Replacement ABL Debt Commitment Letter” has the meaning set forth in Section 5.15(a)(iv).

“Replacement ABL Debt Financing” has the meaning set forth in Section 5.15(a)(iv).

“Replacement ABL Debt Financing Election” has the meaning set forth in Section 5.15(a)(iv).

“Replacement ABL Fee Letters” has the meaning set forth in Section 5.15(a)(iv).

“Related Party” means, with respect to a Person, such Person’s Affiliates and its and their respective current and former direct and indirect equityholders, members, directors, managers, partners (limited and general), officers, controlling Persons, employees, agents, Representatives and their respective successors and assigns of each of the foregoing.

“Representative” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a party.

“Required Bank Information” means the means the financial and business information of the Company and the Company Subsidiaries required by the Debt Commitment Letter or the analogous provision of any Replacement ABL Debt Commitment Letter or any Alternative Commitment Letter.

“Sanctioned Country” means any country or region or government thereof that is, or has been at any time since April 24, 2019, the subject or target of Sanctions or a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Control Laws including: (a) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”), or the U.S. Department of State; (b) any Person located, organized, or resident in, or a national of, a Sanctioned Country; or (c) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (a) or (b).

“Sanctions” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC, BIS, or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union, and the United Nations Security Council.

“Sarbanes-Oxley” has the meaning set forth in Section 3.10(d).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means any actual or suspected breach of security, phishing incident, ransomware or malware attack, unauthorized Processing, or other cyber or security incident affecting or with respect to any of the IT Systems or data and information (including Trade Secrets and Personal Information) owned or Processed by or on behalf of the Company or any of the Company Subsidiaries.

“Share” means each Common Share and each Preferred Share (and, collectively, “Shares”).

“Significant Subsidiary” has the meaning set forth in Section 3.4.

“Specified Party” has the meaning set forth in Section 7.5(b)(i)(C).

“Specified Stockholders” means Mallard Holdco, LLC and Brown-Forman Corporation.

“Stockholder Litigation” has the meaning set forth in Section 5.13.

“Stockholders’ Meeting” has the meaning set forth in Section 5.4(c).

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.

“Superior Proposal” means a bona fide written Acquisition Proposal made after the date of this Agreement by any Person that did not result from a breach of Section 5.3 (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, constitutes a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Acquisition Proposal reflected in this Agreement, taking into account all relevant factors, including all legal, regulatory and financial terms, the likelihood of consummation (including certainty of closing), the Person making the Acquisition Proposal, timing, any applicable break-up fees, the ability of such third-party to consummate the Acquisition Proposal and all other aspects of such Acquisition Proposal.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. taxes, imposts, levies, duties or other similar assessments, including any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, or other tax of any kind or any charge or assessments of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.

“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any attachments thereto and any amendments thereof) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax.

“Trade Control Laws” has the meaning set forth in Section 3.28(b).

“Trade Secrets” means any and all proprietary or confidential information, including trade secrets, know-how, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, invention and technical reports, pricing information, research and development information, recipes, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, models and methodologies.

“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith and symbolized thereby.

“Treasury Regulations” means the Treasury Regulations under the Code.

“Union” has the meaning set forth in Section 3.19(a).

“Voting Agreement” has the meaning set forth in the Recitals.

“WARN” has the meaning set forth in Section 3.19(b).

Section 8.4. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.

Section 8.5. Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each of the other parties; provided that Parent and Merger Sub may assign this Agreement upon or following the Closing for collateral security purposes to any Debt Financing Source.

Section 8.6. Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits, annexes, and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remain in full force and effect. Except for (a) the rights of the stockholders of the Company to receive the Merger Consideration, and the holders of Company Equity Awards to receive the consideration described in Section 2.2, (b) as provided in Section 5.6 (which is intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions) and (c) as set forth in Section 7.5(c), Section 8.5, this Section 8.6, Section 8.7, Section 8.11 and Section 8.14 with respect to the Debt Financing Parties, this Agreement is not intended to confer upon any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that the Company Disclosure Letter and Parent Disclosure Letter are not incorporated by reference into, and shall not be deemed to constitute a part of this Agreement.

Section 8.7. Governing Law. Except as provided in Section 8.14, this Agreement, and all claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance, consummation or subject matter of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 8.8. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.9. Counterparts. This Agreement may be executed and delivered (including by email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 8.10. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time.

Section 8.11. Jurisdiction; Venue. Except as provided in Section 8.14, all Actions arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, each such court to whose jurisdiction and venue the parties unconditionally consent and submit. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such Action in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.2 shall be effective service of process for any Action brought against such party in any such court.

Section 8.12. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE MERGER. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13. Specific Performance.

(a) Each of the parties hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party hereto or thereto, money damages may be inadequate, and the non-breaching party may have no adequate remedy at Law. Accordingly, subject to Section 8.13(b), the parties agree that each such non-breaching party hereto shall have the right, in addition to any other rights and remedies existing in their favor at Law or in equity, to enforce their rights and the other party’s obligations hereunder by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

(b) Notwithstanding the foregoing, or anything contained herein to the contrary, the parties agree that the Company and its Affiliates shall be entitled to specific performance of Parent’s obligations to cause the Equity Financing to be funded and to consummate the Closing if, and only if, (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been and remain satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which are capable of being satisfied if specific performance was granted pursuant to this Section 8.13(b) and the Closing were to occur at such time), and remain so satisfied or waived at the time specific performance is granted, and Parent is required to consummate the Merger pursuant to Section 1.3, (ii) the Debt Financing has been funded in full in accordance with the terms of the Debt Commitment Letter or will be funded in full in accordance with the terms thereof at the Closing if the Equity Financing is funded and (iii) the Company has given irrevocable notice to Parent in writing (on or after the date the Closing should have occurred pursuant to Section 1.3) that (A) all conditions to the obligations of the Company set forth in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which are capable of being satisfied if specific performance was granted pursuant to this Section 8.13 and the Closing were to occur at such time) or that the Company irrevocably waives such unsatisfied conditions, (B) the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the immediate three Business Day period immediately thereafter, and (C) Parent fails to consummate the Closing within the three Business Days after receipt of such irrevocable notice. The parties further acknowledge and agree that while the Company may pursue both a grant of specific performance in accordance with this Section 8.13 and the payment of the Parent Termination Fee pursuant to Section 7.5(c), under no circumstances shall the Company or any other Person be permitted or entitled to receive both a grant of specific performance to cause the Closing to be consummated and payment of the Parent Termination Fee or any other monetary damages whatsoever.

Section 8.14. Debt Financing Matters. Notwithstanding anything to the contrary herein, the Company hereby agrees, on its own behalf and on behalf of its Subsidiaries and Company Related Parties, that (a) no Debt Financing Party shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) to any of the Company, its Subsidiaries, its or their equityholders, or any of their Representatives or Company Related Parties, in each case, relating to or arising out of this Agreement, the Debt Financing or any of the Contemplated Transactions or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach, (b) any claim, suit, action or proceeding of any kind or description (whether at Law, in equity, in contract, in tort or otherwise) involving any Debt Financing Party arising out of or relating to the transactions contemplated pursuant to this Agreement, the Debt Financing, the Debt Commitment Letter or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the County of New York and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, (c) any such action will be governed by, and construed, enforced and interpreted in accordance with, the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letter or another definitive document relating to the Debt Financing, (d) (x) the Company will not bring, permit any of its Affiliates or Company Related Parties to bring, or support anyone else in bringing, any such claim, suit, action or proceeding in any other court, (y) it waives any and all rights or claims against the Debt Financing Parties in connection with this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the Contemplated Transactions or the performance of any services thereunder, whether in law or equity, contract, tort or otherwise, and (z) it agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Party in connection with this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the Contemplated Transactions or the performance of any services thereunder, (e) it knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law, trial by jury in any action brought against any Debt Financing Party in any way arising out of or relating to this Agreement, the Debt Financing or any of the Contemplated Transactions or the performance of any services thereunder, (f) service of process upon any such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8.2, (g) it irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such court, (h) it agrees that no Debt Financing Party shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature in connection with this Agreement, the Debt Financing or any of the Contemplated Transactions or the performance of any services thereunder, (i) no amendment or waiver or other modification of this Section 8.14, Section 7.5, Section 8.5, Section 8.6, Section 8.7 and Section 8.11 (or any other provision or defined term of this Agreement the amendment, modification or alteration of which has the effect of modifying such provisions) that is adverse in any respect to any of the Debt Financing Parties shall be effective without the prior written consent of the Debt Financing Parties and (j) the Debt Financing Parties are express and intended third party beneficiaries of, and may rely upon and enforce, this Section 8.14, Section 7.5, Section 8.5, Section 8.6, Section 8.7, Section 8.11 and any of the provisions in this Agreement reflecting the foregoing agreements in this Section 8.14. Notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall impact the rights of the Parent and its Affiliates, or the obligations of the Debt Financing Parties, under any agreement relating to the Debt Financing. This Section 8.14 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

Section 8.15. Interpretation.

(a) Time Periods. When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. All references in this Agreement to a number of days are to such number of calendar days unless Business Days are specified.

(b) Dollars. Unless otherwise specifically indicated, any reference in this Agreement to $ means U.S. dollars.

(c) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) Articles, Sections and Headings. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Include. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(f) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) Contracts; Laws. Any Contract or Law defined or referred to in this Agreement means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(i) Persons. References to a Person are also to its permitted successors and assigns.

(j) Exhibits and Disclosure Letters. The Exhibits to this Agreement are hereby incorporated and made a part of this Agreement and are an integral part of this Agreement. The Company may, at its option, include in the Company Disclosure Letter, and Parent may, at its option, include in the Parent Disclosure Letter, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts in this Agreement or in the Company Disclosure Letter or the Parent Disclosure Letter, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. The Company Disclosure Letter and the Parent Disclosure Letter shall be organized by section, with each section of the Company Disclosure Letter and the Parent Disclosure Letter corresponding to a Section of this Agreement. Any matter set forth in any section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, shall be deemed to be referred to and incorporated in any section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, to which it is specifically referenced or cross-referenced and also in all other sections of such Company Disclosure Letter (other than Section 3.9(a)) or the Parent Disclosure Letter, as applicable, solely to the extent the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants, as applicable, is reasonably apparent on its face. Any capitalized term used in any Exhibit, the Company Disclosure Letter or the Parent Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement.

(k) Made Available. The words “made available to Parent and Merger Sub” and words of similar import refer to documents (i) posted to the data site maintained by the Company or its Representatives in connection with the Contemplated Transactions, (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least one Business Day prior to the date hereof.

(l) Reflected On or Set Forth In. An item arising with respect to a specific representation, warranty, covenant or agreement shall be deemed to be “reflected on” or “set forth in” the Company financial statements included in the Company SEC Documents if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement reasonably related to the subject matter of such representation or (ii) such item and the amount thereof is otherwise reasonably identified on such balance sheet or financial statement (or the notes thereto).

(m) Time of the Essence. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such.

Section 8.16. No Recourse.

(a) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than the Guarantors to the extent set forth in the Guaranty or Equity Commitment Letter) or Company Related Parties shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the Contemplated Transactions (other than in connection with the Voting Agreement) or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate or certification contemplated by this Agreement and executed by an officer of a party will be deemed to have been delivered only in such officer’s capacity as an officer of such party (and not in his or her individual capacity) and will not entitle any party to assert a claim against such officer in his or her individual capacity.

(b) The Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) and Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of Parent, Merger Sub or its Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the Contemplated Transactions against any of the Parent Related Parties or Company Related Parties (other than pursuant to the terms of the Voting Agreement or Equity Commitment Letter), as applicable, and that none of the Parent Related Parties or Company Related Parties (other than pursuant to the terms of the Voting Agreement or Equity Commitment Letter), as applicable, shall have any liability or obligations (whether based in contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, the Company Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or to Parent, Merger Sub, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of Parent, Merger Sub or its Affiliates), as applicable, or any of their respective successors, heirs or Representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the Contemplated Transactions, other than, in each case, Parent and Merger Sub to the extent provided herein and therein (to the extent and subject to the terms provided in the Equity Commitment Letter), or the Guarantors pursuant to the Guaranty (to the extent and subject to the terms provided therein) or the Company to the extent provided herein and therein (to the extent and subject to the terms provided in the Equity Commitment Letter). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), the Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) and Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of Parent, Merger Sub or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARLEE BUYER, INC.

By:	/s/ Vishal Patel
Name:	Vishal Patel
Title:	President

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARLEE MERGER SUB, INC.

By:	/s/ Vishal Patel
Name:	Vishal Patel
Title:	President

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE DUCKHORN PORTFOLIO, INC.

By:	/s/ Deirdre Mahlan
Name:	Deirdre Mahlan
Title:	President, Chief Executive Officer and Chairperson

Annex B

October 6, 2024

The Board of Directors

The Duckhorn Portfolio, Inc.

1201 Dowdell Lane

Saint Helena, CA 94574

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than the Specified Stockholders) (as defined in the Agreement (as defined below)) of common stock, par value $0.01 per share (the “Company Common Stock”), of The Duckhorn Portfolio, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Marlee Buyer, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of October 6, 2024 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Marlee Merger Sub, Inc. (the “Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury, owned by the Company and its subsidiaries, owned by the Acquiror and its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $11.10 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock (other than the Specified Stockholders) in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or Butterfly Equity LP, an affiliate of the Acquiror or its portfolio companies. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with portfolio companies of TSG Consumer Partners LLC (“TSG”), an approximately 42% shareholder of the Company, for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication and financial advisory services to portfolio companies of TSG. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Brown-Forman Corporation (“Brown-Forman”), an approximately 22% shareholder of the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint book manager on a bond offering in March 2023 and joint lead arranger and joint lead bookrunner on a credit facility in May 2023. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, the Acquiror, TSG and Brown-Forman. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies of TSG, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Brown-Forman for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders (other than the Specified Stockholders).

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. Notwithstanding the prior sentence, this opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

Annex C

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October [●], 2024, by and between Marlee Buyer, Inc., a Delaware corporation (“Parent”), and [●]1, a stockholder (the “Stockholder”) of The Duckhorn Portfolio, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Marlee Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, the Stockholder is the record holder and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of [(i)] [●] shares of common stock, par value $0.01 per share, of the Company (the “Company Stock”), [being all of the shares of Company Stock] // [or (ii) solely with respect to Sections 3 and 4 hereto, the total number of issued and outstanding shares of Company Stock that the Stockholder is permitted to vote in accordance with Section 3.1 of the Stockholders Agreement (as defined below), which shall be at least [●] shares of Company Stock]2 owned of record or beneficially by the Stockholder as of the date hereof ([in each case of clauses (i) and (ii), as applicable,] with respect to the Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Stock that the Stockholder may acquire record and/or beneficial ownership of after the date hereof, the Stockholder’s “Covered Shares”);

WHEREAS, the Company Board has unanimously (i) determined that the Merger Agreement and the Contemplated Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Contemplated Transactions, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein and (iv) resolved, subject to the terms of the Merger Agreement, to recommend the adoption of the Merger Agreement by the stockholders of the Company; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

[1]

Note to Draft: Voting agreement to be delivered by each of (i) Mallard Holdco, LLC and (ii) Brown-Forman Corporation. Voting agreement is drafted such that the entire agreement terminates upon a Change of Board Recommendation.

[2]	Note to Draft: To be included for Mallard Holdco, LLC.

“Expiration Time” shall mean such date and time as this Agreement shall be terminated pursuant to Section 12.16 hereof.

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, assign, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition (whether by sale, liquidation, dissolution, dividend or distribution) or other transfer (by merger, consolidation, division, conversion, operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, except for the grant of a proxy to a director or officer of the Company in connection with any annual or special meeting of the stockholders, including as contemplated in Section 3.1 of this Agreement or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b) above.

2. Agreement to Not Transfer the Covered Shares. Until the Expiration Time, the Stockholder agrees not to Transfer or cause or permit the Transfer of any of the Stockholder’s Covered Shares, or take any action that would reasonably be expected to prevent or materially impair or materially delay the Contemplated Transactions, in each case, other than with the prior written consent of Parent; provided, however, that [(i)] any Stockholder may Transfer any such Covered Shares to (a) any Affiliate of the Stockholder or (b) any beneficial owner of the Stockholder, in each case, only if the transferee of such Covered Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder[, and (ii) notwithstanding anything herein to the contrary, any transaction involving the Stockholder (including any transfer of the Stockholder’s equity and including any change of control of the Stockholder (whether by merger, stock sale or otherwise)) that is not a direct transfer of Covered Shares shall under no circumstances constitute a Transfer under this Agreement or otherwise be restricted by this Section 2; provided that the Stockholder’s obligations hereunder shall survive such transaction in accordance with the terms of this Agreement]. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Contemplated Transactions.

3. Agreement to Vote the Covered Shares.

3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and in connection with any action proposed to be taken by written consent of the Company’s stockholders, the Stockholder shall vote (including via proxy) all of the Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) all of the Stockholder’s Covered Shares):

(a) in favor of (i) the adoption of the Merger Agreement and approval of the Merger, (ii) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not reduce the amount of, change the form of, impose conditions or requirements of or otherwise adversely affect the consideration payable to the Stockholder pursuant to the Merger Agreement in effect as of the date hereof and (iii) the approval of any other proposal considered and voted upon by the Company’s stockholders at the Stockholders’ Meeting necessary for the consummation of the Merger and the Contemplated Transactions, or deliver (or cause to be delivered) a written consent with respect to all of the Stockholder’s Covered Shares; and

(b) against (i) any action or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation or agreement of the Company set forth in the Merger Agreement, or any condition set forth in the Merger Agreement not being satisfied prior to the Outside Date,

(ii) any Acquisition Proposal, (iii) any reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company and (iv) any other action, agreement or proposal that would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or the Contemplated Transactions.

3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Body of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Section 3.1 or Section 3.2 of this Agreement, then the obligations of the Stockholder set forth in Section 3.1 or Section 3.2 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

4. Conditional Irrevocable Proxy. Until the Expiration Time, if the Stockholder attempts to vote the Stockholder’s Covered Shares, in person or by proxy, in a manner which is inconsistent with Section 3 (a “Triggering Event”), the Stockholder will be deemed, upon and at the time of such Triggering Event, to hereby irrevocably appoint Parent (and any Person or Persons designated by Parent) as its attorney-in-fact and proxy with full power of substitution and resubstitution, to the full extent of the Stockholder’s voting rights with respect to all of the Stockholder’s Covered Shares (which proxy is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote (or issue instructions to the record holder to vote), and to execute (or issue instructions to the record holder to execute) written consents with respect to, all of the Stockholder’s Covered Shares solely on the matters described in, and in accordance with the provisions of Section 3 (such proxy, the “Conditional Proxy”); provided that the Conditional Proxy shall not arise and shall have no force or effect prior to the occurrence of a Triggering Event. The Conditional Proxy shall be given to secure the obligations of the Stockholder under Section 3, and in consideration of and as an additional inducement of Parent and Merger Sub to enter into the Merger Agreement, and, from and after the occurrence of a Triggering Event, shall be irrevocable prior to the termination of this Agreement in accordance with Section 12.16, at which time any such proxy shall terminate. The Conditional Proxy shall not be terminated by operation of any Law or upon the occurrence of any other event other than upon the valid termination of this Agreement in accordance with Section 12.16, at which time any such proxy shall terminate. Parent may terminate the Conditional Proxy with respect to the Stockholder at any time in its sole and absolute discretion by written notice provided to the Stockholder. The Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the Conditional Proxy contained herein and hereby revokes any proxy previously granted by the Stockholder with respect to the Covered Shares that covers matters addressed by this Agreement.

5. Waiver of Appraisal Rights and Certain Other Actions. The Stockholder hereby waives all appraisal rights under Section 262 of the DGCL with respect to all of the Stockholder’s Covered Shares owned (beneficially or of record) by the Stockholder with respect to the Merger and the Contemplated Transactions. In addition, the Stockholder hereby agrees not to commence or participate in, any class action with respect to, any legal action, derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the Company Board or Parent in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

6. Documentation and Information. Except (i) as required by applicable Law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), or (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6, the Stockholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the Contemplated Transactions without the prior written consent of Parent. The Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and Merger Sub or the Company, as applicable, may, in Parent’s or the Company’s, as applicable, sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body; provided that Parent and Merger Sub shall not publish or disclose the Stockholder’s identity in a press release without the Stockholder’s prior approval. The Stockholder agrees to use its reasonable best efforts to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to use its reasonable best efforts to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent shall, and shall cause the Company to, provide the Stockholder with advance notice and an opportunity to review any such publication that discloses the Stockholder’s identity, and will implement any reasonable comments made by the Stockholder.

7. No Solicitation.

7.1 No Solicitation or Negotiation. From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement, the termination of the Merger Agreement pursuant to Article VII thereof and the consummation of the Closing, the Stockholder will not, will cause its directors and officers (as applicable) not to, and will not authorize, direct or permit its Representatives to, directly or indirectly: (a) initiate, solicit, or knowingly encourage or knowingly facilitate any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (b) engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (c) provide any non-public information or afford access to the assets, books or records of the Company or the Company Subsidiaries, in each case, to any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with or for the purpose of knowingly encouraging or facilitating any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (d) in connection with any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement, or (e) enter into any letter of intent, Contract, commitment, or agreement in principle with respect to any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal or (e) resolve, propose or agree to do any of the foregoing. Notwithstanding the foregoing, the Stockholder may participate in discussions and negotiations with any Third Party with whom the Company Board is engaging in negotiations or discussions pursuant to and in compliance with Section 5.3 of the Merger Agreement, solely for the purpose of entering into a voting agreement with such Third Party on substantially similar terms to the terms hereof.

8. Proxy Statement; SEC Filings and Schedule 13D.

(a) The Stockholder will provide information concerning such Stockholder and its Affiliates that is reasonably requested by the Company or Parent in connection with the preparation of any SEC filing that Parent or the Company is required to make in connection with the Merger (including any amendment or supplement thereto, the “SEC Filings”). To the knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement, or any SEC Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholder shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to the Merger Agreement and this Agreement and the Contemplated Transactions. Parent shall (i) provide the Stockholder and its counsel with a reasonable opportunity to review drafts of the SEC Filings prior to filing the SEC Filings with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder and its outside counsel. To the extent legally permissible, Parent and the Stockholder shall (A) provide each other and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (B) consider in good faith all comments thereto reasonably proposed by the other parties their outside counsel and their other Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Stockholder, as applicable, from amending any such Schedule 13D.

(b) Parent and the Stockholder will each use its reasonable best efforts to furnish all information concerning such party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement and the SEC Filings, and provide such other assistance, as may be reasonably requested by such other party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the SEC Filings and the resolution of any comments to either received from the SEC.

9. Fiduciary Duties. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Stockholder’s Covered Shares. Nothing in this Agreement shall in any way attempt to limit or affect any actions (or failure to act) taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations while acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

10. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

10.1 Authorization; Valid and Binding Agreement. The Stockholder has all necessary corporate authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder. The execution and delivery of this Agreement by the Stockholder have been duly and validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

10.2 Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial or record owner of the Stockholder’s Covered Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws, and (b) except as set forth in the amended and restated stockholders agreement, dated November 16, 2023 (the “Stockholders Agreement”), by and among, inter alia, the Company and the Stockholder, the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares and no Person (other than the Stockholder and any Person under the control of the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. As of the date hereof, except as otherwise disclosed to the Parent, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares.

10.3 No Breach; Consents.

(a) The execution, delivery and performance of this Agreement by the Stockholder do not (i) conflict with or violate its certificate of incorporation or bylaws (or similar governing documents), (ii) conflict with or violate any Law or order, judgment or decree to which the Stockholder, or any of the Stockholder’s Subsidiaries, properties or assets is subject, or (iii) conflict with or result in any material breach of, constitute (with or without notice of or lapse of time or both) a material default under, result in a material violation of, give rise to a right of termination, modification, cancellation or acceleration under any Contract to which the Stockholder is a party, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not have a material adverse effect on the ability of the Stockholder to timely perform its obligations under this Agreement or to timely consummate the transactions contemplated hereby.

(b) The Stockholder is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Stockholder in connection with its execution, delivery and performance of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except for those consents, approvals and authorizations.

10.4 Litigation. As of the date of this Agreement, there are no proceedings pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder, other than any proceedings that would not have a material adverse effect on the ability of the Stockholder to timely perform its obligations under this Agreement or to timely consummate the transactions contemplated hereby.

10.5 Reliance. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement. The Stockholder (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, the Stockholder, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of Parent set forth in Section 11 of this Agreement and are not relying on any other representation, warranty, statement or material.

10.6 Brokers. No Person is entitled to any financial advisory fee in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Stockholder.

11. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

11.1 Authorization; Valid and Binding Agreement. Parent has all necessary corporate authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder. The execution and delivery of this Agreement by Parent have been duly and validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Stockholder, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

11.2 No Breach; Consents.

(a) The execution, delivery and performance of this Agreement by Parent do not (i) conflict with or violate its certificate of incorporation or bylaws (or similar governing documents), (ii) conflict with or violate any Law or order, judgment or decree to which Parent, or any of its Subsidiaries, properties or assets is subject, or (iii) conflict with or result in any material breach of, constitute (with or without notice of or lapse of time or both) a material default under, result in a material violation of, give rise to a right of termination, modification, cancellation or acceleration under any Contract to which Parent is a party, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not have a material adverse effect on the ability of Parent to timely perform its obligations under this Agreement or to timely consummate the transactions contemplated hereby.

(b) Parent is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation by Parent of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent in connection with its execution, delivery and performance of this Agreement or the consummation by Parent of the transactions contemplated hereby, except for those consents, approvals and authorizations.

11.3 Litigation. As of the date of this Agreement, there are no proceedings pending or, to the knowledge of Parent, threatened in writing against Parent, other than any proceedings that would not have a material adverse effect on the ability of Parent to timely perform its obligations under this Agreement or to timely consummate the transactions contemplated hereby.

11.4 Reliance. Parent has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that Parent desired, Parent availed itself of such right and opportunity. Parent (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, Parent, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of the Stockholder set forth in Section 10 of this Agreement and are not relying on any other representation, warranty, statement or material.

12. Miscellaneous.

12.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

12.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

12.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

12.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

12.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 12.5):

(i) if to the Stockholder, to:

[Stockholder]

[Address]

[City, State ZIP]

Attention: [●]

Email:   [●]

(ii) if to Parent, to:

Marlee Buyer, Inc.

c/o Butterfly Equity LP

9595 Wilshire Blvd, Suite 510

Beverly Hills, CA 90212

Attention:	Vishal Patel
Francesco D’Arcangelo
Email:	***
***

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Sean D. Rodgers, P.C.
Ravi Agarwal, P.C.
Steven M. Choi
Email:	***
***
***

(iii) if to Company, to:

The Duckhorn Portfolio, Inc.

Attention: Sean Sullivan

Email: ***

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:  Tristan VanDeventer

Email: ***

and

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention:  Elizabeth A. Gallucci

Email: ***

12.6 Specific Performance; Jurisdiction; Venue.

(a) Each of the parties hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party hereto or thereto, money damages may be inadequate, and the non-breaching party may have no adequate remedy at Law. Accordingly, the parties agree that each such non-breaching party hereto shall have the right to enforce their rights and the other party’s obligations hereunder by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

(b) All Actions arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, each such court to whose jurisdiction and venue the parties unconditionally consent and submit. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such Action in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 12.5 shall be effective service of process for any Action brought against such party in any such court.

12.7 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE MERGER. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12.7.

12.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

12.9 Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

12.10 Interpretation. Unless otherwise specifically indicated, any reference in this Agreement to $ means U.S. dollars. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Any Contract or Law defined or referred to in this Agreement means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such.

12.11 Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each of the other parties.

12.12 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are fulfilled to the fullest extent possible.

12.13 Counterparts. This Agreement may be executed and delivered (including by email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

12.14 Governing Law. This Agreement, and all claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance, consummation or subject matter of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

12.15 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Section 12.

12.16 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of (a) a valid termination pursuant to Article VII of the Merger Agreement, (b) the written consent of the Stockholder, Parent and the Company, (c) a Change of Board Recommendation in accordance with the Merger Agreement or (d) the election of the Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof, without the prior written consent of the Stockholder, that reduces the amount of, changes the form of, imposes conditions or requirements of or otherwise materially adversely affects the consideration payable to the Stockholder pursuant to the Merger Agreement in effect as of the date hereof; provided that the provisions of this Section 12 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MARLEE BUYER, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

EST. 1976 THE DUCKHORN PORTFOLIO P.O. BOX 8016, CARY, NC 27512-9903Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting The Duckhorn Portfolio, Inc. Special Meeting of Stockholders For Stockholders of record as of November 18, 2024 Monday, December 23, 2024 10:00 AM, Pacific Time Special Meeting to be held live via the Internet - please visit www.proxydocs.com/NAPA for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Pacific Time, December 23, 2024. Internet: www.proxypush.com/NAPA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-855-668-4182 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Deirdre Mahlan and Sean Sullivan (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Duckhorn Portfolio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

EST. 1976 THE DUCKHORN PORTFOLIO The Duckhorn Portfolio, Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. A proposal to adopt the Agreement and Plan of Merger, dated October 6, 2024 (the “Merger Agreement”), by and among The Duckhorn Portfolio, Inc. (“Duckhorn”), Marlee Buyer, Inc. (“Parent”), and Marlee Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Duckhorn, with Duckhorn continuing as the surviving corporation and a wholly owned subsidiary of Parent; FOR 2. A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Duckhorn’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement; and FOR 3. A proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/NAPA Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date